UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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☐   Filed by a party other than the Registrant
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Under §240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Simple Mills
Simple Mills
Only purposeful ingredients. Nothing artificial, ever.
New!
POP Mmms
BAKED SNACK CRACKERS
Pizza

12

Nature's Own
Hawaiian
Our Promise.

2026 PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Flowers
FOODS

WE ARE

Flowers FOODS

PARTNERS
We deliver quality foods to our consumers and the best service to our customers.

VISIONARIES
We imagine the delicious, creating the unique food experiences consumers crave.

CREATORS
We put insight into action, driving innovation to continuously improve our operations.

COMMITTED
Our team is the essential ingredient to our success. Doing things the right way – every day.

EVOLVING
Entering a new era of growth, we have a clear strategy to expand the power of our brands and the scope of our capabilities.

FRESH. FORWARD. FLOWERS.

FLOWERS FOODS: A LEADER IN THE U.S. BAKING INDUSTRY

For more than 100 years, the people of Flowers Foods have worked with honesty, integrity, and a true passion for baking. Headquartered in Thomasville, Ga., since the Flowers family opened its first bakery there in 1919, Flowers Foods is one of the largest producers of packaged bakery foods in the United States. Our leading brands include Nature's Own, Dave's Killer Bread, Canyon Bakehouse, Simple Mills, Wonder, and Tastykake. With a legacy that spans more than a century, Flowers is guided by its mission to delight consumers with delicious baked foods and driven to continuously evolve through bold innovation.

44 BAKERIES IN 19 STATES

10,300 EMPLOYEES

$5.3B SALES IN 2025

#2 IN U.S. PACKAGED BAKERY FOODS

LETTER FROM OUR
CHAIRMAN AND CEO

DEAR FELLOW SHAREHOLDERS:
We concluded 2025 on a strong note, achieving results at the high end of our expectations. To continue this momentum, we remain focused on our four strategic priorities — developing our team, focusing on brands, prioritizing margins, and pursuing smart mergers and acquisitions (M&A).

I am extraordinarily grateful to our employees, whose hard work, dedication, and unwavering commitment have been instrumental in driving our results. With their efforts, we are leveraging our leading brands to uncover growth opportunities in an otherwise soft category. And that investment is yielding positive results, enabling strong performance in several subcategories. We also remain vigilant about managing costs and increasing the percentage of sales of higher margin branded retail products.

We closed on our acquisition of Simple Mills in 2025, and we couldn’t be more excited about the addition to our team and product portfolio. As a leading natural snack company, Simple Mills is perfectly positioned to appeal to consumers looking for high quality, delicious, and better-for-you snacks. And Simple Mills intends to meet that growing demand, bringing innovation to extend its product portfolio and expanding distribution. The integration of Simple Mills is progressing well, and the brand continues to resonate with today’s health-conscious consumers.

We anticipate ongoing category headwinds to pressure results in 2026. In response, we are proactively conducting a comprehensive review of our operations aimed at positioning us to reignite top-line growth and expand margins. While the economic landscape remains uncertain, we believe that as consumer confidence rebounds, we will be well-positioned to grow market share and enhance profitability over time. Our dedicated team is committed to executing these initiatives with precision and passion, ensuring that we not only meet the current challenges but also lay a strong foundation for sustainable growth.

2026 ANNUAL MEETING

We are pleased to invite you to attend our virtual annual meeting of shareholders on May 29, 2026, at 11:30 a.m. Eastern Time, at http://www.virtualshareholder
meeting.com/FLO2026. During the annual meeting, in addition to the items of business, our senior management team will respond to questions from shareholders.
Your vote is important to us and to our business, and we will make a $1 charitable donation to Boys & Girls Clubs of America for every shareholder account that votes. We encourage you to vote online or via telephone prior to the annual meeting so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating, and mailing your proxy card or voting instruction form in the envelope provided.
On behalf of our entire organization, thank you for your continued support.
RYALS MCMULLIAN
Chairman and Chief Executive Officer

While the economic
landscape
remains
uncertain, we
believe that as
consumer
confidence
rebounds, we
will be well-
positioned to
grow market
share and
enhance
profitability over
time.”

LETTER FROM OUR
INDEPENDENT PRESIDING DIRECTOR

DEAR FELLOW SHAREHOLDERS:
On behalf of the board of directors, thank you for your investment and confidence in Flowers Foods. It is a privilege to serve as your independent presiding director and to work closely with the chairman and my fellow board members to execute our fiduciary responsibilities to you, our shareholders. Even in a challenging demand environment, our leading brands continue to perform well and sustain their volume position in the fresh packaged bread category.

Although we expect continued macroeconomic and category challenges in 2026, the board of directors is confident that Flowers is taking appropriate actions to maximize performance in the current market, while executing strong long-term performance initiatives to deliver future success.

Long-term board succession planning is governed by ongoing processes with the participation of the nominating/corporate governance committee and full board. As previously announced, after 61 years of distinguished service, George Deese will not stand for re-election and will retire at this year’s annual meeting. On behalf of the board, I extend our deep appreciation to George for his extensive operational, food industry, and M&A expertise — as well as his unwavering commitment to Flowers. Over the course of his tenure, George has made significant contributions to Flowers and has played a meaningful role in advancing the company’s growth. His guidance has supported increased revenue and shareholder value through strategic acquisitions, geographic expansion, and the development and growth of the Nature’s Own brand. He has also helped cultivate Flowers’ strong culture, which is grounded in the values of honesty, integrity, and always doing what is right. Additionally, Ed Casey will not stand for re-election at the annual meeting. We are deeply appreciative of his many contributions to the board over the past five years.

Our executive compensation program aligns our executives’ interests with those of our shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. Our board and the compensation and human capital committee remain committed to our pay-for-performance philosophy.
Our board of directors is dedicated to serving your interests in 2026 and beyond. Thank you for your continued support of Flowers Foods.
THOMAS C. CHUBB, III
Independent Presiding Director

Our board of directors is dedicated to serving your interests in 2026 and beyond. Thank you for your continued support of Flowers Foods.”

Flowers Foods, Inc. 1919 Flowers Circle Thomasville, Georgia 31757
NOTICE OF 2026 ANNUAL MEETING
OF SHAREHOLDERS

DATE AND TIME	LIVE WEBCAST	WHO CAN VOTE
May 29, 2026 11:30 a.m. Eastern Time	www.virtualshareholder meeting.com/FLO2026	Only record holders of issued and outstanding shares of our common stock at the close of business on March 24, 2026, the record date, are entitled to notice of, and to vote at, the annual meeting.
ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	PAGE REFERENCE
1	Election of Nine Director-Nominees to Serve for One-Year Terms	FOR each Director-Nominee	6
2	Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	FOR	29
3	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	FOR	59
4	Approval of the Flowers Foods, Inc. 2026 Equity and Incentive Compensation Plan	FOR	63
The shareholders will also transact any other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

A list of shareholders entitled to vote at the annual meeting will be available at our principal executive offices in Thomasville, Georgia, until the annual meeting, and during the annual meeting on the meeting website.
The proxy statement and the accompanying form of proxy are first being furnished to the shareholders of Flowers Foods, Inc. on or about April 14, 2026, in connection with the solicitation of proxies by the board of directors for use at the annual meeting.

By order of the Board of Directors,
Stephanie B. Tillman Chief Legal Counsel and Corporate Secretary April 14, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING TO BE HELD ON MAY 29, 2026
Flowers Foods, Inc.’s 2026 proxy statement and 2025 annual report are available at
www.proxyvote.com.

FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement and certain other written or oral statements made from time to time by Flowers Foods, Inc. (the “company”, “Flowers Foods”, “Flowers”, “us”, “we”, or “our”) and its representatives that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to current expectations regarding our business and our future financial condition and results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. These forward-looking statements are based upon assumptions we believe are reasonable.
Forward-looking statements are based on current information and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. Certain factors that may cause actual results, performance, liquidity, and achievements to differ materially from those projected are discussed in our Annual Report on Form 10-K for the year ended January 3, 2026 (the “Form 10-K”) and may include, but are not limited to:
•
unexpected changes in any of the following: (i) general economic and business conditions; (ii) the competitive setting in which we operate, including advertising or promotional strategies by us or our competitors, as well as changes in consumer demand; (iii) interest rates and other terms available to us on our borrowings; (iv) supply chain conditions and any related impact on energy and raw materials costs and availability and hedging counter-party risks; (v) relationships with or increased costs related to our employees and third-party service providers; (vi) laws and regulations (including environmental and health-related issues and the impacts of tariffs, including retaliatory tariffs); and (vii) accounting standards or tax rates in the markets in which we operate;

•
the loss or financial instability of any significant customer(s), including as a result of product recalls or safety concerns related to our products;

•
changes in consumer behavior, trends and preferences, including health and whole grain trends and consumer buying habits, the movement toward less expensive store branded products, and the continued reduction of purchases in the fresh packaged bread category;

•
the level of success we achieve in developing and introducing new products and entering new markets;

•
our ability to implement new technology and customer requirements as required;

•
our ability to operate existing, and any new, manufacturing lines according to schedule;

•
our ability to implement and achieve our corporate responsibility goals in accordance with regulatory requirements and the expectations of our stakeholders, suppliers, and customers;

•
our ability to execute our business strategies which may involve, among other things, (i) the ability to realize the intended benefits of completed, planned or contemplated acquisitions, dispositions or joint ventures, such as the acquisition of Simple Mills, (ii) the deployment of new systems (e.g., our enterprise resource planning (“ERP”) system), distribution channels and technology, and (iii) an enhanced organizational structure (e.g., our sales and supply chain reorganization);

•
consolidation within the baking industry and related industries;

•
changes in pricing, customer and consumer reaction to pricing actions (including decreased volumes), and the pricing environment among competitors within the industry;

•
our ability to adjust pricing to offset, or partially offset, inflationary pressure or tariffs (including retaliatory tariffs) on the cost of our products, including ingredient and packaging costs;

•
disruptions in our direct-store-delivery distribution model, including litigation or an adverse ruling by a court or regulatory or governmental body that could affect the independent contractor classifications of the independent distributor partners, and changes to our direct-store-delivery distribution model in California;

•
increasing legal complexity and legal proceedings that we are or may become subject to;

•
labor shortages and turnover or increases in employee and employee-related costs;

•
the credit, business, and legal risks associated with independent distributor partners and customers, which operate in the highly competitive retail food and foodservice industries;

•
any business disruptions due to political instability, pandemics, armed hostilities, incidents of terrorism, natural disasters, labor strikes or work stoppages, technological breakdowns, product contamination, product recalls or safety concerns related to our products, or the responses to or repercussions from any of these or similar events or conditions and our ability to insure against such events;

•
the failure of our information technology systems to perform adequately, including any interruptions, intrusions, cyber-attacks or security breaches of such systems or risks associated with the implementation of the upgrade of our ERP system; and

•
the potential impact of climate change on the company, including physical and transition risks, our availability or restriction of resources, higher regulatory and compliance costs, reputational risks, and our availability of capital on attractive terms.

The foregoing list of important factors does not include all such factors, nor does it necessarily present them in order of importance. In addition, you should consult other disclosures made by the company (such as in our other filings with the Securities and Exchange Commission (“SEC”) or in company press releases) for other factors that may cause actual results to differ materially from those projected by the company. Refer to Part I, Item 1A., Risk Factors, of the Form 10-K and our subsequent filings with the SEC for additional information regarding factors that could affect the company’s results of operations, financial condition and liquidity.
We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law. You are advised, however, to consult any further public disclosures by the company (such as in our filings with the SEC or in company press releases) on related subjects.

1	PROXY SUMMARY
1	2026 Annual Meeting of Shareholders
2	Business Highlights
3	Corporate Governance Highlights
4	Director-Nominees
5	2025 Executive Compensation
6	CORPORATE GOVERNANCE AND BOARD MATTERS
6	PROPOSAL 1 — ELECTION OF NINE DIRECTOR-NOMINEES TO SERVE FOR ONE-YEAR TERMS
6	Vote Required
6	Skills and Experience of Our Director-Nominees
7	Director-Nominee Mix
8	Director-Nominees
13	Director Independence
14	Corporate Governance Overview
15	Board Leadership Structure
16	Director Nomination Process
17	Annual Board and Committee Evaluation Process
17	Risk Management Oversight
17	Corporate Responsibility Oversight
18	Shareholder Engagement
19	The Board and Its Committees
23	Relationships among Certain Directors
23	Attendance at Annual Meetings
24	Communicating with the Board
24	Transactions with Management and Others
25	Insider Trading Policy
25	Director Compensation
29	EXECUTIVE COMPENSATION
29	PROPOSAL 2 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
30	Vote Required
31	Compensation Discussion and Analysis
45	Compensation Committee Interlocks and Insider Participation
45	Compensation Committee Report
46	Compensation Tables
51	Potential Payments Upon Termination or Change of Control
55	Pay Ratio Disclosure
55	Pay Versus Performance
59	AUDIT COMMITTEE MATTERS
59	PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
59	Fiscal 2025 and Fiscal 2024 Audit Firm Fee Summary
60	Vote Required
60	Audit Committee Report
63	EQUITY COMPENSATION PLAN MATTERS
63	PROPOSAL 4 — APPROVAL OF THE FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
63	Overview
63	Why We Believe You Should Vote for this Proposal
65	2026 Plan Highlights
66	Summary of Other Material Terms of the 2026 Plan
72	New Plan Benefits
72	U.S. Federal Income Tax Consequences
73	Registration with the SEC
73	Vote Required
74	Securities Authorized for Issuance Under Equity Compensation Plans
75	SHARE OWNERSHIP
75	Security Ownership of Certain Beneficial Owners and Management
76	Delinquent Section 16(a) Reports
77	ADDITIONAL INFORMATION
77	Questions and Answers about the Annual Meeting and Voting
82	2027 Shareholder Proposals and Director Nominations
82	Delivery of Proxy Materials to Households
A-1	APPENDIX A — NON-GAAP FINANCIAL MEASURES
B-1	APPENDIX B — FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN

PROXY SUMMARY

This summary highlights certain information in this proxy statement. We recommend that you carefully review the entire proxy statement before voting.
2026 Annual Meeting of Shareholders
DATE AND TIME	LIVE WEBCAST	RECORD DATE
Thursday, May 29, 2026 11:30 a.m. Eastern Time	www.virtualshareholder meeting.com/FLO2026	March 24, 2026
VOTING MATTERS AND BOARD RECOMMENDATIONS
ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	PAGE REFERENCE
1	Election of Nine Director-Nominees to Serve for One-Year Terms	FOR each Director-Nominee	6
2	Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	FOR	29
3	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	FOR	59
4	Approval of the Flowers Foods, Inc. 2026 Equity and Incentive Compensation Plan	FOR	63
HOW TO VOTE
We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend the virtual annual meeting.
TELEPHONE	INTERNET	MAIL	AT THE MEETING
Call 24/7 1 (800) 690-6903 Vote up until 11:59 pm ET on May 28, 2026, or up until 11:59 pm ET on May 27, 2026, for shares held in the 401(k) Plan	Before the meeting, go to www.proxyvote.com Vote up until 11:59 pm ET on May 28, 2026, or up until 11:59 pm ET on May 27, 2026, for shares held in the 401(k) Plan	Mark, sign, and date your proxy card or voting instruction form and return it in the enclosed postage-paid envelope	During the meeting, go to www.virtualshareholder meeting.com/FLO2026
Have your proxy card or voting instruction form in hand and reference your individual control number when voting. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. See “Additional Information — How do I Attend the Annual Meeting” in this proxy statement. We encourage you to vote your proxy by Internet, telephone, or mail prior to the meeting, even if you plan to attend the virtual annual meeting. If you are a participant in the 401(k) Plan, you may attend the annual meeting, but you will not be able to vote the shares held in the 401(k) Plan electronically during the annual meeting. You must vote in advance of the annual meeting online, by phone, or by mail.
We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “board of directors” or the “board”) of the company of proxies to be voted at the annual meeting of shareholders to be held on Friday, May 29, 2026 (the “annual meeting”). We began making these proxy materials available to our shareholders on or about April 14, 2026.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	1

PROXY SUMMARY
Business Highlights
OUR STRATEGIC PRIORITIES
DEVELOP OUR TEAM	FOCUS ON BRANDS	PRIORITIZE MARGINS	PURSUE SMART M&A
Invest in our team to drive portfolio optimization through brand growth, innovation, and enhanced capabilities	Pursue targeted innovation and marketing to enhance relevancy and opportunistically grow share	Orient asset base to higher margin products, reducing network complexity and enhancing profitability	Employ a disciplined approach to acquisitions designed to enhance our branded portfolio, improve our margin profile, and broaden our geographic reach
LONG-TERM GOALS
GROW NET SALES ANNUALLY BY	GROW ADJUSTED EBITDA ANNUALLY BY	GROW ADJUSTED EARNINGS PER SHARE ANNUALLY BY
1% to 2%	4% to 6%	7% to 9%
(excluding any future acquisitions)	(excluding any future acquisitions) The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.	(includes potential impact of future acquisitions and share repurchases)
FINANCIAL HIGHLIGHTS FROM THE 53-WEEK FISCAL 2025
NET SALES	DILUTED EARNINGS PER SHARE	ADJUSTED DILUTED EARNINGS PER SHARE*
$5.256B	$0.40	$1.09
NET INCOME	ADJUSTED NET INCOME*	ADJUSTED EBITDA*
$83.8M	$231.6M	$535.2M

*
Adjusted diluted earnings per share, adjusted net income, and adjusted EBITDA differ from the measures reported under U.S. generally accepted accounting principles (“GAAP”). See Appendix A for definitions and reconciliations of non-GAAP financial measures to the nearest financial measures reported under GAAP. Earnings are net income.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	2

PROXY SUMMARY
Corporate Governance Highlights
CORPORATE GOVERNANCE OVERVIEW
INDEPENDENCE	• 8 of 9 director-nominees are independent • Independent presiding director • Fully independent board committees
BOARD ACCOUNTABILITY	• Annual election of directors • Majority voting standard in uncontested elections of directors • Shareholder ability to act by written consent and call special meeting
BOARD EVALUATION AND EFFECTIVENESS	• Annual board and committee self-evaluation • Annual independent director evaluation of the CEO
BOARD REFRESHMENT
•
Balance of new and longer-tenured directors, with tenure of independent director-nominees averaging 6.2 years

•
Added 6 new independent directors since the beginning of 2020

•
Average age of independent director-nominees is 61.4 years

DIRECTOR ENGAGEMENT	• Corporate governance guidelines limit director membership on other public company boards • Shareholder ability to contact directors
DIRECTOR ACCESS
•
Significant interaction with senior management team through regular business reviews and board presentations

•
Directors have access to senior management and other employees

•
Directors have the ability to hire outside experts and consultants as they deem necessary

CLAWBACK AND ANTI-HEDGING POLICIES	• Multiple clawback policies for incentive compensation • Anti-hedging policy for executives and outside directors
SHARE OWNERSHIP
•
Robust stock ownership guidelines for directors and executive officers

•
CEO required to hold shares equivalent to 6x base salary

•
Other executive officers are required to hold shares equivalent to 3x to 1x base salary based on salary grade

•
Non-employee directors required to hold shares equivalent to 6x the annual board retainer

DIRECTOR REFRESHMENT
We have added 6 new directors to our board since 2020.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	3

PROXY SUMMARY
Director-Nominees
				CURRENT STANDING COMMITTEES
NAME AND PRINCIPAL OCCUPATION	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	COMPENSATION AND HUMAN CAPITAL	FINANCE	NOMINATING/ CORPORATE GOVERNANCE
A. Ryals McMullian Chairman and Chief Executive Officer of Flowers Foods, Inc.	56	2019
Thomas C. Chubb, III Chairman, Chief Executive Officer and President of Oxford Industries, Inc.	62	2020
Rhonda O. Gass Vice President and Chief Information Officer of Stanley Black & Decker, Inc.	62	2016
Brigitte H. King Global Chief Digital Officer of Colgate-Palmolive Company	56	2023
Margaret G. Lewis Former President of Hospital Corporation of America’s Capital Division	72	2014
W. Jameson McFadden CEO and Senior Portfolio Manager of Wellington Shields & Co.	44	2021
Joanne D. Smith Former Executive Vice President & Chief People Officer of Delta Air Lines, Inc.	67	2023
Sterling A. Spainhour Executive Vice President and Chief Legal Officer of Southern Company	57	2025
James T. Spear Retired Executive Vice President and Chief Financial Officer of Cadence Health	71	2015
Independent Presiding Director	Committee Chair	Committee Member	Audit Committee Financial Expert
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	4

PROXY SUMMARY
2025 Executive Compensation
SUMMARY OF OUR COMPENSATION PRACTICES
PRACTICES WE HAVE ADOPTED	PRACTICES WE DO NOT ENGAGE IN

Pay evaluated with reference to a reasonable range around the size-adjusted 50th percentile of market data

Long-term incentives that are primarily performance-based for named executive officers (each a “Named Executive”)

Multiple performance measures used in incentive plans

Capped incentive payouts
Clawback policies
Stock ownership guidelines for executives and outside directors and share retention requirements for executives
Moderate change of control severance arrangements

Double-trigger equity vesting upon a change of control
Annual review of tally sheets by the compensation and human capital committee
Incentives that are risk-mitigated through plan design and administration

Compensation and human capital committee comprised solely of independent directors

Independent compensation consultant who reports directly to the compensation and human capital committee

Anti-hedging policy for executives and outside directors

Employment agreements

Dividend equivalents on unearned performance-based restricted stock units
Income tax gross-ups

Excise tax gross-ups on change of control severance
Backdating or repricing of stock options

Pension credited service for years not worked
Significant employee/director perquisites

MIX OF COMPENSATION OPPORTUNITY
The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. The information below should be read in connection with the explanatory information under “Executive Compensation — Compensation Discussion and Analysis — Mix of Compensation Opportunity,” and is qualified in its entirety by reference to such information.
*
Amounts in the pie charts above were determined based on calendar year-end base salary rate, target annual incentive award value annualized based on the target annual incentive percentage opportunity as of calendar year-end, and target long-term incentive award value. The average compensation mix shown for Named Executives other than the chief executive officer excludes D. Anthony Scaglione, since his appointment as chief financial officer occurred two days before the end of the 2025 fiscal year. Certain amounts may not add up to 100% due to rounding.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	5

CORPORATE GOVERNANCE
AND BOARD MATTERS

PROPOSAL 1 — ELECTION OF NINE DIRECTOR-NOMINEES TO SERVE FOR ONE-YEAR TERMS
The following nominees are proposed for election as directors to serve until the 2027 annual meeting of shareholders:
• A. Ryals McMullian • Thomas C. Chubb, III • Rhonda O. Gass	• Brigitte H. King • Margaret G. Lewis • W. Jameson McFadden	• Joanne D. Smith • Sterling A. Spainhour • James T. Spear
Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above, each to hold office for a one-year term expiring at the next annual meeting of shareholders or until their successors have been elected and qualified. Each nominee has agreed to serve, if elected. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, the board of directors has no reason to believe that any nominee will not be able to serve if elected.
Vote Required
Each of the nine nominees for director who receive a majority of the votes cast at the annual meeting will be elected (meaning the number of shares voted “FOR” a director-nominee must exceed the number of shares voted “AGAINST” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “FOR” votes, which is described in our corporate governance guidelines.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-NAMED DIRECTOR-NOMINEES.
Skills and Experience of Our Director-Nominees
The nominating/corporate governance committee works with the board of directors to determine the appropriate mix of skills, qualifications and experience of board members that can be leveraged for the benefit of the company and its shareholders. The board of directors seeks to collectively hold a broad range of professional and educational backgrounds to maintain a board that is strong in its collective knowledge. While the board of directors considers deep and varied experience to be a strength of the board, we consider the following skills and experiences to be particularly valuable to support the oversight and execution of our corporate strategy and fulfill board duties and responsibilities:
• Executive Leadership • Food or Consumer Products Industry • Accounting & Finance • M&A • Public Company Board / Corporate Governance	• Brand Management & Sales • Innovation & Technology • Human Capital Management • Investor Relations
The following matrix summarizes the key skills and experience that our director-nominees bring to the board of directors. This matrix is a high-level summary of particularly notable areas of expertise and does not represent an exhaustive list of skills and experiences of our director-nominees or qualifications considered by the nominating/corporate governance committee.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	6

CORPORATE GOVERNANCE AND BOARD MATTERS
SKILLS AND EXPERIENCE	MCMULLIAN	CHUBB	GASS	KING	LEWIS	MCFADDEN	SMITH	SPAINHOUR	SPEAR
EXECUTIVE LEADERSHIP Experience as a c-suite level executive of a public or large private company or division.
FOOD OR CONSUMER PRODUCTS INDUSTRY Experience in the food or consumer products industry or retail.
ACCOUNTING & FINANCE Experience in accounting, financial reporting, corporate finance and/or capital markets, including individuals that qualify as an SEC “audit committee financial expert.”
M&A Experience sourcing, negotiating and integrating complex strategic transactions, including mergers, acquisitions and divestitures.
PUBLIC COMPANY BOARD/CORPORATE GOVERNANCE Experience as a director of a U.S.-based public company or as a corporate governance advisor.
BRAND MANAGEMENT & SALES Experience in brand management, marketing, e-commerce or sales.
INNOVATION & TECHNOLOGY Experience in product development, innovation, cybersecurity and/or implementing new technologies to drive efficiencies and deliver commercial advantage.

HUMAN CAPITAL MANAGEMENT
Experience in human capital management, including matters such as talent acquisition, development and retention, labor relations, HR processes, and/or employee engagement and inclusion.

INVESTOR RELATIONS
Experience in managing communications between the company and its investors, the financial community, and other stakeholders, aligning company and investor objectives, and understanding/anticipating investor concerns and perspectives.

Director-Nominee Mix
Our director-nominees bring a mix of fresh perspectives and deep understanding of the company and industry to the board of directors, with over half of our director-nominees having a tenure on our board of less than six years. Additionally, eight of our nine director-nominees are independent.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	7

CORPORATE GOVERNANCE AND BOARD MATTERS
Director-Nominees
The board of directors currently consists of 11 directors whose terms expire at the annual meeting. Messrs. Deese and Casey are not standing for re-election at the annual meeting, at which time the size of the board of directors will be reduced from 11 to nine members. The company would like to express its genuine gratitude for Messrs. Deese and Casey’s service to the company and its shareholders.
Based on the recommendation of the nominating/corporate governance committee, the board has nominated nine current directors for election at the annual meeting. Each of the director-nominees was elected by shareholders at the 2025 annual meeting of shareholders, other than Mr. Spainhour who was elected to the board after the meeting. Mr. Spainhour was first recommended to the nominating/corporate governance committee by management. The following biographies provide information on each of our director-nominees, including professional experience, highlights and qualifications, and other public board service.
A. RYALS MCMULLIAN	CHAIRMAN
Chairman and Chief Executive Officer of Flowers Foods, Inc. Age 56 Director since 2019 Board Committees • None
Professional Experience
Flowers Foods, Inc.
•
Chairman and Chief Executive Officer (May 2023 – present)

•
President and Chief Executive Officer (May 2019 – May 2023)

•
Chief Operating Officer (June 2018 – May 2019)

•
Chief Strategy Officer (May 2017 – June 2018)

•
Vice President of M&A and Deputy General Counsel (2015 – 2017)

•
Various legal roles (2003 – 2015)

Other Public Boards
None
Key Qualifications & Skills Executive Leadership Food or Consumer Products Industry M&A Public Company Board/Corporate Governance Brand Management & Sales Investor Relations

Director Highlights & Qualifications
As our chairman and chief executive officer, Mr. McMullian provides the board with strategic and operational leadership experience and critical perspective on the company and industry. Mr. McMullian has extensive M&A experience and led the acquisition of two of the company’s top brands, Dave’s Killer Bread and Canyon Bakehouse. Additionally, Mr. McMullian provides key insights on corporate governance and the legal and regulatory environment in which we operate, gained through his previous roles in the company’s legal department and at Jones Day, a global law firm.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	8

CORPORATE GOVERNANCE AND BOARD MATTERS
THOMAS C. CHUBB, III	INDEPENDENT PRESIDING DIRECTOR

Chairman, Chief Executive Officer and President of Oxford Industries, Inc.
Age 62
Director since 2020
Board Committees
•
Compensation and Human Capital Committee

•
Nominating/Corporate Governance Committee (Chair)

Professional Experience
Oxford Industries, Inc.
•
Chairman, Chief Executive Officer and President (2015 – present)

•
Chief Executive Officer and President(2013 – 2015)

•
President (2009 – 2013)

•
Executive Vice President (2004 – 2009)

•
Vice President, General Counsel, and Secretary (1999 – 2004)

•
Various roles (1988 – 1999)

Other Public Boards
Oxford Industries, Inc. (NYSE) (2012 – present; Chairman since 2015)

Key Experience & Skills
Executive Leadership
Food or Consumer Products Industry
Accounting & Finance
M&A
Public Company Board/Corporate
Governance
Brand Management & Sales
Human Capital Management
Investor Relations

Director Highlights & Qualifications
Our board benefits from Mr. Chubb’s significant public company leadership experience in the consumer products space, including his experience in leading Oxford Industries, Inc. through its transformation from a domestic private label manufacturing company into a leading branded lifestyle apparel company. Mr. Chubb also provides key insights on M&A, corporate governance, sales and brand management, and human capital management from his various roles and more than three decades of service at Oxford Industries.

RHONDA O. GASS	INDEPENDENT DIRECTOR
Vice President and Chief Information Officer of Stanley Black & Decker, Inc. Age 62 Director since 2016 Board Committees • Audit Committee • Finance Committee
Professional Experience
Stanley Black & Decker, Inc.
•
Vice President and Chief Information Officer (2012 – present)

Dell (2001 – 2012)
•
Vice President of Strategy, Technology, and Governance

•
Various positions of increasing scope and responsibility

Other Public Boards
W.P. Carey Inc. (NYSE) (March 2024 – present)
Key Experience & Skills Executive Leadership Food or Consumer Products Industry Public Company Board/Corporate Governance Innovation & Technology

Director Highlights & Qualifications
As the chief information officer for Stanley Black & Decker, Inc., a manufacturer of industrial tools and household hardware, Ms. Gass brings valuable information technology expertise and strong leadership and transformation experience to the board of directors. In her current role, Ms. Gass is responsible for comprehensive and cross-business unit IT strategy, delivery and support, and security infrastructure, and also leads functional transformation activities, focusing on effectiveness and efficiency. Ms. Gass also provides the board with insights on the consumer products industry gained from her time at Stanley Black & Decker.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	9

CORPORATE GOVERNANCE AND BOARD MATTERS
BRIGITTE H. KING	INDEPENDENT DIRECTOR
Chief Digital & Insights Officer of Colgate-Palmolive Company Age 56 Director since 2023 Board Committees • Audit Committee • Finance Committee
Professional Experience
Colgate-Palmolive Company
•
Chief Digital & Insights Officer (June 2025 – present)

•
Chief Digital Officer (May 2020 – June 2025)

PVH Corp.
•
Chief Consumer Officer/EVP Digital Commerce (April 2019 – May 2020)

L’Oreal
•
Chief Consumer Officer (July 2017 – March 2019)

•
Various consumer marketing management roles

Other Public Boards
None
Key Experience & Skills Executive Leadership Food or Consumer Products Industry Brand Management & Sales

Director Highlights & Qualifications
Ms. King brings strong consumer products industry experience to the board of directors from her work across multiple consumer products companies, including Colgate-Palmolive Company, PVH Corp., and L’Oreal. She also provides the board with valuable insights from her senior roles in various areas of brand management, including product insights, innovation, marketing, media, digital and ecommerce.

MARGARET G. LEWIS	INDEPENDENT DIRECTOR

Former President of Hospital Corporation
of America’s Capital Division
Age 72
Director since 2014
Board Committees
•
Compensation and Human Capital Committee (Chair)

•
Nominating/Corporate Governance Committee

Professional Experience
HCA Healthcare (1976 – 2013)
•
President of Capital Division (2004 – 2013)

•
Chief Executive Officer of CJW Medical Center (2001 – 2004)

•
Chief Operating Officer of CJW Medical Center

•
Chief Nursing Officer of Richmond Division

•
Various positions in nursing management and quality management

Other Public Boards
W.P. Carey Inc. (NYSE) (2017 – present; Chair of Nominating & Corporate Governance Committee)
Key Experience & Skills Executive Leadership Public Company Board/Corporate Governance Human Capital Management

Director Highlights & Qualifications
Ms. Lewis brings valuable insights to our board based on her executive leadership experience and her service on other public company boards. Ms. Lewis has extensive experience in executive decision-making and human capital management, gained through various leadership roles at HCA Healthcare.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	10

CORPORATE GOVERNANCE AND BOARD MATTERS
W. JAMESON MCFADDEN	INDEPENDENT DIRECTOR
Chief Executive Officer and Senior Portfolio Manager of Wellington Shields & Co. Age 44 Director since 2021 Board Committees • Audit Committee • Finance Committee
Professional Experience
Wellington Shields & Co.
•
Chief Executive Officer and Senior Portfolio Manager (January 2023 – present)

•
President and Senior Portfolio Manager (January 2017 – December 2022)

•
Research Analyst
(2006 – 2017)

Blue Quail Wines
•
Director of Sales and Marketing (2010 – present)

Other Public Boards
None
Key Experience & Skills Executive Leadership Food or Consumer Products Industry Accounting & Finance Brand Management & Sales

Director Highlights & Qualifications
As chief executive officer of Wellington Shields & Co., a dual-registered broker dealer and investment advisor with over $3 billion in assets under management, Mr. McFadden brings executive experience and financial and capital markets expertise to the board of directors. He also provides valuable insights on sales and brand management in the food and beverage industry based on his experience as head of sales and distribution for Blue Quail wine, a California winery.

JOANNE D. SMITH	INDEPENDENT DIRECTOR

Retired Executive Vice President & Chief People Officer of Delta Air Lines, Inc.
Age 67
Director since 2023
Board Committees
•
Compensation and Human Capital Committee

•
Nominating/Corporate Governance Committee

Professional Experience Delta Air Lines, Inc. • Executive Vice President & Chief People Officer (2014 – 2024) • Various product development and marketing roles Other Public Boards None	Key Experience & Skills Executive Leadership Brand Management & Sales Human Capital Management

Director Highlights & Qualifications
As the former executive vice president and chief people officer of Delta Air Lines, Inc., an international airline company, where she oversaw talent management and development, recruitment, HR service delivery, and HR policies and programs, Ms. Smith brings valuable human capital management experience to the board of directors. Additionally, Ms. Smith provides the board with extensive brand management and sales experience gained through senior level sales and marketing roles throughout her career.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	11

CORPORATE GOVERNANCE AND BOARD MATTERS
STERLING A. SPAINHOUR	INDEPENDENT DIRECTOR
Executive Vice President and Chief Legal Officer of Southern Company Age 57 Director since 2025 Board Committees • Audit Committee • Finance Committee
Professional Experience
Southern Company
•
Executive Vice President and Chief Legal Officer (April 2023 – present)

•
Senior Vice President, General Counsel and Chief Compliance Officer of Georgia Power (July 2020 – April 2023)

•
Senior Vice President and General Counsel of Southern Company Services (December 2016 – June 2020)

Jones Day
•
Partner (2004 – 2016)

•
Associate (1994 – 1999; 2000 – 2003)

CNN
•
Senior Counsel (1999 – 2000)

Other Public Boards
Gray Media Inc. (NYSE) (February 2021 – present)
Key Experience & Skills Executive Leadership M&A Public Company Board/Corporate Governance Investor Relations

Director Highlights & Qualifications
Mr. Spainhour brings significant expertise in M&A, legal matters, and corporate governance to our board of directors, gained from his experience as a partner at the international law firm Jones Day, where he spent over 20 years advising on complex transactions and corporate governance matters, and his senior positions at Southern Company and CNN. As executive vice president and chief legal officer of Southern Company, an American gas and electric utility holding company, Mr. Spainhour also has extensive experience in executive decision-making and investor relations.

JAMES T. SPEAR	INDEPENDENT DIRECTOR
Retired Executive Vice President and Chief Financial Officer of Cadence Health Age 71 Director since 2015 Board Committees • Audit Committee (Chair) • Finance Committee
Professional Experience
Self-Employed Independent Advisor (2012 – 2022)
Cadence Health
•
Executive Vice President & Chief Financial Officer (2006 – 2012)

Keebler Foods Company
•
Vice President Finance (1992 – 2001)

Other Public Boards
None
Key Experience & Skills Executive Leadership Food or Consumer Products Industry Accounting & Finance M&A Investor Relations

Director Highlights & Qualifications
As a former CPA and CMA, Mr. Spear brings critical finance and accounting expertise to the board of directors. Mr. Spear also contributes substantial market facing, capital markets, M&A and food industry experience, gained through service in senior financial roles, including at Keebler Foods and Cadence Health. While at Keebler, Mr. Spear was part of the executive team that led a significant turn-around, completed an IPO, and operated the company until its acquisition by Kellogg. Mr. Spear also provides valuable insights on compliance and risk oversight from his experience as an independent advisor and his service on various private company and non-profit boards.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	12

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence
Pursuant to our corporate governance guidelines, the nominating/corporate governance committee is responsible for conducting an annual evaluation of whether each director qualifies as independent under applicable standards and for presenting its recommendation to the board of directors. Based on this recommendation and any other facts and circumstances the board of directors deems appropriate, the board of directors is responsible for annually affirmatively determining and identifying which directors qualify as independent. During this review, transactions, relationships, and arrangements among each director and director-nominee or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships and those reported in this proxy statement under “Corporate Governance and Board Matters  —  Transactions with Management and Others.” In addition, transactions, relationships, and arrangements among directors or director-nominees or their affiliates and members of senior management and their affiliates are examined.
The purpose of this annual review is to determine whether each director and director-nominee meets the applicable criteria for independence in accordance with the SEC rules and regulations, New York Stock Exchange (“NYSE”) rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and who the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.
The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2026.
Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that each of our directors and director-nominees (other than Mr. McMullian) is independent of the company and its management as required by the SEC rules and regulations, NYSE rules and our corporate governance guidelines. Messrs. Casey, Chubb, Deese, McFadden, Spainhour, and Spear and Mses. Gass, King, Lewis and Smith are independent directors. Mr. McMullian is a non-independent director because he is currently the chief executive officer of the company. In determining the independence of Mr. Deese, the board of directors considered the employment by the company of a member of his family and concluded that Mr. Deese did not have a direct or indirect material interest in such employment relationship. Each director abstained from voting on his or her own independence.
Additional guidelines apply to the members of the compensation and human capital committee and audit committee under the SEC rules and regulations and NYSE rules.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	13

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Overview
We believe that good corporate governance is essential to the effective management of the company for the long-term benefit of our shareholders. We routinely review our corporate governance policies and practices in light of the legal and regulatory environment, the policies and practices of other publicly-held companies, and input from investors, governance advisors, and other stakeholders.
You can access the full text of our corporate governance documents, including our Corporate Governance Guidelines, board committee charters, Stock Ownership Guidelines, and Flowers Foods, Inc. Code of Conduct on our website at www.flowersfoods.com by clicking on the “INVESTORS” tab and selecting “CORPORATE GOVERNANCE.”
GOVERNANCE DOCUMENTS AND POLICIES AVAILABLE ON OUR WEBSITE
• Audit Committee Charter	• Political Contribution and Activity Policy
• Compensation and Human Capital Committee Charter	• Flowers Foods Code of Conduct
• Finance Committee Charter	• Animal Welfare Commitment
• Nominating/Corporate Governance Committee Charter	• Stock Ownership Guidelines
• Corporate Governance Guidelines
YOU CAN ALSO RECEIVE A COPY OF THESE DOCUMENTS BY WRITING TO:
Flowers Foods, Inc. Attention: Legal Department 1919 Flowers Circle Thomasville, Georgia 31757

Some highlights of our corporate governance framework include:
CORPORATE GOVERNANCE HIGHLIGHTS

Eight out of nine director-nominees are independent

Annual election of directors

Majority voting standard in uncontested director elections
Independent presiding director

Independent directors regularly meet in executive session
Fully independent board committees

“Overboarding” limits
Robust stock ownership guidelines for non-employee directors and executive officers

Multiple clawback policies that require or allow for recoupment of incentives in certain situations

Shareholder ability to act by written consent and call a special meeting

Annual shareholder ratification of independent auditors

Board orientation and continuing education program for directors

Annual board and committee self-evaluations

Annual independent director evaluation of the CEO
Anti-hedging policy for executives and outside directors

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	14

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership Structure
The board of director’s current leadership structure consists of a chairman and an independent presiding director.
A. RYALS MCMULLIAN CHAIRMAN	THOMAS C. CHUBB, III INDEPENDENT PRESIDING DIRECTOR
The chairman: Provides overall leadership Presides over meetings of the board Sets strategic priorities for the board Serves as the liaison between the board of directors and management
The independent presiding director:
Presides over executive sessions in which non-independent directors and other members of management do not participate
Serves as the liaison between the chairman and the independent, non-management directors of the company

Approves information sent by the company to directors

Reviews and approves meeting agendas and schedules for the board of directors
Calls meetings of the independent, non-management directors

Is available for consultation and director communication with shareholders

In 2023, the board of directors combined the roles of chairman and chief executive officer and elected Mr. McMullian to the role of chairman, effective immediately following the 2023 annual meeting of shareholders. In making the decision to combine the roles of chairman and chief executive officer, the board considered a variety of factors, including:
•
our business needs and strategic priorities,

•
the composition of the board,

•
the independent committee composition and leadership,

•
the meaningful responsibilities of the independent presiding director, and

•
corporate governance trends in our industry.

The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and its shareholders. The board continues to believe that it is in the best interests of the company and its shareholders for Mr. McMullian to serve as both chairman and chief executive officer. Combining these roles enables Mr. McMullian to leverage his strong leadership and deep understanding of the company and its operations to effectively execute our strategic initiatives and serve as a bridge between the board of directors and management.
Pursuant to our corporate governance guidelines, the board of directors established the role of independent presiding director. In 2023, the board elected Mr. Chubb to serve as independent presiding director, effective immediately following the 2023 annual meeting of shareholders. As independent presiding director, Mr. Chubb has significant authority, including the responsibilities listed above. Additionally, we have four board committees with significant oversight responsibility, each of which are led by, and comprised entirely of, independent directors.

With a supermajority of independent directors, committees comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the independent directors, the board of directors believes its leadership structure best serves the long-term interests of the company and its shareholders by providing an appropriate balance between effective independent oversight and consistent leadership to drive execution of our corporate strategy.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	15

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Nomination Process
The nominating/corporate governance committee is responsible for evaluating the qualifications of director candidates and recommending director-nominees for approval by our board of directors.
IDENTIFYING NEW CANDIDATES
The nominating/corporate governance committee considers director candidates recommended by its members and other directors, as well as management and shareholders. From time to time, the nominating/corporate governance committee may retain a third-party search firm to identify potential director candidates. When engaged, with guidance as to the skills, qualifications, and experience that the nominating/corporate governance committee is seeking, the search firm identifies potential candidates for the nominating/corporate governance committee’s consideration.
A shareholder who wishes to recommend a prospective director-nominee for the nominating/corporate governance committee’s consideration should submit the candidate’s name and qualifications to:
Flowers Foods, Inc. Attention: Chief Legal Counsel 1919 Flowers Circle Thomasville, Georgia 31757

The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of the company’s amended and restated bylaws (the “bylaws”) relating to shareholder nominations. See “Additional Information — 2027 Shareholder Proposals” in this proxy statement. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.
REVIEWING CANDIDATES
The nominating/corporate governance committee does not have specific minimum qualifications that a candidate must meet to be eligible for election to the board. The nominating/corporate governance committee reviews the skills, qualifications and experience of each director-nominee, including incumbent directors. This assessment generally includes a review of the nominee’s judgment, independence, relevant subject matter expertise, integrity, experience with businesses or other organizations of comparable size or industry and any other factors deemed relevant to the current needs of the board of directors, including, among other things, personal and professional experience, viewpoints, or other demographics. The nominating/corporate governance committee will also consider the assessment of any search firm it has retained and the background information such firm provides on any person it recommends for consideration.
The nominating/corporate governance committee will make a preliminary review of a prospective candidate’s background, career experience, and qualifications based on available information to consider whether an individual’s mix of skills, experience, and qualifications would complement the existing board as a whole. If a consensus is reached by the nominating/corporate governance committee that a particular candidate would likely contribute positively to the board’s mix of skills, experiences, and qualifications, the nominating/corporate governance committee will conduct interviews with the candidate and may invite other board members or members of management to interview the candidate to assess the candidate’s overall qualifications. The nominating/corporate governance committee will consider the candidate against the criteria it has adopted in the context of the board’s then current composition and the needs of the board and its committees and make a recommendation to the board as to whether the candidate should be nominated for election. This evaluation procedure is the same for all candidates, including director candidates identified by shareholders.
DIRECTOR RECRUITMENT PROCESS
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	16

CORPORATE GOVERNANCE AND BOARD MATTERS
Annual Board and Committee Evaluation Process
	PERFORMED BY	ANNUAL PROCESS	RESULTS
BOARD EVALUATIONS	All directors
Board Self-Evaluation
Board members complete a board self-evaluation, which:
•
provides for quantitative ratings of board effectiveness and the operation of the board, and

•
seeks subjective feedback on all topics covered and areas of board focus

•
The independent presiding director reviews the results

•
The independent presiding director discusses a summary of the results with the full board, and enhancements are implemented as appropriate

COMMITTEE EVALUATIONS	All members of each committee
Committee Self-Evaluation
Committee members complete committee self-evaluations, which:
•
provide for quantitative ratings of committee effectiveness and the operation of each committee, and

•
seek subjective feedback on all topics covered and opportunities for improvement

•
Each committee chair and the independent presiding director reviews the results

•
Each committee chair discusses a summary of the results with the committee

•
The committee chairs report the results of the committee discussions to the full board

Risk Management Oversight
The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described below and in the audit committee charter, but the full board of directors has retained responsibility for general oversight of risks. Specifically, the board of directors is responsible for overseeing, reviewing and monitoring the company’s key risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The risk oversight responsibility of the board of directors and its committees is enabled by an enterprise risk management (“ERM”) model and process implemented by management that is designed to identify, assess, manage, and mitigate risks.
The board of directors satisfies its oversight responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board of directors directly from management responsible for oversight of particular risks within the company. In addition, each board committee is responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that the board’s leadership structure, discussed in detail above, supports the risk oversight function of the board of directors. Strong independent directors chair the various board committees involved with risk oversight, there is open communication between management and directors regarding material risks, and all directors are actively involved in the risk oversight function.
Corporate Responsibility Oversight
Under our Corporate Responsibility oversight structure, the board of directors retains ultimate oversight of the company’s Corporate Responsibility-related risks and priorities and delegates to the committees oversight of various Corporate Responsibility-related topics, as reflected in the committee charters.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	17

CORPORATE GOVERNANCE AND BOARD MATTERS
BOARD OF DIRECTORS Oversees corporate responsibility-related risks, priorities, and goals
AUDIT COMMITTEE Oversees: • environmental and sustainability initiatives and related disclosures, including risks related to material environmental disclosures and published targets	COMPENSATION AND HUMAN CAPITAL COMMITTEE Oversees: • human capital management activities, policies, targets, objectives, and the disclosure thereof
NOMINATING/CORPORATE GOVERNANCE COMMITTEE
Oversees:
•
activities, programs, and public disclosure related to governance matters;

•
framework and processes for shareholder engagement on corporate responsibility initiatives; and

•
social matters and community engagement unrelated to human capital management

Shareholder Engagement
We believe good corporate governance includes engaging with our shareholders to learn about the issues that matter most to them. Additionally, we strive to help shareholders understand our strategy and have context around our financial results. The board of directors oversees our shareholder engagement strategy, and our investor relations team and senior executives conduct investor outreach throughout the year. Additionally, our independent presiding director participates in meetings with shareholders when appropriate. Our engagement activities provide us with the opportunity to better understand our shareholders’ priorities and perspectives and to seek shareholder insights.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	18

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board and Its Committees
In accordance with the bylaws, the board of directors had previously set the number of directors at 11. Messrs. Deese and Casey are not standing for re-election at the annual meeting and, accordingly, the size of the board of directors will be reduced from 11 to nine members.
The board of directors held seven meetings in fiscal 2025, and no incumbent director attended fewer than 75% of the aggregate of:
•
the total number of meetings of the board of directors held during the period for which he or she has been a director; and

•
the total number of committee meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

The board of directors has established four standing committees: an audit committee, a nominating/corporate governance committee, a compensation and human capital committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com by clicking on the “INVESTORS” tab and selecting “CORPORATE GOVERNANCE.” The following table describes the current committee composition and the number of meetings held during fiscal 2025:
DIRECTOR	INDEPENDENT	AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	FINANCE COMMITTEE	NOMINATING/ CORPORATE GOVERNANCE COMMITTEE
A. Ryals McMullian
Edward J. Casey, Jr.
Thomas C. Chubb, III
George E. Deese
Rhonda O. Gass
Brigitte H. King
Margaret G. Lewis
W. Jameson McFadden
Joanne D. Smith
Sterling A. Spainhour
James T. Spear
# Meetings in 2025		8	6	4	5
Independent Presiding Director	Committee Chair	Committee Member	Audit Committee Financial Expert
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	19

CORPORATE GOVERNANCE AND BOARD MATTERS
AUDIT COMMITTEE

JAMES T. SPEAR, CHAIR	EDWARD J. CASEY, JR.	RHONDA O. GASS	BRIGITTE H. KING	W. JAMESON MCFADDEN	STERLING A. SPAINHOUR

Qualifications
•
The board of directors has determined that all audit committee members are “independent” under the SEC rules and regulations, NYSE rules and our corporate governance guidelines.

•
The board of directors has determined that Mr. Spear is an audit committee financial expert as defined by the SEC.

•
Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Audit Committee Report
See page 60
Charter
The audit committee charter is available on our website at
investors.flowersfoods.com/corporate-governance/governance-documents

Key Responsibilities
Under the terms of its charter, the audit committee assists the board of directors in fulfilling its oversight responsibilities with respect to:
•
the integrity of our financial statements;

•
our compliance with legal and regulatory requirements;

•
the independent registered public accounting firm’s qualifications and independence; and

•
the performance of the company’s internal audit function and the independent registered public accounting firm.

The audit committee’s duties and responsibilities include:
•
overseeing of our financial reporting process on behalf of the board of directors;

•
appointing, retaining, terminating, compensating and overseeing the work of the independent registered public accounting firm employed by the company, and pre-approving all non-audit services to be provided by the independent registered public accounting firm;

•
reviewing and discussing our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•
reviewing the internal audit function’s organization, plans and results and the qualifications, independence, and performance of our independent registered public accounting firm;

•
reviewing with management and our independent registered public accounting firm the adequacy and effectiveness of our internal controls;

•
reviewing with management and our independent registered public accounting firm any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities;

•
discussing guidelines and policies with respect to risk assessment and risk management to assess and oversee the company’s exposure to risk;

•
overseeing the company’s ERM activities, with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts;

•
overseeing the company’s environmental and sustainability initiatives and related disclosures, including risks related to material environmental disclosures and published targets;

•
reviewing and discussing with management the company’s information technology security risk exposures; and

•
overseeing risks related to the duties and responsibilities of the audit committee.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	20

CORPORATE GOVERNANCE AND BOARD MATTERS
COMPENSATION AND HUMAN CAPITAL COMMITTEE

MARGARET G. LEWIS, CHAIR	THOMAS C. CHUBB, III	JOANNE D. SMITH

Qualifications
•
The board of directors has determined that all members of the compensation and human capital committee are “independent” under SEC rules and regulations, NYSE rules and our corporate governance guidelines.

Compensation Committee Report
See page 45
Charter
The compensation and human capital committee charter is available on our website at
investors.flowersfoods.com/corporate-governance/governance-documents

Key Responsibilities
Under the terms of its charter, the compensation and human capital committee is responsible for overseeing the review and determination of executive compensation and the company’s human capital management activities. The compensation and human capital committee’s duties and responsibilities include:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluating our executive officers’ performance in light of these goals and objectives, and setting our executive officers’ compensation levels based on this evaluation and other factors it deems appropriate;

•
making recommendations to the board of directors with respect to executive cash and equity-based incentive compensation plans and all non-qualified incentive plans;

•
administering the company’s equity-based incentive plans and other plans adopted by the board of directors that expressly contemplate administration by the compensation and human capital committee;

•
reviewing and overseeing the administration of any company clawback policies requiring the recoupment of incentive compensation and recommending amendments to any such policies from time to time as appropriate;

•
reviewing and approving employment agreements (if any), severance or retention plans or agreements and any severance or other termination payments proposed with respect to any of our executive officers;

•
overseeing risks related to the duties and responsibilities of the compensation and human capital committee, including reviewing whether the risks associated with our compensation policies and practices are reasonably likely to have a material adverse effect on us;

•
overseeing our human capital management activities, policies, targets, objectives and the disclosure thereof;

•
determining applicable stock ownership guidelines that apply to senior executives and monitoring compliance with such guidelines;

•
reviewing the outcome of each shareholder advisory vote on executive compensation and recommending to the board of directors any action in response thereto; and

•
producing a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

In February 2026, the compensation and human capital committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us.
The compensation and human capital committee may delegate all or a portion of its duties and responsibilities to a subcommittee comprised of at least two compensation and human capital committee members, subject to applicable law and the company’s governing documents. The compensation and human capital committee may authorize one or more officers of the company to designate employees to receive awards under the company’s 2014 Omnibus Equity and Incentive Compensation Plan (Amended and Restated Effective May 25, 2023) (the “Omnibus Plan”) and to determine the size of such awards, subject to the limitations set forth in the Omnibus Plan. For information regarding the role of executive officers and the compensation and human capital committee’s independent compensation consultant in determining or recommending the amount or form of executive compensation, see “Executive Compensation — Compensation Discussion and Analysis.”

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	21

CORPORATE GOVERNANCE AND BOARD MATTERS
FINANCE COMMITTEE

EDWARD J. CASEY, JR., CHAIR	RHONDA O. GASS	BRIGITTE H. KING	W. JAMESON MCFADDEN	STERLING A. SPAINHOUR	JAMES T. SPEAR
Charter The finance committee charter is available on our website at investors.flowersfoods.com/corporate-governance/governance-documents
Key Responsibilities
Under the terms of its charter, the finance committee reviews and makes recommendations with respect to financial matters affecting the company. The finance committee’s duties and responsibilities include:
•
making recommendations to the board of directors with respect to:

•
management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends),

•
the company’s credit facilities,

•
commodities hedging, and

•
liquidity matters;

•
making plan design recommendations to the board of directors with respect to the approval, adoption and any significant amendment of all defined benefit and defined contribution retirement plans;

•
recommending to the board of directors appointments to and having oversight over the Fiduciary Oversight Committee; and

•
overseeing risks related to the duties and responsibilities of the finance committee.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	22

CORPORATE GOVERNANCE AND BOARD MATTERS
NOMINATING/CORPORATE GOVERNANCE COMMITTEE

THOMAS C. CHUBB, III, CHAIR	MARGARET G. LEWIS	JOANNE D. SMITH

Qualifications
•
The board of directors has determined that all members of the nominating/corporate governance committee are “independent” under NYSE rules and our corporate governance guidelines.

Charter
The nominating/corporate governance committee charter is available on our website at
investors.flowersfoods.com/corporate-governance/governance-documents

Key Responsibilities
Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the composition and function of the board of directors, and the development and review of our corporate governance guidelines. The nominating/corporate governance committee’s duties and responsibilities include:
•
identifying and screening individuals qualified to become board members;

•
selecting, or recommending that the board of directors select, the director-nominees for our next annual meeting of shareholders;

•
evaluating incumbent directors;

•
evaluating the composition of the board to assess the skills, qualifications and experience of the board as a whole, as well as the skills, qualifications and experience that the board may find valuable in the future, and reviewing its analysis with the board;

•
developing and recommending corporate governance guidelines applicable to the company;

•
making recommendations to the board of directors regarding the independence of each director or director-nominee;

•
reviewing director compensation;

•
reviewing the company’s stock ownership guidelines applicable to non-employee directors and monitoring compliance with such guidelines;

•
overseeing the evaluation of the board of directors and its committees;

•
overseeing certain corporate responsibility matters, including governance matters, shareholder engagement on corporate responsibility initiatives and social matters and community engagement unrelated to human capital management;

•
engaging in board succession planning and reporting its findings and recommendations, if any, to the board of directors;

•
reviewing and making recommendations to the board of directors regarding the size of the board of directors;

•
developing, overseeing and periodically reviewing an orientation program for new directors and a continuing education program for current directors; and

•
overseeing risks related to the duties and responsibilities of the nominating/corporate governance committee.

Relationships among Certain Directors
None.
Attendance at Annual Meetings
As set forth in our corporate governance guidelines, directors are expected to adequately prepare for and attend all meetings of the board of directors and meetings of the committees on which they serve and to attend the company’s annual meeting of shareholders. All of our directors serving at the time of the annual meeting of shareholders held virtually on May 22, 2025 attended such meeting.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	23

CORPORATE GOVERNANCE AND BOARD MATTERS
Communicating with the Board

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group, the independent presiding director, or any individual director may do so by writing to:

Flowers Foods, Inc. Attention: Chief Legal Counsel 1919 Flowers Circle Thomasville, Georgia 31757
corporatesecretary@flocorp.com

The company welcomes opportunities to engage and receive feedback directly from shareholders and other key stakeholders and believes that such engagement is critical to our effectiveness. Our Investor Relations department is available to respond to investor inquiries and can be reached at:

Flowers Foods, Inc. Attention: Investor Relations Department 1919 Flowers Circle Thomasville, Georgia 31757
(229) 226-9116
https://www.flowersfoods.com/contact/ investor-relations

Communications addressed to the board or to a board member are distributed to the board or to any individual director or directors, as appropriate, depending upon the facts and circumstances outlined in the communication. The chief legal counsel will submit to the board or to any individual director or directors all communications received, excluding only those items that are not related to board duties and responsibilities, such as: junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.
Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the independent presiding director, with the assistance of our chief legal counsel, will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.
Transactions with Management and Others
Chris Mulford, the son-in-law of director George E. Deese, was employed by a company subsidiary throughout fiscal 2025 as a plant manager of a bakery. In fiscal 2025, he was paid an aggregate salary and cash bonus and received vested time-based restricted stock units for total compensation of $295,552. Mr. Mulford is not an executive officer of the company.
Additionally, Robinson Stubley, the son-in-law of R. Steve Kinsey, the company’s former chief financial officer, was employed by the company throughout fiscal 2025 as Associate General Counsel I. In fiscal 2025, he was paid an aggregate salary and cash bonus and received vested time-based restricted stock units for total compensation of $204,819. Mr. Stubley is not an executive officer of the company.
Any transaction between the company and a related party is disclosed to the audit committee and then presented to the full board of directors for evaluation, approval or ratification. The company’s policies with respect to related party transactions, and any other conflicts of interest, are set forth in writing in our code of conduct. Any situation that involves, or may reasonably be expected to involve, a conflict of interest between an executive officer and the company should be disclosed promptly to the chief compliance officer. Any situation that involves, or may reasonably be expected to involve, a conflict of interest between a director and the company should be disclosed promptly to the chairman of the board of directors or, if the possible violation involves the chairman of the board, the independent presiding director. The chief compliance officer, chairman, or independent presiding director, as applicable, will discuss such matters with the audit committee for evaluation and appropriate resolution, which may include the requested resignation of the director or executive officer.
Each of the transactions set forth above were reviewed and approved by the full board of directors in accordance with the company’s policies.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	24

CORPORATE GOVERNANCE AND BOARD MATTERS
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of company securities by directors, officers and employees — and in certain instances, by the company itself — that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.
Director Compensation
Based upon the recommendations of the nominating/corporate governance committee, the board of directors considers and establishes director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.
2025 DIRECTOR COMPENSATION PACKAGE
During 2025, the directors’ compensation package for non-employee directors was based on the following principles:
(1)
a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

(2)
directors should have an equity interest in the company; and

(3)
total compensation should be structured to attract and retain a varied and superior board of directors.

The nominating/corporate governance committee annually reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In 2025, that committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to assist it in its assessment of the competitiveness of director compensation. Based on Meridian’s review and the nominating/corporate governance committee’s consideration of relevant market data and program design, the nominating/corporate governance committee determined that no changes to the director compensation program were necessary for 2025.
CASH AND STOCK COMPENSATION
Given the above principles and market data, the non-employee director compensation package consisted of the following:
COMPENSATION ELEMENT	2025 PROGRAM ($)
Annual Cash Retainer(1)	100,000
Committee Chair Retainers:(1)
• Audit Committee(2)	25,000
• Compensation and Human Capital Committee	20,000
• Nominating/Corporate Governance Committee	15,000
• Finance Committee	15,000
Audit Committee Member Retainer	10,000
Presiding Director Retainer	25,000
Annual Stock Award(3)	155,000

(1)
Cash retainers may be deferred at the director’s option; see “— Additional Compensation Program Details.”

(2)
Includes audit committee member retainer.

(3)
Generally vests on the date of the company’s 2026 annual meeting of shareholders. Shares granted are computed by dividing $155,000 (or a prorated value for directors who only served a portion of the year) by the closing stock price on the grant date and rounding the shares up to the nearest 10 shares. The grant date fair value of the award is determined by multiplying the grant date fair value per share by the gross shares granted. In fiscal 2025, this resulted in a grant date fair value of $103,411 for Mr. Spainhour and $155,117 per award for each of the other non-employee directors.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	25

CORPORATE GOVERNANCE AND BOARD MATTERS
ADDITIONAL COMPENSATION PROGRAM DETAILS
Non-employee directors are eligible to participate in the Omnibus Plan and the Executive Deferred Compensation Plan (the “EDCP”).
The Omnibus Plan provides that a non-employee director may not be granted, in any one calendar year, compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.
Non-employee directors have the option to convert their annual cash board retainer fees into deferred stock equal in value to the cash payments they would otherwise have received. Such deferred stock vests pro rata over a one-year period based on service. Accumulated dividends are paid upon the delivery of the vested stock.
Non-employee directors may alternatively elect to defer all or any portion of their annual retainers and cash committee fees into an interest-bearing account in the EDCP. Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors.
STOCK OWNERSHIP GUIDELINES
In order to align the economic interests of directors with those of shareholders, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least six times the annual board retainer paid to the non-employee directors. In addition, a non-employee chairman of the board of directors is required to hold six times his or her annual board retainer plus his or her additional chair retainer, and an executive chairman of the board of directors is required to hold six times his or her annual base salary. All direct holdings of our common stock, certain indirect holdings, all vested and unvested time-based restricted stock and restricted stock units, and all vested and unvested shares of deferred stock are included for purposes of determining compliance. Non-employee directors have five years to meet the required guidelines. All non-employee directors with at least five years of service were in compliance with the guidelines as of the most recent measurement date (as defined in the guidelines).
OTHER ARRANGEMENTS
We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board of directors’ meetings and in connection with the performance of their services for the company. Individuals in their service as directors do not receive any additional retirement benefits. Any retirement benefits received are due to legacy participation in benefit programs when they were employees of the company.
FISCAL 2025 DIRECTOR COMPENSATION TABLE
The following table details compensation to non-employee members of the board of directors for the 2025 fiscal year. Our chief executive officer, Mr. McMullian, served as chairman of the board of directors during the 2025 fiscal year but did not receive any additional compensation for such service.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	26

CORPORATE GOVERNANCE AND BOARD MATTERS
NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3) ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Edward J. Casey, Jr.	114,583	155,117	—	—	269,700
Thomas C. Chubb, III	140,000	155,117	—	—	295,117
George E. Deese	100,000	155,117	—	—	255,117
Rhonda O. Gass	110,000	155,117	6,967	—	272,084
Brigitte H. King	110,000	155,117	2,566	—	267,683
Margaret G. Lewis	120,000	155,117	5,912	—	281,029
W. Jameson McFadden	110,000	155,117	—	—	265,117
Joanne D. Smith	104,167	155,117	217	—	259,501
Sterling A. Spainhour(4)	27,500	103,411	—	—	130,911
James T. Spear	125,000	155,117	—	—	280,117
Melvin T. Stith, Ph.D.(5)	100,000	155,117	—	10,000	265,117
C. Martin Wood III(6)	52,083	—	—	—	52,083

(1)
Directors have the option under the Omnibus Plan to convert their annual board of directors’ retainer fees into deferred stock equal in value to the cash payments these directors would have otherwise received. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In 2025, Ms. Gass elected to defer 100% of her committee chair retainer fees and 50% of her annual board of directors retainer fees into the EDCP, Ms. Smith elected to defer 100% of her audit committee member retainer fees into the EDCP, and Ms. King elected to defer 100% of her audit committee member retainer fees and 100% of her annual board of directors retainer fees into the EDCP. In fiscal 2025, under the Omnibus Plan, Ms. Gass and Ms. Smith elected to convert 50% and 100%, respectively, of their annual board of directors retainer fees to deferred stock equal in value to the cash payments they would have received. Ms. Gass and Ms. Smith received 2,433 shares and 4,866 shares, respectively, as a result of these deferral elections. Such deferred stock vests pro rata over one year from the date of grant and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for in accordance with the provisions of Financial Accounting Standards Board (FASB) ASC Topic 718 (ASC 718).

(2)
The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director under the Omnibus Plan in fiscal 2025 (excluding deferred stock received in connection with the deferral of annual retainer fees disclosed in footnote 1). Shares at the grant date are computed by dividing $155,000 (or a prorated value for directors who only served a portion of the year) by the closing stock price on the grant date and rounding the shares up to the nearest 10 shares. The value of the award reported in the table is determined by multiplying the grant date fair value per share by the number of deferred shares granted. In fiscal 2025, this resulted in a grant date fair value of $103,411 for Mr. Spainhour and $155,117 per award for each of the other non-employee directors. Such deferred stock awards generally vest on the date of the company’s 2026 annual meeting of shareholders. Dr. Stith’s unvested deferred stock vested on a pro-rata basis and his vested deferred stock was distributed to him in connection with his retirement. The number of shares of deferred stock outstanding (vested and non-vested) and held by each non-employee director as of January 3, 2026 (including deferred stock received in connection with the deferral of annual retainer fees) are as follows:

NAME	DEFERRED STOCK (#)
Edward J. Casey, Jr.	9,350
Thomas C. Chubb, III	9,350
George E. Deese	9,350
Rhonda O. Gass	52,516
Brigitte H. King	16,848
Margaret G. Lewis	9,350
W. Jameson McFadden	9,350
Joanne D. Smith	26,824
Sterling A. Spainhour	7,900
James T. Spear	40,736
Melvin T. Stith, Ph.D.	—
C. Martin Wood III	—

(3)
The company transferred all benefit obligations under the pension plan to a highly rated insurance company on March 4, 2020 in the form of a group annuity contract which began paying benefits on May 1, 2020, and there were therefore no changes in pension value during fiscal 2025 for any of our non-employee directors. The amounts reported in this column represent the portion of earnings under the EDCP that are “above market” for purposes of the applicable disclosure rules.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	27

CORPORATE GOVERNANCE AND BOARD MATTERS
(4)
On September 26, 2025, the board of directors elected Mr. Spainhour as a director, effective October 1, 2025.

(5)
Dr. Stith retired from the board of directors, effective December 31, 2025. In connection with his retirement, in fiscal 2025, the company made a charitable donation of $10,000 to the Drs. Melvin and Patricia Stith Endowment at Norfolk State University. In addition, in fiscal 2025, Dr. Stith’s spouse accompanied him on certain business-related flights, but his spouse’s presence on the flights did not result in any incremental cost to the company.

(6)
Mr. Wood retired from the board of directors, effective May 22, 2025.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	28

EXECUTIVE COMPENSATION

PROPOSAL 2 — APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.
At our 2025 annual meeting of shareholders, more than 96% of the shares voted were cast in support of the company’s named executive officer compensation.
As described in the Compensation Discussion and Analysis section of this proxy statement, the compensation and human capital committee evaluates both performance and compensation to help the company maintain its ability to attract and retain the most qualified executives while motivating high company performance.
Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section of this proxy statement, include:
EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

pay opportunities that are:

•
appropriate to the size of the company when compared to peer companies; and

•
heavily performance-based using multiple internal and stock-based performance measures;

disclosure of the financial performance drivers used in our incentives, in numeric terms;

a long-term incentives program:

•
that is primarily performance-based and aligned with shareholder interests through links to stock performance and measurement of our ROIC performance versus our cost of capital; and

•
with payout potentials that are capped at conservative levels;

multiple clawback policies that require or allow for recoupment of incentives in certain situations, including a compensation recoupment policy adopted in 2023 that complies with new requirements of NYSE and the SEC;

double-trigger equity vesting upon a change of control;

no backdating or repricing of stock options;

stock ownership guidelines for executives and directors;
no significant perquisites; and

no employment agreements.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:
“RESOLVED, that the shareholders approve the compensation of the company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”
Because this vote is advisory, it will not be binding on the compensation and human capital committee, the board of directors or the company. However, the compensation and human capital committee and the board of directors value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	29

EXECUTIVE COMPENSATION
We currently hold a say-on-pay vote on an annual basis, and our next say-on-pay vote is expected to occur at our 2027 annual meeting of shareholders. We expect to hold the next vote on the frequency of such say-on-pay vote at our 2029 annual meeting of shareholders.
Vote Required
Proposal 2 requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	30

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2025 NAMED EXECUTIVE OFFICERS

A. RYALS MCMULLIAN	D. ANTHONY SCAGLIONE	HEETH VARNEDOE IV	TERRY S. THOMAS	STEPHANIE B. TILLMAN	R. STEVE KINSEY
Chairman and Chief Executive Officer	Chief Financial Officer	President and Chief Operating Officer	Chief Growth Officer	Chief Legal Counsel	Former Chief Financial Officer
YEARS WITH THE COMPANY
23	<1	24	2	30	36
2025 IN BRIEF
FINANCIAL HIGHLIGHTS FROM THE 53-WEEK FISCAL 2025
NET SALES	DILUTED EARNINGS PER SHARE	ADJUSTED DILUTED EARNINGS PER SHARE*
$5.256B	$0.40	$1.09
NET INCOME	ADJUSTED NET INCOME*	ADJUSTED EBITDA*
$83.8M	$231.6M	$535.2M

*
Adjusted diluted earnings per share, adjusted net income, and adjusted EBITDA differ from the measures reported under GAAP. See Appendix A for definitions and reconciliations of non-GAAP financial measures to the nearest financial measures reported under GAAP. Earnings are net income.

KEY EXECUTIVE OFFICER CHANGES
After 36 years with the company, Mr. Kinsey retired as chief financial officer, effective December 31, 2025. Following his retirement, Mr. Kinsey continued to provide services to the company as a consultant through February 28, 2026. The company would like to express its genuine gratitude for Mr. Kinsey’s years of exemplary service.
Effective January 1, 2026, Mr. Scaglione joined the company as its chief financial officer. Prior to his appointment as chief financial officer, Mr. Scaglione served as a consultant to the company from October 20, 2025 through December 31, 2025.
Additionally, as previously announced, the company and Mr. Thomas agreed that Mr. Thomas will depart from the company and his role will be dissolved, effective as of April 24, 2026. The company appreciates Mr. Thomas’ contributions to Flowers and wishes him continued success.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	31

EXECUTIVE COMPENSATION
KEY ELEMENTS OF 2025 NAMED EXECUTIVE OFFICER COMPENSATION
The following table sets forth the key elements of our 2025 Named Executive compensation programs:
		WHAT WE PAY	WHY WE PAY IT	KEY FEATURES
FIXED	Short- Term	BASE SALARY	• Attract and retain talent; • Reward experience and expertise, functional progression, career development, skills and competencies	• Established after consideration of external competitive market base salaries and the internal relationships of these positions
AT RISK / VARIABLE		ANNUAL CASH INCENTIVE AWARDS	• Motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation	• Only earned if we meet certain performance goals
	Long- Term	LONG-TERM STOCK-BASED INCENTIVE COMPENSATION	• Align significant portion of Named Executive compensation with the long-term success of the company and the enhancement of shareholder value
•
Equity-based awards generally allocated between time-based restricted stock units (“RSUs”) (30%) and performance-based restricted stock units (“Performance Shares”) (70%) divided as follows: 50% ROIC-based Performance Shares and 50% TSR-based Performance Shares

OTHER		EMPLOYEE BENEFITS	• Attract and retain talent
•
Customary retirement and health and welfare benefits to all of our salaried employees, including our Named Executives

•
Nonqualified deferred compensation plan to help attract and retain qualified executives

•
Limited reasonable perquisites

CONSIDERATION OF 2025 SAY-ON-PAY VOTE

We currently hold our say on pay vote every year. At our 2025 annual meeting of shareholders, more than 96% of the shares voted were cast in support of our named executive officer compensation. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions during the remainder of fiscal 2025. Shareholders will have an opportunity to cast an advisory vote on the frequency of future say on pay votes at least every 6 years. The next required advisory vote on the frequency of future say on pay votes is expected to occur no later than the company’s annual meeting of shareholders in 2029.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	32

EXECUTIVE COMPENSATION
SUMMARY OF OUR COMPENSATION PRACTICES
PRACTICES WE HAVE ADOPTED	PRACTICES WE DO NOT ENGAGE IN

Pay evaluated with reference to a reasonable range around the size-adjusted 50th percentile of market data

Long-term incentives that are primarily performance-based for Named Executives

Multiple performance measures used in incentive plans

Capped incentive payouts

Clawback policies
Stock ownership guidelines for executives and outside directors and share retention requirements for executives
Moderate change of control severance arrangements

Double-trigger equity vesting upon a change of control

Annual review of tally sheets by the compensation and human capital committee

Incentives that are risk-mitigated through plan design and administration

Compensation and human capital committee comprised solely of independent directors

Independent compensation consultant who reports directly to the compensation and human capital committee

Anti-hedging policy for executives and outside directors

Employment agreements

Dividend equivalents on unearned Performance Shares
Income tax gross-ups

Excise tax gross-ups on change of control severance
Backdating or repricing of stock options

Pension credited service for years not worked
Significant employee/director perquisites

OBJECTIVES OF EXECUTIVE COMPENSATION
OUR COMPENSATION PROGRAM IS DESIGNED TO:

ATTRACT, RETAIN, AND MOTIVATE QUALIFIED EXECUTIVES	PROVIDE MARKET-COMPETITIVE PAY OPPORTUNITIES	REWARD EXECUTIVES FOR ACHIEVEMENT OF LONG-TERM AND STRATEGIC GOALS AND PERFORMANCE	ALIGN EXECUTIVES’ INTERESTS WITH THOSE OF OUR SHAREHOLDERS	FOSTER SENSE OF OWNERSHIP	DISCOURAGE UNNECESSARY RISK-TAKING
The compensation and human capital committee evaluates both performance and compensation to help ensure that:
(i)
the company maintains its ability to attract, retain, and motivate the most qualified executives;

(ii)
each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies; and

(iii)
each of the company’s primary objectives (as shown in the graphic above) with respect to compensation is being fulfilled.

To meet those goals, our executive compensation program has historically included three primary components:
•
base salary;

•
annual cash incentive awards; and

•
long-term incentives, through stock-based compensation.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	33

EXECUTIVE COMPENSATION
Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change of Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change of control of the company. In 2025, we also provided certain limited perquisites to our Named Executives.
Each element of our executive compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.
MIX OF COMPENSATION OPPORTUNITY
The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and emphasize performance-based compensation. Salary, target non-equity incentive compensation, and target equity compensation expressed as a percentage of primary compensation elements for the Named Executives for the fiscal year ended January 3, 2026 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by individual role and responsibilities, in addition to Relevant Market Data (as defined below) for each element of pay.
*
Amounts in the pie charts above were determined based on calendar year-end base salary rate, target annual incentive award value annualized based on the target annual incentive percentage opportunity as of calendar year-end, and target long-term incentive award value. The average compensation mix shown for Named Executives other than the chief executive officer excludes Mr. Scaglione, since his appointment as chief financial officer occurred two days before the end of the 2025 fiscal year. Certain amounts may not add up to 100% due to rounding.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	34

EXECUTIVE COMPENSATION
HOW COMPENSATION DECISIONS ARE MADE
ROLE OF THE COMPENSATION AND HUMAN CAPITAL COMMITTEE
The compensation and human capital committee, which is comprised solely of independent directors, determines the compensation for each of our executives (including Named Executives) and oversees the review and determination of our executive compensation program. Each year, it reviews and performs a comprehensive assessment and analysis of the executive compensation program, including the elements of each Named Executive’s compensation, with input from the compensation and human capital committee’s independent compensation consultant. As part of the compensation review, a “tally sheet” for each Named Executive (and the other executive officers) is provided with the details of the Named Executive’s total compensation elements, stock ownership, benefits information, outstanding equity award values and obligations under various termination scenarios. The compensation and human capital committee believes that tally sheets are a useful tool in evaluating total compensation in relation to competitive market pay and internal pay equity.
The compensation and human capital committee annually conducts an independence assessment of its compensation consultant, consistent with NYSE listing standards and SEC rules and regulations. As a result of its most recent assessment, the compensation and human capital committee determined that the work of the compensation consultant did not raise any conflicts of interest.
ROLE OF EXECUTIVE OFFICERS
The compensation and human capital committee, which is comprised solely of independent directors, has responsibility for overseeing the review and determination of executive compensation.
The chief executive officer, with the assistance of the chief human resources officer, consults with and advises the compensation and human capital committee with respect to the company’s compensation philosophy and makes recommendations regarding the compensation of other executive officers including the Named Executives, but not regarding his own compensation. All recommendations of the chief executive officer to the compensation and human capital committee regarding the compensation of other executive officers are independently evaluated by the committee.
The chief financial officer, or his designee, assists the compensation and human capital committee in understanding the key drivers of company performance, particularly those measures used in our annual cash incentive and long-term incentive programs and also provides the compensation and human capital committee with regular updates on company performance as it relates to certain performance measures used in our annual cash incentive and long-term incentive programs.
ROLE OF INDEPENDENT COMPENSATION CONSULTANT
For fiscal 2025, the compensation and human capital committee engaged Meridian as its independent compensation consultant. At the compensation and human capital committee’s request, Meridian annually:
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evaluates the competitiveness of the base salaries, annual cash incentives, and long-term incentives awarded to the Named Executives,

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provides competitive market data on new compensation arrangements (which, for 2025, included the offer provided to Mr. Scaglione for the role of chief financial officer),

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regularly updates the committee on regulatory, legislative and other trends related to executive compensation, and

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evaluates the continued appropriateness of existing arrangements.

Meridian attended compensation and human capital committee meetings at the committee’s request and was available to provide guidance to the compensation and human capital committee on compensation questions and issues as they arose.
MARKET COMPENSATION ANALYSIS
Because there are not many food companies similar in size to Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay data to evaluate base salary, target annual cash incentive and long-term incentive opportunity based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry (the “Relevant Market Sector”) survey data when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company (the “Relevant Market Data”). When establishing pay levels for fiscal 2025, data was collected from the Willis Towers Watson Executive Compensation Database using both general industry data (from 700+ companies, the identities of which were not material to the analysis) and data from the Agriculture, Food and Beverages industry cut comprised of the following companies:
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EXECUTIVE COMPENSATION
WILLIS TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — AGRICULTURE, FOOD AND BEVERAGES COMPANIES
American Sugar Refining	High Liner Foods	PepsiCo
Beam Suntory	Hormel Foods	RiceTec
Bimbo	Ingredion	Rich Products
Brown-Forman	J.M. Smucker	Sazerac Company
Bush Brothers & Company	Kellanova	Schreiber Foods
Campbell Soup	KENT Corporation	Sensient Technologies
CHS	Kerry Group	Smithfield Foods
Coca-Cola	Kraft Heinz	Sunrise Foods International
Community Coffee	Lamb Weston	T. Marzetti Company
Compass Group, North America Division	Maple Leaf Foods	Tirlan
ConAgra Brands	McCain Foods	Treehouse Foods
Corteva Agriscience	McCormick	Trident Seafoods
Dairy Farmers of America	MedVet	Tyson Foods
Duckhorn Wine Company	Molson Coors Beverage Company	Unilever United States
Ferrara Candy Company	Mondelez	Ventura Foods
General Mills	Nestle USA	Wayne-Sanderson Farms
Glanbia Group Services	Niagara Bottling	Wells Enterprises
Hershey	NVA — National Veterinary Associates	WK Kellogg Company
The Relevant Market Data obtained from the companies above was used to evaluate target pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect appropriate scope of revenue responsibility. Pay opportunities are generally established with reference to the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target annual cash incentive and long-term incentive opportunity). Individual positioning relative to Relevant Market Data may vary based on tenure, years of experience in role, individual and company performance, future potential, or other factors. This approach sets executive pay opportunities at levels we believe are competitive and help attract, retain and motivate the most qualified executives.
The compensation and human capital committee concluded that the proposed 2025 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with a pay-for-performance philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align interests with those of the company’s shareholders.
CHIEF FINANCIAL OFFICER TRANSITION AND COMPENSATION
Mr. Kinsey served as chief financial officer through his retirement, effective December 31, 2025. In order to support the transition of the chief financial officer role, the company entered into a consulting agreement with Mr. Kinsey, pursuant to which he provided consulting services at a rate of $50,000 per month from January 1, 2026 through February 28, 2026.
Prior to Mr. Scaglione’s appointment as chief financial officer, he was party to a consulting agreement with the company from October 20, 2025 through December 31, 2025, pursuant to which he provided consulting services at a rate of $375 per hour. The company entered into this agreement with Mr. Scaglione prior to his appointment in order to support his planned transition into the role of chief financial officer.
In connection with his appointment as chief financial officer, the compensation and human capital committee determined that Mr. Scaglione should receive a base salary at an annual rate of $785,000, an annual cash incentive opportunity targeted at 100% of his base salary, and an annual long-term incentive award opportunity (commencing in fiscal 2026) targeted at 210% of his base salary. In addition, the compensation and human capital committee approved the following sign-on compensation for Mr. Scaglione: (1) a special equity-based award of time-based restricted stock units with a targeted grant date value of $1,400,000 (which were granted on January 1, 2026 and will generally vest in four equal annual installments beginning on January 5, 2027) and (2) a cash payment of $50,000 that was paid to Mr. Scaglione on January 8, 2026 (which cash payment will be required to be repaid to the company if Mr. Scaglione voluntarily terminates his employment with the company for any reason prior to the first anniversary of his first day of employment). Mr. Scaglione is expected to relocate to a location near the company’s offices in Thomasville, Georgia in connection with this new role no later than August 31, 2026 and will receive relocation benefits in connection with such relocation consistent with the company’s relocation policies (and subject to pro-rata repayment in the event of his voluntary termination or termination by the company for cause within 24 months of his start date). Prior to his relocation, Mr. Scaglione will be expected to regularly work out of the company’s offices in Thomasville, Georgia, and the company will reimburse him for his reasonable expenses associated with travel for such purpose.
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EXECUTIVE COMPENSATION
CASH COMPENSATION
BASE SALARY

Base salary represents the fixed and recurring part of each Named Executive’s annual compensation. Its objective is to reward:
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experience and expertise,

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functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held),

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career development,

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skills, and

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competencies.

It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.
We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to the Relevant Market Data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.
Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through comparative analysis of the Relevant Market Data and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.
Individual salaries for Named Executives reporting directly to the chief executive officer are subject to approval by the compensation and human capital committee after consideration of the recommendations he submits. The chief executive officer’s salary is subject to review and approval by the compensation and human capital committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation and human capital committee and the board of directors.
The following table shows the base salary rates for the Named Executives as of the end of each of fiscal 2024 and fiscal 2025. The base salaries for each of our Named Executives (other than Mr. Scaglione, who was appointed in fiscal 2025) were increased by 3% in 2025 as reflected in the table below. These base salary increases became effective on March 30, 2025.
NAMED EXECUTIVE	END OF FISCAL 2024 SALARY RATE ($)	END OF FISCAL 2025 SALARY RATE ($)	PERCENT CHANGE
A. Ryals McMullian, Chairman and Chief Executive Officer	1,000,000	1,030,000	3%
D. Anthony Scaglione, Chief Financial Officer(1)	—	785,000	—%
Heeth Varnedoe IV, President and Chief Operating Officer	700,000	721,000	3%
Terry S. Thomas, Chief Growth Officer	650,000	669,500	3%
Stephanie B. Tillman, Chief Legal Counsel	560,000	577,000	3%
R. Steve Kinsey, Former Chief Financial Officer	700,000	721,000	3%

(1)
Mr. Scaglione was appointed in fiscal 2025, as described above.

ANNUAL EXECUTIVE CASH INCENTIVE AWARDS

For 2025, the annual cash incentive awards were granted to Named Executives under the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan (Amended and Restated Effective May 25, 2023) (the “Omnibus Plan”). The awards were designed to provide an incentive to achieve critical annual goals that lead to our long-term success. We choose to provide annual cash incentive award opportunities in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation.

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EXECUTIVE COMPENSATION
Under the 2025 program (like the approach taken in 2024), payout of annual incentives was based on achievement against certain adjusted EBITDA and net revenue goals (weighted 70% and 30%, respectively), with the ability to make positive or negative adjustments of up to 20% based on an individual performance factor.
For 2025, the compensation and human capital committee established target annual cash incentive levels under the Omnibus Plan, which are expressed as a percentage of each Named Executive’s base salary (the “Target Annual Incentive Percentage”). Target Annual Incentive Percentages for each Named Executive for fiscal 2025 were as follows and, for Named Executives who served in such roles in 2024, were unchanged from 2024 levels based on percentage of base salary:
NAMED EXECUTIVE	TARGET ANNUAL INCENTIVE PERCENTAGE (AS A % OF BASE SALARY)
A. Ryals McMullian, Chairman and Chief Executive Officer	125%
D. Anthony Scaglione, Chief Financial Officer	100%(1)
Heeth Varnedoe IV, President and Chief Operating Officer	80%
Terry S. Thomas, Chief Growth Officer	70%
Stephanie B. Tillman, Chief Legal Counsel	70%
R. Steve Kinsey, Former Chief Financial Officer	80%

(1)
Mr. Scaglione was eligible to receive a prorated annual incentive award for fiscal 2025 based on the number of days he served as Chief Financial Officer in such fiscal year.

The applicable AIP Adjusted EBITDA and AIP Net Revenue performance goals, the actual achievement with respect to such goals and the final annual cash incentive award payout percentage are illustrated in the following table. As used herein, “AIP Adjusted EBITDA” means Adjusted EBITDA as defined in Appendix A, further adjusted to exclude the performance of Simple Mills, and “AIP Net Revenue” means net sales, adjusted to exclude the performance of Simple Mills. As a result, the AIP Adjusted EBITDA and AIP Net Revenue results for 2025 reported below for annual incentive plan purposes differ from the adjusted EBITDA and net sales results disclosed in our earnings release, which include Simple Mills’ performance. The company set an AIP Adjusted EBITDA goal of $563.2 million and an AIP Net Revenue goal of $5.267 billion for 2025 (which goals are, in each case, higher than both the target and actual result achieved for fiscal 2024). The threshold, target and maximum goals shown in the table below reflect the percentage achievement of such applicable AIP Adjusted EBITDA and AIP Net Revenue goals for 2025. For 2025, the company achieved AIP Adjusted EBITDA of $503.3 million versus the target of $563.2 million and AIP Net Revenue of $5.043 billion versus the target of $5.267 billion.
PERFORMANCE MEASURE	WEIGHTING	THRESHOLD (30% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	PAYOUT PERCENTAGE	WEIGHTED PAYOUT PERCENTAGE
AIP Adjusted EBITDA	70%	85%	100%	115%	50.3%	35.2%
AIP Net Revenue	30%	90%	100%	110%	70.2%	21.1%
Final Payout Percentage						56.3%
The applicable payout percentage for each performance measure would have been 0% if the threshold performance was not achieved. In addition, the company has discretion to increase or decrease annual cash incentive award payouts, as compared to the formulaic result determined in accordance with the process described above, by up to 20% based on individual performance. The compensation and human capital committee did not consider individual performance for purposes of determining annual cash incentive award payouts for 2025; therefore, there were no adjustments based on the individual performance factor made in 2025.
The company does not pay annual cash incentive awards under the Omnibus Plan to any Named Executive until such time as (1) the compensation and human capital committee has certified the applicable payout percentages for both the AIP Adjusted EBITDA and AIP Net Revenue goals and (2) the annual report on Form 10-K for the applicable fiscal year has been filed with the SEC. Actual annual cash incentive amounts earned by each Named Executive for 2025 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
LONG-TERM INCENTIVE COMPENSATION

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to grant a long-term incentive compensation opportunity because it aligns Named Executives’ interests with those of shareholders and helps to retain a stable management team.

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EXECUTIVE COMPENSATION
EQUITY AND PERFORMANCE COMPENSATION AWARDS
In keeping with the compensation and human capital committee’s pay-for-performance philosophy, stock-based incentives comprise our entire long-term incentive (“LTI”) program and a significant portion of total compensation opportunity for Named Executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, by generally rewarding performance over the long term. The 2025 awards under the Omnibus Plan contain elements designed to focus the Named Executives’ attention on one of the company’s primary goals — the long-term success of the company, and ultimately, the enhancement of shareholder value. Individual long-term incentive grants are reviewed annually and approved by the compensation and human capital committee with reference to the Relevant Market Data and the other factors described above in the section titled “How Compensation Decisions Are Made.”
The determination of 2025 LTI target award levels for the Named Executives was based on the Relevant Market Data and the other factors described above in the section titled “How Compensation Decisions Are Made,” and the target dollar values of the grants are set forth below.
NAMED EXECUTIVE	TOTAL TARGET DOLLAR VALUE OF LTI GRANT — 2025 ($)
A. Ryals McMullian, Chairman and Chief Executive Officer	5,749,997
D. Anthony Scaglione, Chief Financial Officer	—(1)
Heeth Varnedoe IV, President and Chief Operating Officer	1,295,000
Terry S. Thomas, Chief Growth Officer	1,105,000
Stephanie B. Tillman, Chief Legal Counsel	952,000
R. Steve Kinsey, Former Chief Financial Officer	1,295,000

(1)
Mr. Scaglione was not eligible to receive a regular LTI award for fiscal 2025.

PERFORMANCE SHARES
Similar to our 2024 grants, the compensation and human capital committee allocated 70% of the equity-based awards for 2025 as Performance Shares, equally divided between two types of Performance Shares, as described below. The use of Performance Shares is intended to encourage Named Executives to focus on capital investments that produce returns in excess of the company’s weighted average cost of capital (“WACC”), based on the quarterly book value of the company’s debt obligations and equity capital, respectively, as adjusted to account for costs and market volatility in the manner set forth in the company’s 2025 Form of Performance Share Agreement, and to enhance the company’s total shareholder return (“TSR”) relative to food industry peers.
The actual number of each type of Performance Shares granted (at the target level) is set forth below:
NAMED EXECUTIVE	TARGET NUMBER OF PERFORMANCE SHARES GRANTED
	ROIC-BASED PERFORMANCE SHARES (#)	TSR-BASED PERFORMANCE SHARES (#)
A. Ryals McMullian	91,560	91,560
D. Anthony Scaglione	—	—
Heeth Varnedoe IV	20,620	20,620
Terry S. Thomas	17,600	17,600
Stephanie B. Tillman	15,160	15,160
R. Steve Kinsey	20,620	20,620
The 2025 Performance Shares agreement (the “Performance Shares Agreement”) provides the terms and conditions under which the Performance Shares will vest. The vesting of the 2025 awards occurs more than three years from December 29, 2024 (after the filing of our Annual Report on Form 10-K for the 2027 fiscal year and in any event no later than March 15, 2028) to the extent that the vesting conditions described below are satisfied. The performance will be measured from December 29, 2024 to January 1, 2028 (the “ROIC Performance Period”) for ROIC-based Performance Shares and from January 1, 2025 to December 31, 2027 for TSR-based Performance Shares (the “TSR Performance Period”).
ROIC-Based Performance Shares.   The Performance Shares Agreement provides that, as to 50% of the shares underlying each executive’s Performance Share award (the “ROIC-Based Award”), vesting will occur in the manner set forth below, if the company’s ROIC exceeds its WACC by the following levels during the ROIC Performance Period:
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EXECUTIVE COMPENSATION
ROIC MINUS WACC	PAYMENT PERCENTAGE (% OF TARGET)
Less than 150 basis points	0%
150 basis points	50%
300 basis points	100%
450 basis points or above	150%
For performance between the levels described above, the degree of vesting is interpolated on a linear basis.
ROIC is based on the following formula:
THE TIME-WEIGHTED QUARTERLY AVERAGE DURING THE ROIC PERFORMANCE PERIOD OF THE SUM OF NET INCOME AND AFTER-TAX INTEREST EXPENSE	THE SUM OF THE TIME-WEIGHTED TWO-POINT AVERAGE QUARTERLY BOOK VALUE OF THE COMPANY’S DEBT AND THE TIME-WEIGHTED TWO-POINT AVERAGE QUARTERLY BOOK VALUE OF THE COMPANY’S EQUITY CAPITAL	ROIC
GAAP amounts used in the calculation of ROIC will be adjusted for items that in the compensation and human capital committee’s judgment affect comparability during the ROIC Performance Period and/or between the numerator and denominator.
TSR-Based Performance Shares.   The Performance Shares Agreement provides that, as to the remaining 50% of the shares underlying each Named Executive’s Performance Share award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by company TSR over the TSR Performance Period, as compared to the TSR of the companies in a specified peer group (the “TSR Peer Group”).
TSR is based on the following formula:
(STOCK PRICE CHANGE	DIVIDENDS)	BEGINNING STOCK PRICE	TSR
For 2025, the TSR Peer Group consisted of the following 15 companies:
2025 TSR PEER GROUP*
B&G Foods, Inc.	The Hershey Company	The Marzetti Company (f/k/a Lancaster Colony Corporation)
Campbell Soup Company	Hormel Foods Corporation	McCormick & Company, Incorporated
Conagra Brands, Inc.	J&J Snack Foods Corp.	Mondelez International, Inc.
General Mills, Inc.	The J.M. Smucker Company	Post Holdings, Inc.
The Hain Celestial Group, Inc.	The Kraft Heinz Company	Treehouse Foods, Inc.

*
The 2025 TSR Peer Group is the same as the 2024 TSR Peer Group, except that Kellanova has been removed because it was acquired.

The Performance Shares Agreement provides that the TSR for peer group members will be adjusted in certain instances, including in the event a peer group company files for bankruptcy during the TSR Performance Period or a peer group company is acquired or subsumed by merger during the TSR Performance Period, in each case as described in the Performance Shares Agreement.
Hypothetical payouts based on the TSR for the company and each member of the TSR Peer Group are calculated at the end of each of the final four quarters of the TSR Performance Period using the performance/payout schedule below:
PERCENTILE OF COMPANY TSR VS. PEER GROUP TSR	PAYMENT PERCENTAGE (% OF TARGET)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%
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EXECUTIVE COMPENSATION
For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis. The hypothetical payout percentages for each of the final four quarters of the TSR performance period calculated in accordance with the above are then averaged to determine the actual payout percentage. As a result, the overall threshold payout percentage for the TSR-Based Award is 12.5%.
Vesting Upon Death, Disability, Retirement or Change of Control.   For the 2025 Performance Share grants, if the grantee’s employment terminates as a result of such grantee’s death or disability, the Performance Shares generally vest at the target level immediately. If the grantee retires at or after age 55 (provided that the sum of the grantee’s age plus years of service is equal to or greater than 65 and the retirement otherwise meets the requirements set forth in the agreement), on the normal vesting date the grantee will vest in the Performance Shares to the same extent as if the grantee had remained in continuous employment, except that the amounts will be prorated based upon the retirement date. Similar to all equity awards granted under the Omnibus Plan, for the 2025 Performance Share grants, “double-trigger” vesting applies if a change of control occurs. In addition to change of control, double-trigger vesting requires either that an award fail to be assumed by a successor employer or that the executive’s employment be terminated under specific circumstances within a specified period of time following the change of control before accelerated vesting can occur.
Dividends.   Dividends accrue on the Performance Shares and are paid in cash to the executive on the vesting date on all Performance Shares that vest.
Timing of Grants.   Performance Shares were granted on December 29, 2024, the first day of our 2025 fiscal year, to all Named Executives. It is expected that this approximate timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances (such as in connection with a new hire or appointment), we typically do not grant equity awards to the Named Executives at other dates. The compensation and human capital committee does not take material nonpublic information into account when determining the timing and terms of Performance Shares, and the company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of such awards.
2023 Awards.   In fiscal 2023, the company granted certain Named Executives Performance Shares, with 50% of the award vesting based on ROIC during the performance period beginning on January 1, 2023 and ending on January 3, 2026, and 50% of the award vesting based on TSR during the performance period beginning on January 1, 2023 and ending on December 31, 2025. Messrs. Thomas and Scaglione did not receive awards of Performance Shares in fiscal 2023, because they were not serving as executive officers at the time of such grants. As previously disclosed, the 2023 Performance Share awards were also subject to ROIC minus WACC and relative TSR performance goals. The TSR payout opportunities and goals were substantially similar to those described above for the 2025 grants, except that the peer group consisted of the companies disclosed in the 2023 proxy statement with respect to the 2023 performance share awards. The ROIC-based Performance Share awards granted in 2023 are subject to the goals set forth in the table below:
ROIC MINUS WACC	PAYMENT PERCENTAGE (% OF TARGET)
Less than 175 basis points	0%
175 basis points	50%
375 basis points	100%
475 basis points or above	125%
The ROIC-based Performance Shares granted to the Named Executives in fiscal 2023 vested in early fiscal 2026 at 125% of target as a result of company ROIC during the three-fiscal year performance period exceeding company WACC by 478 basis points.
The TSR-based Performance Shares granted to the Named Executives in fiscal 2023 vested at 13.25% of target as a result of the company’s TSR from January 1, 2023, through each of the last four quarters in calendar year 2025, placing it in the 13th percentile, in the 31st percentile, in the 13th percentile, and in the 7th percentile for the respective quarters of the companies in the applicable TSR peer group.
TIME-BASED RESTRICTED STOCK UNITS
For our 2025 LTI grants, the compensation and human capital committee allocated 30% of the equity-based awards as RSUs. The use of RSUs is intended to better align our long-term incentive program to market practice and aid in the attraction and retention of talent.
The RSUs generally vest in substantially equal installments on January 5, 2026, January 5, 2027 and January 5, 2028, subject to continued employment through each vesting date. The actual number of RSUs granted to each Named Executive is set forth below:
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EXECUTIVE COMPENSATION
NAMED EXECUTIVE	NUMBER OF RSUS GRANTED
A. Ryals McMullian	78,480
D. Anthony Scaglione	—
Heeth Varnedoe IV	17,680
Terry S. Thomas	15,080
Stephanie B. Tillman	12,990
R. Steve Kinsey	17,680
Vesting Upon Death, Disability, Retirement or Change of Control.   For the 2025 RSU grants, if the grantee dies or becomes disabled, the RSUs generally vest in full immediately. If the grantee retires at or after age 55 (provided that the sum of the grantee’s age plus years of service is equal to or greater than 65 and the retirement otherwise meets the requirements set forth in the agreement), and at least one year following the grant date, the RSUs generally vest in full. Similar to other equity awards granted under the Omnibus Plan, for the 2025 RSU grants, “double-trigger” vesting applies if a change of control occurs. In addition to a change of control, double-trigger vesting requires either that an award fail to be assumed by a successor employer or that the executive’s employment be terminated under specific circumstances within a specified period of time following the change of control before accelerated vesting can occur.
Dividends.   Dividends accrue on the RSUs and are paid in cash to the executive on the date that the corresponding shares underlying the vested RSUs are paid out.
Timing of Grants.   RSUs were granted on December 29, 2024, the first day of fiscal year 2025, to all Named Executives. It is expected that this approximate timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances (such as in connection with a new hire or appointment), we typically do not grant equity awards to the Named Executives at other dates. The compensation and human capital committee does not take material nonpublic information into account when determining the timing and terms of RSU awards, and the company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of such awards.
OTHER LONG-TERM INCENTIVE AWARDS
On January 1, 2026, in connection with his commencement of employment as chief financial officer, Mr. Scaglione was granted a special equity-based award of 128,680 RSUs. These RSUs will generally vest in four equal annual installments beginning on January 5, 2027 and are otherwise subject to substantially the same terms as those applicable to the regular annual RSU grants for fiscal 2025 as described above.
2026 LONG-TERM INCENTIVE PROGRAM CHANGES
Based on a review by Meridian of the company’s equity grant practices compared to market norms, as well as management’s desire for certain changes to better align with the overall business strategy and ability to attract and retain talent, the compensation and human capital committee approved a change to the 2026 long-term incentive program for our executive officers (as compared to the 2025 program) to update the equity award mix for executive officers (other than the chief executive officer) to be 40% RSUs and 60% Performance Shares (equally divided between ROIC and TSR Performance Shares), rather than 30% RSUs and 70% Performance Shares as in prior years. The chief executive officer’s equity award mix remains 30% RSUs and 70% Performance Shares.
EXECUTIVE PERQUISITES
We provide limited perquisites to our executive officers, including executive physicals and financial planning. We also have fractional ownership agreements in place with NetJets pursuant to which the Company has use of and interest in certain aircraft that is used primarily for business travel by our executive officers, with occasional personal use.
RECOUPMENT (“CLAWBACK”) PROVISIONS
In light of new rules promulgated by NYSE and SEC requirements, the board of directors adopted an executive compensation recoupment policy effective as of November 16, 2023, which complies with the required standards (the “NYSE Clawback Policy”). The NYSE Clawback Policy provides for the prompt recovery (or clawback) of certain excess incentive-based compensation received during an applicable three-year recovery period by current or former executive officers in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Triggering events include accounting restatements to correct an error in previously issued financial statements that is material to such previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Excess incentive-based compensation for these purposes generally means the amount of incentive-based compensation received (on or after October 2, 2023) by such executive officer that exceeds the amount of incentive-based compensation that would have been received by such executive officer had it been determined based
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EXECUTIVE COMPENSATION
on the restated amounts, without regard to any taxes paid. Incentive-based compensation potentially subject to recovery under the NYSE Clawback Policy is in general limited to any compensation granted, earned or vested based wholly or in part on the attainment of one or more financial reporting measures.
In general, we may utilize a broad range of recoupment methods under the NYSE Clawback Policy. The NYSE Clawback Policy does not condition clawback on the fault of the executive officer, and clawback thereunder is generally mandatory, except in limited circumstances where the compensation and human capital committee has made a determination that recovery would be impracticable and:
•
we have already attempted to recover such amounts but the direct expenses paid to a third party in an effort to enforce the NYSE Clawback Policy would exceed the amount to be recovered,

•
the recovery of amounts would violate applicable home country law, or

•
the recovery would cause the non-compliance of a tax-qualified retirement plan under the Internal Revenue Code and applicable regulations.

Operation of the NYSE Clawback Policy is subject to a brief phase-in process during the first few years after its effectiveness. We may not indemnify any such executive officer against the loss of such recovered compensation.
Since November 15, 2019, the company has maintained a separate clawback policy (the “Supplemental Clawback Policy”), which applies to incentive-based compensation, including cash-based and equity-based compensation. Effective as of November 16, 2023, the board amended and restated the Supplemental Clawback Policy (the “A&R Supplemental Clawback Policy”). The A&R Supplemental Clawback Policy continues to apply to the Named Executives, but reaches certain compensation that may not be addressed by the NYSE Clawback Policy. Specifically, it gives the compensation and human capital committee the discretion to seek recoupment of incentive-based compensation if (1) the grantee has engaged in certain detrimental activity, or (2) if the receipt of such compensation was based on an error in calculation or inaccurate data. It also gives the compensation and human capital committee discretion to seek recoupment of incentive-based compensation that was received prior to October 2, 2023 (in other words, prior to the applicability of the NYSE Clawback Policy) in the event of a required accounting restatement.
ANTI-HEDGING POLICY
The company’s insider trading policy prohibits short-term, speculative trading practices and hedging by executive officers, including any Named Executives, and directors.
RETIREMENT & OTHER POST-EMPLOYMENT BENEFITS

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Omnibus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

The company provides a defined contribution benefit to executives through the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the “401(k) Plan”) and the EDCP.
EXECUTIVE DEFERRED COMPENSATION PLAN
The EDCP provides additional deferred compensation opportunities to certain members of management. In particular, the EDCP allows these members of management to defer the receipt of a percentage of their salary and annual cash incentive award. The EDCP is not a tax-qualified plan.
The participants’ deferrals are credited to a bookkeeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid.
Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. In general, interest is considered above-market for Summary Compensation Table reporting purposes if earned at a rate that exceeds 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Interest credited to the EDCP on behalf of the Named Executives amounted to $455,842 for fiscal 2025.
Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon a specific date or termination of employment.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	43

EXECUTIVE COMPENSATION
Distributions from the EDCP are made from the company’s general assets. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question.
The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.
CHANGE OF CONTROL SEVERANCE
We maintain a change of control severance arrangement with our executives, including the Named Executives, as set forth in the Flowers Foods, Inc. Change of Control Plan (the “Change of Control Plan”). On November 13, 2025, the compensation and human capital committee approved an amendment and restatement of the Change of Control Plan, which is discussed in further detail in the section entitled “Potential Payments Upon Termination or Change of Control” below.
Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change of control, and post-employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). The Change of Control Plan rewards executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to make such payments to obtain the business objectives mentioned. The Change of Control Plan provides double-trigger severance at amounts that we believe are market-appropriate, has no excise tax gross-up provisions and is consistent with current corporate governance norms (see section entitled “Potential Payments Upon Termination or Change of Control” in this proxy statement for additional details regarding such plan, including as amended and restated). In 2015, the compensation and human capital committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and target annual cash incentive.
The company does not have existing contractual severance arrangements with our executives outside of the context of a change of control, but we do have a general practice of paying severance in the event of a termination “without cause.” Mr. Thomas’ expected departure on April 24, 2026 constitutes a termination “without cause” under the company’s general severance practices. In connection with such departure, Mr. Thomas is expected to receive severance compensation and benefits as described in the section entitled “Potential Payments Upon Termination or Change of Control.”
EXECUTIVE STOCK OWNERSHIP GUIDELINES
Based on the view of the compensation and human capital committee that the ownership of an equity interest in the company by executives, including Named Executives, is a component of good corporate governance and aligns executive and shareholder interests, stock ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. All direct holdings of our common stock, certain indirect holdings, all vested and unvested time-based restricted stock and restricted stock units and all vested and unvested shares of deferred stock are included for purposes of determining compliance. However, stock options (whether or not vested) and Performance Shares not yet paid out are not included for the purpose of determining satisfaction of the guidelines. The guidelines for the Named Executives are set forth in the table below.
Executives subject to the guidelines must hold at least 75% of all net shares received through vesting and distribution of Performance Shares or restricted stock until the applicable guidelines are achieved.
Progress toward the guidelines is reviewed annually by the compensation and human capital committee, and the committee has discretion to waive one or more requirements set forth in the guidelines. Each of the Named Executives is currently in compliance with the guidelines or on track to meet them.
NAMED EXECUTIVE	STOCK OWNERSHIP GUIDELINE
Chairman and Chief Executive Officer	6 times base salary
Chief Financial Officer	3 times base salary
President and Chief Operating Officer	3 times base salary
Chief Growth Officer	3 times base salary
Chief Legal Counsel	3 times base salary
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	44

EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
During 2025, Ms. Lewis, Mr. Casey, Mr. Chubb, Ms. Smith, and Dr. Stith and served on the compensation and human capital committee. No member of the compensation and human capital committee was, during 2025, an officer or employee of the company, was formerly an officer of the company, or had any relationship requiring disclosure by the company as a related party transaction under Item 404 of Regulation S-K. During 2025, none of the company’s executive officers served on the board of directors or the compensation committee of any other entity, any officers of which served either on the company’s board of directors or compensation and human capital committee.
Compensation Committee Report
The compensation and human capital committee is responsible for evaluating and approving the company’s compensation plans, policies and programs. The compensation and human capital committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026, filed with the SEC and included in the proxy statement for the 2026 annual meeting of shareholders.
THE COMPENSATION AND HUMAN CAPITAL COMMITTEE OF THE BOARD OF DIRECTORS:
Margaret G. Lewis, Chair
Thomas C. Chubb, III
Joanne D. Smith
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	45

EXECUTIVE COMPENSATION
Compensation Tables
FISCAL 2025 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation for the fiscal years ended January 3, 2026, December 28, 2024, and December 30, 2023 (as applicable) of the Named Executives, which consist of the chief executive officer, each individual who served as the chief financial officer, and each of the three other most highly compensated executive officers of Flowers Foods who were serving as executive officers at the end of the 2025 fiscal year. For an explanation regarding the amount of salary and annual incentive awards in proportion to total compensation of the Named Executives, see the section above titled “Executive Compensation — Compensation Discussion and Analysis — Mix of Compensation Opportunity.”
NAME AND PRINCIPAL POSITION	YEAR	SALARY(2) ($)	BONUS ($)	STOCK AWARDS(3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(5) ($)	ALL OTHER COMPENSATION(6) ($)	TOTAL ($)
A. Ryals McMullian Chairman and Chief Executive Officer	2025	1,041,730	—	5,735,842	733,524	55,811	209,791	7,776,698
	2024	987,884	—	5,492,059	1,193,915	50,135	220,540	7,944,533
	2023	954,289	—	4,452,212	674,469	53,133	258,937	6,393,039
D. Anthony Scaglione(1) Chief Financial Officer	2025	57,704	—	1,400,038	3,400	—	—	1,461,142
Heeth Varnedoe IV President and Chief Operating Officer	2025	729,212	—	1,291,872	328,619	3,945	66,008	2,419,656
	2024	700,000	—	1,295,093	540,960	1,738	67,050	2,604,841
	2023	560,219	—	925,184	255,901	1,105	42,222	1,784,631
Terry S. Thomas Chief Growth Officer	2025	677,125	—	1,102,448	267,003	516	62,965	2,110,057
	2024	650,000	350,000	1,105,056	439,530	6	59,511	2,604,103
	2023	202,500	350,000	2,558,856	85,033	—	80,917	3,277,306
Stephanie B. Tillman Chief Legal Counsel	2025	583,369	—	949,621	230,033	5,650	70,963	1,839,636
	2024	542,648	—	952,316	367,777	4,921	53,385	1,921,047
	2023	483,421	—	842,378	191,536	4,555	52,055	1,573,945
R. Steve Kinsey Former Chief Financial Officer	2025	734,051	—	1,291,872	326,121	29,479	79,833	2,461,356
	2024	700,000	—	1,295,093	540,960	29,011	94,283	2,659,347
	2023	665,025	—	1,179,827	301,132	30,764	108,309	2,285,058

(1)
No information is provided with respect to the 2023 or 2024 fiscal year for Mr. Scaglione because he was not a Named Executive prior to the 2025 fiscal year.

(2)
Amounts reported in the “Salary” column represent the salary earned for each Named Executive and, for each of Mr. Scaglione and Mr. Kinsey in fiscal 2025, includes consulting fees. Named Executives may elect to defer amounts into the 401(k) Plan (up to the U.S. Internal Revenue Service (“IRS”) limits) and into the EDCP. Amounts of salary deferred during fiscal 2025 were as follows:

NAME	SALARY DEFERRALS INTO 401(K) PLAN ($)	SALARY DEFERRALS TO EDCP ($)	TOTAL ($)
A. Ryals McMullian	31,000	410,261	441,261
D. Anthony Scaglione	—	—	—
Heeth Varnedoe IV	21,041	127,017	148,058
Terry S. Thomas	31,000	8,791	39,791
Stephanie B. Tillman	31,000	36,524	67,524
R. Steve Kinsey	31,000	58,337	89,337

(3)
Represents the grant date fair value of Performance Shares and RSUs. Grant date fair value of awards (reported in the “Stock Awards” column) is determined in accordance with ASC 718, and for Performance Shares, is based on the probable outcome of the performance goals as of the grant date. Assuming the highest levels of performance conditions are achieved, the aggregate value at the grant date of the ROIC-based and TSR-based Performance Shares granted in 2025 would be as follows:

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	46

EXECUTIVE COMPENSATION
Mr. McMullian, $7,321,596; Mr. Varnedoe, $1,648,878; Mr. Thomas, $1,407,384; Ms. Tillman, $1,212,269; and Mr. Kinsey, $1,648,878. Mr. Scaglione was not granted any Performance Shares in 2025. See Note 2 and Note 19 to the company’s consolidated financial statements in our Annual Report on Form 10-K for fiscal year ended January 3, 2026, for a description of the assumptions made in the valuation of stock awards under ASC 718.
(4)
Non-equity incentive plan compensation includes all performance-based cash awards under the Omnibus Plan earned by the Named Executives during the fiscal year.

(5)
Amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2025 represent only the portion of earnings under the EDCP that is “above-market” for purposes of the applicable disclosure rules.

(6)
Amounts reported in the “All Other Compensation” column for 2025 are reported in the table below.

NAME	EMPLOYER CONTRIBUTIONS TO SECTION 401(K) PLAN ($)	EMPLOYER CONTRIBUTIONS TO EDCP ($)	PERQUISITES AND PERSONAL BENEFITS(1) ($)	TOTAL ($)
A. Ryals McMullian	21,000	155,355	33,436	209,791
D. Anthony Scaglione	—	—	—	—
Heeth Varnedoe IV	17,320	48,688	—	66,008
Terry S. Thomas	21,000	41,965	—	62,965
Stephanie B. Tillman	21,000	35,974	13,989	70,963
R. Steve Kinsey	21,000	58,833	—	79,833

(1)
Amounts for Mr. McMullian and Ms. Tillman include financial planning and executive physicals. Amount for Mr. McMullian also includes travel insurance and the incremental cost to the company of the use of the company aircraft for a personal flight including Mr. McMullian’s spouse and two guests. Mr. McMullian’s spouse and two guests also accompanied other company executives on the company aircraft for a business-related flight, but the individuals’ presence on the flight did not result in any incremental cost to the company. Amount for Ms. Tillman also includes a spousal physical and the cost for Ms. Tillman’s spouse to travel to and attend a conference.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	47

EXECUTIVE COMPENSATION
FISCAL 2025 GRANTS OF PLAN-BASED AWARDS
The following table details grants made during the fiscal year ended January 3, 2026, pursuant to incentive plans in place at Flowers Foods as of that date:
NAME AND GRANTS	APPROVAL DATE	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(2) ($)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
A. RYALS MCMULLIAN
Non-Equity Incentive Plan Award			390,865	1,302,884	2,605,768
ROIC-Based Performance Shares	11/13/2024	12/29/2024				45,780	91,560	137,340		1,874,233
TSR-Based Performance Shares	11/13/2024	12/29/2024				11,445	91,560	183,120		2,255,123
Time-Based Restricted Stock Units	11/13/2024	12/29/2024							78,480	1,606,486
D. ANTHONY SCAGLIONE
Non-Equity Incentive Plan Award			1,812	6,038	12,077
Special Time-Based Restricted Stock Units	11/13/2024	1/1/2026							128,680	1,400,038
HEETH VARNEDOE IV
Non-Equity Incentive Plan Award			175,108	583,692	1,167,385
ROIC-Based Performance Shares	11/13/2024	12/29/2024				10,310	20,620	30,930		422,091
TSR-Based Performance Shares	11/13/2024	12/29/2024				2,578	20,620	41,240		507,871
Time-Based Restricted Stock Units	11/13/2024	12/29/2024							17,680	361,910
TERRY S. THOMAS
Non-Equity Incentive Plan Award			142,275	474,250	948,500
ROIC-Based Performance Shares	11/13/2024	12/29/2024				8,800	17,600	26,400		360,272
TSR-Based Performance Shares	11/13/2024	12/29/2024				2,200	17,600	35,200		433,488
Time-Based Restricted Stock Units	11/13/2024	12/29/2024							15,080	308,688
STEPHANIE B. TILLMAN
Non-Equity Incentive Plan Award			122,575	408,585	817,170
ROIC-Based Performance Shares	11/13/2024	12/29/2024				7,580	15,160	22,740		310,325
TSR-Based Performance Shares	11/13/2024	12/29/2024				1,895	15,160	30,320		373,391
Time-Based Restricted Stock Units	11/13/2024	12/29/2024							12,990	265,905
R. STEVE KINSEY
Non-Equity Incentive Plan Award			173,777	579,255	1,158,511
ROIC-Based Performance Shares	11/13/2024	12/29/2024				10,310	20,620	30,931		422,091
TSR-Based Performance Shares	11/13/2024	12/29/2024				2,578	20,620	41,240		507,871
Time-Based Restricted Stock Units	11/13/2024	12/29/2024							17,680	361,910

(1)
Annual cash incentive awards are earned based on the achievement of a specified AIP Adjusted EBITDA goal and a specified AIP Net Revenue goal. The Threshold amount is 30% and presents the lowest possible payout assuming the minimum level of achievement. Should the performance not meet the minimum level of achievement, the payout would be zero.

(2)
Grant date fair value of Performance Shares and RSUs compiled in accordance with ASC 718 and, for Performance Shares, based on the probable outcome of the performance goals as of the grant date.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	48

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
The following table details all equity awards granted and outstanding as of January 3, 2026, the company’s most recent fiscal year end:
	STOCK AWARDS
NAME AND GRANTS	GRANT DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)
A. RYALS MCMULLIAN
ROIC-Based Performance Shares(1)	12/29/2024	—	—	137,340	1,481,899
TSR-Based Performance Shares(1)	12/29/2024	—	—	11,445	123,492
Restricted Stock Units(2)	12/29/2024	78,480	846,799	—	—
ROIC-Based Performance Shares(3)	12/31/2023	—	—	121,380	1,309,690
TSR-Based Performance Shares(3)	12/31/2023	—	—	10,115	109,141
Restricted Stock Units(4)	12/31/2023	46,472	501,433	—	—
ROIC-Based Performance Shares(5)	1/1/2023	—	—	89,387	964,486
TSR-Based Performance Shares(5)	1/1/2023	—	—	9,475	102,236
D. ANTHONY SCAGLIONE
Special Restricted Stock Units(6)	1/1/2026	128,680	1,388,457	—	—
HEETH VARNEDOE IV
ROIC-Based Performance Shares(1)	12/29/2024	—	—	30,930	333,735
TSR-Based Performance Shares(1)	12/29/2024	—	—	2,578	27,817
Restricted Stock Units(2)	12/29/2024	17,680	190,767	—	—
ROIC-Based Performance Shares(3)	12/31/2023	—	—	28,620	308,810
TSR-Based Performance Shares(3)	12/31/2023	—	—	2,385	25,734
Restricted Stock Units(4)	12/31/2023	10,962	118,280	—	—
ROIC-Based Performance Shares(5)	1/1/2023	—	—	18,575	200,424
TSR-Based Performance Shares(5)	1/1/2023	—	—	1,968	21,235
TERRY S. THOMAS
ROIC-Based Performance Shares(1)	12/29/2024	—	—	26,400	284,856
TSR-Based Performance Shares(1)	12/29/2024	—	—	2,200	23,738
Restricted Stock Units(2)	12/29/2024	15,080	162,713	—	—
ROIC-Based Performance Shares(3)	12/31/2023	—	—	24,420	263,492
TSR-Based Performance Shares(3)	12/31/2023	—	—	2,035	21,958
Restricted Stock Units(4)	12/31/2023	9,354	100,930	—	—
ROIC-Based Performance Shares(5)	9/1/2023	—	—	31,300	337,727
TSR-Based Performance Shares(5)	9/1/2023	—	—	3,317	35,790
STEPHANIE B. TILLMAN
ROIC-Based Performance Shares(1)	12/29/2024	—	—	22,740	245,365
TSR-Based Performance Shares(1)	12/29/2024	—	—	1,895	20,447
Restricted Stock Units(2)	12/29/2024	12,990	140,162	—	—
ROIC-Based Performance Shares(3)	12/31/2023	—	—	21,045	227,076
TSR-Based Performance Shares(3)	12/31/2023	—	—	1,754	18,926
Restricted Stock Units(4)	12/31/2023	8,061	86,978	—	—
ROIC-Based Performance Shares(5)	1/1/2023	—	—	16,912	182,480
TSR-Based Performance Shares(5)	1/1/2023	—	—	1,792	19,336
R. STEVE KINSEY
ROIC-Based Performance Shares(1)	12/29/2024	—	—	10,310	111,245
TSR-Based Performance Shares(1)	12/29/2024	—	—	860	9,279
ROIC-Based Performance Shares(3)	12/31/2023	—	—	19,080	205,873
TSR-Based Performance Shares(3)	12/31/2023	—	—	1,590	17,156
ROIC-Based Performance Shares(5)	1/1/2023	—	—	23,687	255,583
TSR-Based Performance Shares(5)	1/1/2023	—	—	2,510	27,083
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	49

EXECUTIVE COMPENSATION
(1)
The performance measurement periods for the 2025 ROIC-Based Performance Shares and the 2025 TSR-Based Performance Shares run from December 29, 2024 to January 1, 2028 and from January 1, 2025 to December 31, 2027, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2027 fiscal year. The 2025 ROIC-Based Performance Shares are reported at the maximum level. The 2025 TSR-Based Performance Shares are reported at the threshold level.

(2)
One-third of the RSUs generally vest on each of January 5, 2026, January 5, 2027 and January 5, 2028, subject to continued employment through each applicable date.

(3)
The performance measurement periods for the 2024 ROIC-Based Performance Shares and the 2024 TSR-Based Performance Shares run from December 31, 2023 to January 2, 2027 and from January 1, 2024 to December 31, 2026, respectively, and both awards vest upon the filing of the Annual Report on Form 10-K for the company’s 2026 fiscal year. The 2024 ROIC-Based Performance Shares are reported at the maximum level. The 2024 TSR-Based Performance Shares are reported at the threshold level.

(4)
One-third of the RSUs generally vest on each of January 5, 2025, January 5, 2026 and January 5, 2027, subject to continued employment through each applicable date.

(5)
The performance measurement periods for the 2023 ROIC-Based Performance Shares and the 2023 TSR-Based Performance Shares ended on December 27, 2025 and December 31, 2025, respectively, and both awards vested upon the filing of the Annual Report on Form 10-K for the company’s 2025 fiscal year. The amounts reported in the table represent the portions of the awards earned based on performance for the full performance periods. The ROIC-Based Performance Share payout was 125%, and the TSR-Based Performance Share payout was 13.25%.

(6)
One-fourth of the RSUs generally vest on each of January 5, 2027, January 5, 2028, January 5, 2029 and January 5, 2030, subject to continued employment through each applicable date.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2025
The following table details vesting of Performance Shares and RSUs during the fiscal year ended January 3, 2026.
	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
A. Ryals McMullian	124,308	2,322,021
D. Anthony Scaglione	—	—
Heeth Varnedoe IV	16,001	303,281
Terry S. Thomas	31,731	602,444
Stephanie B. Tillman	17,807	333,863
R. Steve Kinsey	60,680	909,185(1)

(1)
Includes 28,642 RSUs that vested on an accelerated basis on December 31, 2025 in connection with Mr. Kinsey’s retirement, the settlement of which has been deferred until July 2026 pursuant to the terms of the applicable award agreements.

FISCAL 2025 NONQUALIFIED DEFERRED COMPENSATION
NAME		EXECUTIVE CONTRIBUTIONS IN FY 2025(1) ($)	REGISTRANT CONTRIBUTIONS IN FY 2025(2) ($)	AGGREGATE EARNINGS IN FY 2025(3) ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN FY 2025 ($)	AGGREGATE BALANCE AT 2025 FYE(4) ($)
A. Ryals McMullian	EDCP	410,261	155,355	267,178	—	4,092,056
D. Anthony Scaglione	EDCP	—	—	—	—	—
Heeth Varnedoe IV	EDCP	127,017	48,688	21,049	—	397,065
Terry S. Thomas	EDCP	8,791	41,965	3,444	—	93,047
Stephanie B. Tillman	EDCP	36,524	35,974	27,142	—	443,020
R. Steve Kinsey	EDCP	58,337	58,833	137,030	—	2,063,848
	RSU(5)	311,625	—	(2,578)	—	309,047

(1)
Amounts in this column are deferrals of 2025 salary earned and are included in the “Salary” column in the Summary Compensation Table for the 2025 fiscal year.

(2)
Amounts in this column are included in “All Other Compensation” in the Summary Compensation Table for the 2025 fiscal year.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	50

EXECUTIVE COMPENSATION
(3)
Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table for 2025 as “Nonqualified Deferred Compensation Earnings” for the 2025 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table for 2025 is as follows: Mr. McMullian, $55,811; Mr. Scaglione, $0; Mr. Varnedoe, $3,945; Mr. Thomas, $516; Ms. Tillman, $5,650, and Mr. Kinsey, $29,479.

(4)
The cumulative portion of the aggregate balance at January 3, 2026 reported in the Summary Compensation Table for all years prior to 2025 is as follows: Mr. McMullian, $2,714,804; Mr. Scaglione, $0; Mr. Varnedoe, $141,615; Mr. Thomas, $38,817; Ms. Tillman, $165,780; and Mr. Kinsey, $1,398,333.

(5)
Includes values associated with 28,642 shares issuable pursuant to RSUs that will be settled in July 2026. The executive contributions amount was determined based on the closing price of the company’s common stock on Mr. Kinsey’s retirement date. The aggregate balance at 2025 FYE amount was determined based on the closing price of the company’s common stock on the last trading day of the 2025 fiscal year.

Potential Payments Upon Termination or Change of Control
PAYMENTS MADE UPON TERMINATION IN CONNECTION WITH A CHANGE OF CONTROL
The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation and human capital committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is/was entitled to the following payments:
•
an amount equal to three times (in the case of Mr. McMullian) and two times (in the case of Messrs. Scaglione, Kinsey, Varnedoe, and Thomas and Ms. Tillman) the executive’s annual base salary and target annual cash incentive award under the Omnibus Plan at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•
a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•
up to $25,000 of outplacement services for up to one year following termination.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to the “best net” amount, representing either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.
In 2015, the compensation and human capital committee adopted a policy that, without shareholder approval, future cash severance arrangements may not exceed 2.99 times salary and target annual cash incentive award.
The following events would constitute a change of control under the Change of Control Plan:
•
any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following:

(i)
acquisitions from the company with prior approval of the board of directors,

(ii)
acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary,

(iii)
acquisitions as a result of stock dividends, splits or similar transactions,

(iv)
a reduction in the number of shares outstanding pursuant to a board-approved transaction, or

(v)
acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

•
all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•
a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the Change of Control Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board of directors on the effective date of the Change of Control Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•
approval by the company’s shareholders of a complete liquidation or dissolution of the company.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	51

EXECUTIVE COMPENSATION
For purposes of the Change of Control Plan, the protection period includes:
•
the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•
the six-month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

The Change of Control Plan includes a one-year covenant not to compete with respect to the trade or business of the successor entity. The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two-year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company.
Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.
Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by (or in the limited circumstances described above, preceded by) the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.
The foregoing description sets forth the terms of the Change of Control Plan as in effect for the majority of fiscal 2025. However, on November 13, 2025, the compensation and human capital committee approved an amendment and restatement of the Change of Control Plan primarily to, among other items: (1) add as an additional severance payment the right of the participants to receive a prorated bonus (at the target level) for the year of termination, (2) revise the lump sum payment intended to cover medical costs so that such amount will be equal to a participant’s full monthly COBRA amount multiplied by the greater of (x) 18 or (y) such participant’s severance multiple under the Plan multiplied by 12, (3) revise the “Change of Control” and “Good Reason” definitions to align such definitions with those used in the Omnibus Plan and related award agreements, and (4) move the restrictive covenant provisions out of the Change of Control Plan and into an attached form of separation agreement that must be signed by a participant in connection with the termination of such participant’s employment as a condition to the receipt of the severance benefits payable under the Plan.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	52

EXECUTIVE COMPENSATION
PAYMENTS MADE UPON DEATH OR DISABILITY, RETIREMENT OR CHANGE OF CONTROL
If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he or she is generally entitled to the following items with respect to awards granted in or prior to 2025:
•
immediate vesting in all unvested stock options, of which currently there are none;

•
in the cases of death or disability, immediate vesting in Performance Shares at the target amount (or actual amount in the event the applicable performance period is complete as of the date of such death or disability) and in RSUs; and

•
in the case of retirement, for the Performance Shares, at the normal vesting date a prorated award based upon the retirement date and actual performance (for purposes of the calculations that follow, if actual results are unknown, target values are used) and for RSUs, vesting in full as long as such retirement occurs at least one year following the grant date (otherwise, RSUs are forfeited).

All equity awards granted under the Omnibus Plan include a double-trigger vesting mechanism upon a change of control.
Amounts shown in the table below represent estimated amounts payable (or realizable) by the company to each Named Executive (other than Mr. Kinsey, who retired prior to the end of the fiscal year), upon death, disability, or retirement, a change of control without termination or termination in connection with a change of control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on January 2, 2026, the last business day of fiscal 2025. Values in the tables for equity-based awards are calculated using the closing market price of the company’s common stock on such date of $10.79.
NAME	DEATH/ DISABILITY ($)	RETIREMENT ($)	CHANGE OF CONTROL WITHOUT TERMINATION ($)	QUALIFYING TERMINATION IN CONNECTION WITH A CHANGE OF CONTROL(1) ($)
A. RYALS MCMULLIAN
Cash Severance	—	—	—	$6,952,493
Termination Year Bonus	—	—	—	$1,302,884
Equity Vesting	$5,602,843	$2,739,912	—	$3,548,886
Other Benefits(2)	—	—	—	$102,627
TOTAL	$5,602,843	$2,739,912	—	$11,906,890
D. ANTHONY SCAGLIONE
Cash Severance	—	—	—	$3,140,000
Termination Year Bonus	—	—	—	$6,038
Equity Vesting	$1,388,457	N/A(3)	—	$1,388,457
Other Benefits(2)	—	—	—	$25,000
TOTAL	$1,388,457	N/A(3)	—	$4,559,495
HEETH VARNEDOE IV
Cash Severance	—	—	—	$2,595,600
Termination Year Bonus	—	—	—	$583,692
Equity Vesting	$1,264,415	$613,469	—	$795,967
Other Benefits(2)	—	—	—	$64,286
TOTAL	$1,264,415	$613,469	—	$4,039,545
TERRY S. THOMAS
Cash Severance	—	—	—	$2,276,300
Termination Year Bonus	—	—	—	$474,250
Equity Vesting	$1,263,341	N/A(3)	—	$830,231
Other Benefits(2)	—	—	—	$75,587
TOTAL	$1,263,341	N/A(3)	—	$3,656,368
STEPHANIE B. TILLMAN
Cash Severance	—	—	—	$1,961,120
Termination Year Bonus	—	—	—	$579,255
Equity Vesting	$968,459	$486,681	—	$617,002
Other Benefits(2)	—	—	—	$78,871
TOTAL	$968,459	$486,681	—	$3,236,248
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	53

EXECUTIVE COMPENSATION
(1)
In addition to amounts payable under the Change of Control Plan, as amended and restated, in the event of a qualifying termination within two years after or six months prior to a change in control (or in the event awards are not assumed or converted in such change in control), each Named Executive is entitled to (a) vesting of his or her ROIC Performance Shares at the target level and vesting of his or her TSR Performance Shares at the target level (or, if 12 months of the TSR performance period have been completed as of the date of the occurrence of such event, at the actual level based on TSR as of the date of such occurrence) and (b) full vesting of his or her RSUs.

(2)
Other Benefits includes the estimated cost of outplacement services and a lump sum amount representing continued health and welfare benefits for the number of months determined in accordance with the terms of the Change of Control Plan.

(3)
N/A — Not currently retirement eligible.

Mr. Kinsey retired on December 31, 2025. In connection with his retirement, the vesting of his outstanding 28,642 RSUs (valued at approximately $311,625 based on the closing price of our common stock on his retirement date) was accelerated pursuant to the terms of the applicable award agreements, and such RSUs will be distributed in July 2026 pursuant to the terms of the applicable award agreements. In addition, (a) 26,197 Performance Shares granted to him in January 2023 (valued at approximately $285,023 based on the closing price of our common stock on his retirement date) vested based on actual performance and were paid in 2026 and (b) a pro-rata portion of his other Performance Shares (39,186) (valued at approximately $426,344 based on the closing price of our common stock on his retirement date and assuming target performance) remain outstanding and eligible to vest based on actual performance for the full performance period under the terms of the applicable award agreements. He was also paid $100,000 pursuant to the terms of his consulting agreement for services rendered in January and February 2026.
As noted above, Mr. Thomas’ expected departure on April 24, 2026 constitutes a termination “without cause” under the company’s general severance practices. In connection with such departure, the company expects to enter into a Settlement, General Release and Severance Agreement with Mr. Thomas pursuant to which he is expected to receive a cash payment equivalent to (a) 18 months of base salary ($1,004,250) and (b) 12 months of COBRA or other medical coverage ($29,616) in exchange for a release of claims in favor of the company.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	54

EXECUTIVE COMPENSATION
Pay Ratio Disclosure
YEAR	CEO TOTAL COMPENSATION ($)	MEDIAN EMPLOYEE TOTAL COMPENSATION ($)	RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION
2025	7,802,574	74,983	104.1 to 1
Our chief executive officer’s annual total compensation is 104.1 times that of the median of the annual total compensation of all our employees other than the chief executive officer. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We used the following methodology in calculating the pay ratio:
1.
We included all employees active as of our determination date of January 3, 2026, with the exception of our current chief executive officer, to identify the median employee. We did not include any:

(i)
employees with 2025 compensation who were no longer active as of January 3, 2026,

(ii)
contract labor employees,

(iii)
independent distributors,

(iv)
leased labor employees, or

(v)
employees hired prior to January 3, 2026 without 2025 compensation.

We do not have any employees located outside of the United States.
2.
We found the median employee using 2025 gross compensation reported to the U.S. Internal Revenue Service on Form W-2 for the period of December 29, 2024 to January 3, 2026. Specifically, we used Form W-2, Gross Pay.

3.
The annual total compensation reported for our chief executive officer consists of his total compensation as reported for 2025 in the Fiscal 2025 Summary Compensation Table on page 46 of this proxy statement, plus employer-provided health and wellness benefits. The total compensation reported for the median employee is the total amount of compensation paid to the median employee during the period of December 29, 2024 to January 3, 2026 to, calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, plus employer-provided health and wellness benefits.

Pay Versus Performance(1)
FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	COMPENSATION ACTUALLY PAID TO PEO(2) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS(2) ($)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME(5) ($ IN THOUSANDS)	ADJUSTED EBITDA(6) ($ IN THOUSANDS)
					COMPANY TOTAL SHAREHOLDER RETURN(3) ($)	PEER GROUP TOTAL SHAREHOLDER RETURN(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	7,776,698	(1,423,626)	2,058,369	471,216	59.02	97.03	83,825	503,264
2024	7,944,533	7,976,508	2,447,335	2,039,106	104.62	108.83	248,116	538,531
2023	6,393,039	4,447,525	2,109,578	1,569,172	110.38	114.34	123,416	501,738
2022	6,255,359	8,123,687	1,836,906	2,359,595	135.65	123.68	228,394	502,030
2021	5,979,905	7,749,481	1,955,812	2,505,445	125.63	113.08	206,187	490,861

(1)
Our principal executive officer (“PEO”) and non-PEO named executive officers for each fiscal year are shown below:

FISCAL YEAR	PEO, FOR THE FULL YEAR	NON-PEO NAMED EXECUTIVE OFFICERS
2025	Mr. McMullian	Messrs. Scaglione, Varnedoe, Thomas, and Kinsey and Ms. Tillman
2024	Mr. McMullian	Messrs. Kinsey, Thomas, and Varnedoe and Ms. Tillman
2023	Mr. McMullian	Messrs. Kinsey, Thomas, Varnedoe, and Wheeler and Ms. Tillman
2022	Mr. McMullian	Messrs. Kinsey, Wheeler, Bradley K. Alexander and Ms. Tillman
2021	Mr. McMullian	Messrs. Kinsey, Alexander, Wheeler and H. Mark Courtney

(2)
For each of fiscal years 2025, 2024, 2023, 2022 and 2021 (each, a “Covered Year”), in determining both the compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO named executive officers for purposes of this Pay Versus Performance table (“PVP Table”), we deducted from or added back to the total amounts of compensation

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	55

EXECUTIVE COMPENSATION
reported in column (b) or column (d), as applicable, for such Covered Year certain amounts. The compensation “actually paid” to our PEO and the average compensation “actually paid” to our non-PEO named executive officers for fiscal year 2025 was computed as follows:
PEO	2025
SUMMARY COMPENSATION TABLE (SCT) TOTAL FOR PEO	$7,776,698
- change in actuarial present value of pension benefits	—
+ service cost of pension benefits	—
+ prior service cost of pension benefits	—
- SCT “Stock Awards” column value	$(5,735,842)
- SCT “Option Awards” column value	—
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$2,076,083
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$(4,313,915)
+ vesting date fair value of equity awards granted and vested in Covered Year	—
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$(1,525,271)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—
+ includable dividends/earnings paid on equity awards during Covered Year	$298,620
COMPENSATION ACTUALLY PAID TO PEO	$(1,423,626)
AVERAGE FOR NON-PEO NAMED EXECUTIVE OFFICERS	2025
AVERAGE SCT TOTAL FOR NON-PEO NAMED EXECUTIVE OFFICERS	$2,058,369
- change in actuarial present value of pension benefits	—
+ service cost of pension benefits	—
+ prior service cost of pension benefits	—
- SCT “Stock Awards” column value	$(1,207,170)
- SCT “Option Awards” column value	—
+ Covered Year-end fair value of outstanding equity awards granted in Covered Year	$538,214
+/- change in fair value (from prior year-end to Covered Year-end) of equity awards outstanding at Covered Year-end that were granted in prior years	$(791,226)
+ vesting date fair value of equity awards granted and vested in Covered Year	38,472
+/- change in fair value (from prior year-end to vest date in Covered Year) of prior-year equity awards vested in Covered Year	$(204,663)
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	—
+ includable dividends/earnings paid on equity awards during Covered Year	$39,220
AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS	$471,216

(3)
For each Covered Year, our total shareholder return was calculated as the yearly percentage change in our cumulative total shareholder return on our common stock, par value $0.01 per share, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on NYSE on January 1, 2021 through and including the last day of the fiscal year covered (each one-year, two-year, three-year, four-year, and five-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of fiscal 2025, 2024, 2023, 2022 and 2021, as applicable. Because Covered Years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time. Our total shareholder return and our peer group total shareholder return (discussed further in footnote 4) for fiscal 2023 have been updated to correct an administrative error.

(4)
For purposes of this pay versus performance disclosure, our peer group is the S&P 500 Packaged Food/Meats Index (the “PVP Peer Group”). For each Covered Year, our PVP Peer Group cumulative total shareholder return was calculated based on a deemed fixed investment of $100 in the index through each Measurement Period, assuming dividend reinvestment.

(5)
Net income is calculated in accordance with GAAP.

(6)
Adjusted EBITDA means AIP Adjusted EBITDA as defined above in the Compensation Discussion and Analysis under “Annual Executive Cash Incentive Awards.”

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	56

EXECUTIVE COMPENSATION
The following charts provide, across the Covered Years:
(1)
a comparison between our cumulative total shareholder return and the cumulative total shareholder return of the PVP Peer Group, and

(2)
illustrations of the relationships between (A) the executive compensation actually paid to the PEO and the average of the executive compensation actually paid to our non-PEO named executive officers (in each case as set forth in the PVP Table above) and (B) each of the performance measures set forth in columns (f), (h) and (i) of the PVP Table above.

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND TOTAL SHAREHOLDER RETURN AND BETWEEN TOTAL SHAREHOLDER RETURN OF THE COMPANY AND PVP PEER GROUP

RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND NET INCOME

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	57

EXECUTIVE COMPENSATION
RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND AIP ADJUSTED EBITDA

As shown above, the company has selected AIP Adjusted EBITDA as the company-selected measure for the pay versus performance disclosure as we believe it represents the most important financial performance measure we used to link compensation actually paid to the Named Executives in 2025 to the company’s performance. AIP Adjusted EBITDA is the performance measure used to determine 70% of the 2025 annual cash incentive award payouts.
The following table lists the financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our Named Executives for fiscal 2025 to our performance:
FINANCIAL PERFORMANCE METRICS
AIP Adjusted EBITDA
AIP Net Revenue
Relative TSR Ranking
ROIC
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	58

AUDIT COMMITTEE MATTERS

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending January 2, 2027. The board of directors recommends that this appointment be ratified.
Representatives of PwC will be present at the 2026 annual meeting of shareholders and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
We have been advised by PwC that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.
Although we are not required to seek shareholder ratification of the appointment of PwC as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders of the company do not ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending January 2, 2027, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee may appoint a different independent registered public accounting firm at any time during the year if the audit committee determines such a change would be in the best interests of the company and our shareholders.
Fiscal 2025 and Fiscal 2024 Audit Firm Fee Summary
During fiscal 2025 and fiscal 2024, we retained our independent registered public accounting firm, PwC, to provide services in the following categories and amounts:
PWC FEE CATEGORY		APPROXIMATE FISCAL YEAR TOTALS
	DESCRIPTION	2025 ($)	2024 ($)
AUDIT FEES	Fees for audit services, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, accounting consultants in both years, and out-of-pocket costs incurred in connection with the audit in both years	3,500,000	3,285,000
AUDIT RELATED FEES	Fees for audit related services, including services related to audits of an employee benefit plan in both years	100,000	114,000
TAX FEES	Fees for tax services, including tax compliance, tax advice and tax planning	526,010	666,099
ALL OTHER FEES	Fees for all other services not described above: No additional services provided	—	—
The audit committee is responsible for pre-approving all audit and permissible non-audit services to be performed for us by PwC prior to its engagement for such services. The audit committee has adopted policies and procedures for the pre-approval of such services and provides pre-approval on a case-by-case basis. All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.
All of the fees paid to PwC for services rendered during 2025 and 2024 under the categories of Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees, as applicable, were pre-approved by the audit committee.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	59

AUDIT COMMITTEE MATTERS
Vote Required
Proposal 3 requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.
Audit Committee Report
The audit committee oversees, among other things:
•
the accounting and financial reporting processes of the company;

•
the audit of the company’s consolidated financial statements;

•
the company’s compliance with legal and regulatory requirements;

•
the effectiveness of the company’s internal control over financial reporting;

•
the qualifications, independence and performance of the company’s independent registered public accounting firm;

•
the performance of the company’s internal auditors; and

•
the effectiveness, processes, and reporting of the company’s enterprise risk management program.

The audit committee operates under a written charter adopted by the board of directors. It is available on the company’s website at https://investors.flowersfoods.com/corporate-governance/governance-documents. The charter, which was last amended effective November 15, 2024, is reviewed at least annually by the audit committee, and is amended by the board of directors, as appropriate, to reflect the evolving role of the audit committee.
In 2025, the audit committee held eight meetings. Meeting agendas are established by the chair of the audit committee, in consultation with the other committee members, the independent auditors and the appropriate officers of the company. The audit committee’s meetings include, whenever appropriate, executive sessions in which the audit committee meets as a committee and also separately with management, the internal auditors and the independent auditors.
The audit committee is comprised entirely of independent directors who meet the independence, experience, and other qualifications of the NYSE. The audit committee regularly provides resources and directs educational initiatives to help its members to continue developing skills and perspectives to enhance their contributions to the audit committee.
During 2025, the audit committee fulfilled its duties and responsibilities as outlined in the charter. Among other things, the audit committee:
•
Met with the senior members of the company’s financial management team at each regularly scheduled meeting;

•
Reviewed and discussed with management and the independent auditors the company’s earnings and other financial press releases and annual and quarterly reports on Form 10-K and Form 10-Q prior to filing with the SEC;

•
Received periodic updates from management regarding management’s process to assess the adequacy of the company’s internal control over financial reporting and management’s assessment of the effectiveness of the company’s internal control over financial reporting;

•
Reviewed and discussed with management, the internal auditors and the independent auditors management’s assessment of the effectiveness of the company’s internal control over financial reporting and the independent auditors’ opinion about the effectiveness of the company’s internal control over financial reporting;

•
Reviewed and discussed with management, the internal auditors and the independent auditors, as appropriate, the plans for, and the scope of, the company’s annual audit and other examinations;

•
Met in periodic executive sessions with certain members of management, the internal auditors and the independent auditors to discuss the results of their examinations, their assessments of the company’s internal control over financial reporting and the overall integrity of the company’s financial statements;

•
Reviewed the compensation of and services performed by the internal auditors;

•
Reviewed and discussed with management the company’s enterprise risk management activities and oversaw the effectiveness, processes, and reporting of the company’s enterprise risk management program;

•
Reviewed and discussed with management, the chief financial officer, the chief compliance officer, the internal auditors and the independent auditors the company’s performance with respect to legal, regulatory and ethical compliance programs, including the overall adequacy and effectiveness of the company’s code of conduct and compliance program, including the company’s internal procedures for employees and others to report legal or ethical concerns;

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AUDIT COMMITTEE MATTERS
•
Reviewed and discussed with management and the independent auditors the company’s legal affairs, including, among other things, ongoing litigation;

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Reviewed and discussed with management reports and disclosures of insider and related-party transactions and any other potential conflict of interest situations on an ongoing basis in accordance with company policies and procedures;

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Discussed with the board of directors and senior management the importance of maintaining and fostering a culture and tone of compliance generally and in particular with respect to internal controls and financial reporting;

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Reviewed and evaluated the performance of the company’s independent registered public accounting firm based on the audit quality, performance, compensation, and independence of PwC;

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Received regular updates from management regarding progress on and risks related to certain strategic initiatives, including the ERP upgrade and digital initiatives;

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Reviewed and discussed with management the company’s information technology security risk exposures; and

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Oversaw risks related to its duties and responsibilities.

2025 AUDITED FINANCIAL STATEMENTS
The audit committee has reviewed and discussed the company’s audited consolidated financial statements for the fiscal year ended January 3, 2026 with the company’s management and PwC, the company’s independent registered public accounting firm for the fiscal year ended January 3, 2026. Management represented to the audit committee that the company’s audited consolidated financial statements were prepared in accordance with GAAP. The audit committee has reviewed and discussed with management, the internal auditors, and PwC the results of their examinations and their assessments of the company’s internal control over financial reporting and discussed with senior officers of the company the processes undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s system of disclosure controls and procedures. The audit committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission, including the auditors’ evaluation of the quality of the company’s financial reporting.
Based on the reviews and discussions referred to above and the independence evaluation referred to below, the audit committee recommended to the board of directors that the company’s audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 for filing with the SEC.
INDEPENDENT AUDITOR SELECTION AND EVALUATION
In 2025, the audit committee continued the retention of PwC as our independent registered public accounting firm; evaluated the quality of the annual audit; and evaluated the performance of the audit engagement partner. Noting the long tenure of 57 years that PwC has audited the company’s consolidated financial statements, the audit committee:
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Carefully considered PwC’s controls and policies for maintaining independence, including receiving and reviewing the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, and discussing with PwC their independence;

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Evaluated the institutional knowledge that is gained from the continued retention of PwC;

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Monitored and restricted the scope of non-audit services provided by PwC to the company, including having a pre-approval process for engagement and fees for all non-audit work;

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Evaluated compliance with the company’s hiring policies to not hire resources from PwC;

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Provided oversight to PwC by meeting eight times throughout the year, including executive sessions;

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Received a report from PwC regarding its internal evaluation of audit quality;

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Reviewed and discussed the quality of the audit with management and the internal auditors;

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Monitored PCAOB reports and peer reviews; and

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Evaluated the performance of the audit engagement partner, considering the overall quality of the planning, execution and communication of results of the audit, timeliness of the audit and service commitments and the fee structure for the services provided. The independent auditor rotates the audit engagement partner every five years. In 2021, the audit committee selected a new audit engagement partner to serve in that capacity beginning in 2022 when the former audit engagement partner rotated off the engagement. To make its selection, the audit committee interviewed potential engagement partners including evaluating their experience and fit with values and relationships with both management and the audit committee. The audit committee had previously rotated the audit engagement partner for PwC in 2017.

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Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors the continued retention of PwC as the company’s independent registered public accounting firm.
The Audit Committee of the Board of Directors:
James T. Spear, Chair
Edward J. Casey, Jr.
Rhonda O. Gass
Brigitte H. King
W. Jameson McFadden
Sterling A. Spainhour
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PROPOSAL 4 — APPROVAL OF THE FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
Overview
We are asking shareholders to approve the Flowers Foods, Inc. 2026 Equity and Incentive Compensation Plan (the “2026 Plan”). The board is recommending that the company’s shareholders vote in favor of the 2026 Plan, which will succeed the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan, as amended or amended and restated from time to time (the “2014 Plan”). The 2014 Plan has shares remaining available for new awards as of the date of this proxy statement, but if the 2026 Plan is approved by our shareholders, no further grants will be made under the 2014 Plan. However, outstanding awards under the 2014 Plan will generally continue in effect in accordance with their terms.
The 2026 Plan will continue to afford the compensation and human capital committee the ability to design compensatory awards that are responsive to the company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the company by encouraging stock ownership among 2026 Plan participants.
Shareholder approval of the 2026 Plan would constitute approval of 8,400,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), minus any shares of Common Stock subject to awards granted under the 2014 Plan after March 4, 2026 and before the date of the annual meeting (at a rate of 0.40 shares of Common Stock for every one share of Common Stock subject to awards of stock options or stock appreciation rights and one share of Common stock for every one share of Common Stock subject to awards other than stock options or stock appreciation rights), to be available for awards under the 2026 Plan, as described below and in the 2026 Plan. Such amount is subject to adjustment, including under the 2026 Plan’s share counting rules. If the 2026 Plan is approved by our shareholders, it will be effective as of the day of the annual meeting. If the 2026 Plan is not approved by our shareholders, then it will not become effective, no awards will be granted under the 2026 Plan, and the 2014 Plan will remain in effect in accordance with its terms.
The actual text of the 2026 Plan is attached to this proxy statement as Appendix B. The following description of the 2026 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.
Why We Believe You Should Vote for this Proposal
The 2026 Plan authorizes the compensation and human capital committee to provide cash awards and equity-based compensation in the forms described below for the purpose of providing 2026 Plan participants incentives and rewards for performance and/or service. Some of the key features of the 2026 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2026 Plan is critical to achieving this success. We would be at a significant competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation for key employees, as they help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.
As of March 4, 2026, 2,412,640 shares of Common Stock remained available for awards under the 2014 Plan (assuming maximum payout with respect to performance-based awards). If the 2026 Plan is not approved, it may be necessary to increase significantly the cash component of our employee and director compensation, which approach may not
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necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better used for other purposes.
The following includes aggregated information regarding our view of the overhang and dilution associated with the 2014 Plan and the Flowers Foods, Inc. 2001 Equity and Performance Incentive Plan, as amended and restated as of April 1, 2009 (the “EPIP”), and the potential dilution associated with the 2026 Plan. This information is as of March 4, 2026. As of that date, there were approximately 211,856,467 shares of Common Stock outstanding.
Under the 2014 Plan and the EPIP:
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7,700,983 shares of Common Stock (approximately 3.6% of our outstanding Common Stock) subject to outstanding awards under the 2014 Plan (restricted stock units, performance shares (assuming maximum performance) and deferred shares);

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50,597 shares of Common Stock (approximately 0.02% of our outstanding Common Stock) subject to outstanding awards under the EPIP (deferred shares);

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0 shares of Common Stock subject to stock options or stock appreciation rights; and

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2,412,640 shares of Common Stock (approximately 1.1% of our outstanding Common Stock) available for future awards under the 2014 Plan (assuming maximum performance for performance shares; however, as noted above, no further grants will be made under the 2014 Plan upon the effective date of the 2026 Plan, so we view the remaining shares of Common Stock available under the 2014 Plan as of March 4, 2026 as “rolling into” the new 2026 Plan based on the design of the new 2026 Plan).

The 2014 Plan was our only equity compensation plan for which we had shares remaining available for future grants as of March 4, 2026. No shares available for future awards under the EPIP.
As a result of the above, we view the 2014 Plan and the EPIP as representing an overhang percentage (in other words, potential dilution of the holders of shares of Common Stock) of approximately 4.8% as of March 4, 2026.
Under the Proposed 2026 Plan:
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8,400,000 shares of Common Stock (assuming none of the 2,412,640 shares remaining available for awards under the 2014 Plan are granted prior to the effectiveness of the 2026 Plan) available for awards under the 2026 Plan represent approximately 4.0% of our outstanding shares of Common Stock as of March 4, 2026. As noted above, no grants may be made under the 2014 Plan after the effectiveness of the 2026 Plan, so we view the shares remaining available for awards under the 2014 Plan as “rolling into” the 2026 Plan share pool.

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Factoring in both those proposed shares of Common Stock, the 50,597 shares of Common Stock subject to outstanding awards under the EPIP and the 7,700,983 shares of Common Stock subject to outstanding awards under the 2014 Plan, the approximate total overhang under the 2026 Plan, the 2014 Plan and the EPIP is 16,151,580 shares of Common Stock (or approximately 7.6% of the shares of Common Stock outstanding as of March 4, 2026).

Based on the closing price on the New York Stock Exchange for our shares of Common Stock on March 4, 2026 of $9.04 per share, the aggregate market value as of March 4, 2026 of the 8,400,000 shares of Common Stock requested under the 2026 Plan was $75,936,000.
In fiscal years 2023, 2024 and 2025 we granted awards under the 2014 Plan covering an aggregate of approximately 1,187,000 shares of Common Stock, 1,469,000 shares of Common Stock, and 1,759,000 shares of Common Stock, respectively (assuming target performance with respect to performance-based awards). Based on our basic weighted average shares of Common Stock outstanding for those fiscal years of approximately 211,630,000, 211,023,000, and 211,343,000, respectively, for the three-fiscal-year period 2023-2025, our average burn rate, not taking into account forfeitures, was approximately 0.70% (our individual years’ burn rates were 0.56% for fiscal 2023, 0.70% for fiscal 2024, and 0.83% for fiscal 2025).
In determining the number of shares of Common Stock to request for approval under the 2026 Plan, our management team worked with the compensation and human capital committee and Meridian to evaluate a number of factors, including our recent share usage, the total dilutive impact of the 2026 Plan, and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2026 Plan.
If the 2026 Plan is approved, we intend to utilize the shares of Common Stock authorized under the 2026 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares of Common Stock requested in connection with the approval of the 2026 Plan will last for about 2 to 3 years, based on our historic grant rates, the approximate current stock price, and an assumption that performance-based awards will vest at the target level. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, the extent to which they provide
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for settlement in stock, and how the company chooses to balance total compensation between cash and equity-based awards. As noted below, the administrator of the 2026 Plan retains full discretion under the 2026 Plan to determine the number and amount of awards to be granted under the 2026 Plan, subject to the terms of the 2026 Plan, and, other than certain director awards that will be made following the 2026 annual meeting of shareholders, future benefits that may be received by participants under the 2026 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical stock usage has been responsible and mindful of shareholder interests, as described above.
In evaluating this proposal, shareholders should consider all of the information in this proposal.
2026 Plan Highlights
Below are certain highlights of the 2026 Plan. These features of the 2026 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2026 Plan and shareholders’ interests, consistent with sound corporate governance practices:
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Reasonable 2026 Plan Limits.   Subject to adjustment as described in the 2026 Plan and the 2026 Plan’s share counting rules, 8,400,000 shares of Common Stock, minus any shares subject to awards granted under the 2014 Plan after March 4, 2026 and prior to the date of the annual meeting (at a rate of 0.40 shares of Common Stock for every one share of Common Stock subject to awards of stock options or stock appreciation rights and one share of Common stock for every one share of Common Stock subject to awards other than stock options or stock appreciation rights), will be available for awards under the 2026 Plan, plus the shares that become available under the 2026 Plan pursuant to the share counting rules of the 2026 Plan (as described below). These shares may be either shares of original issuance or treasury shares or any combination thereof.

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Non-Liberal Share Recycling.   The following will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under the 2026 Plan:

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Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option;

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Shares withheld by us, tendered or otherwise used to satisfy tax withholding;

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Shares subject to a stock-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise; and

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Shares reacquired by the company on the open market or otherwise using cash proceeds from the exercise of stock options.

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No Repricing Without Shareholder Approval.   Outside of certain corporate transactions or adjustment events described in the 2026 Plan or in connection with a “change in control” (as defined below), the exercise price of outstanding options or SARs cannot be reduced, nor can “underwater” options or SARs be cancelled in exchange for cash or replaced with other awards or options or SARs with a lower exercise or base price, without shareholder approval under the 2026 Plan. This provision of the 2026 Plan may not be amended without approval by the company’s shareholders.

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Non-Employee Director Compensation Limit.   Notwithstanding anything to the contrary contained in the 2026 Plan, in no event will any non-employee director of the company in any one calendar year be granted compensation (including cash compensation) for such service having an aggregate maximum value (measured at the grant date as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.

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Minimum Vesting Requirement.   The 2026 Plan provides that awards granted to any participant under the 2026 Plan shall vest no earlier than after a minimum one-year vesting period or one-year performance period, as applicable. Notwithstanding the foregoing, the following awards shall not be subject to such minimum vesting requirements: (i) an aggregate of up to 5% of shares of Common Stock that may be issued or transferred under the 2026 Plan, as may be adjusted under the terms of the 2026 Plan, (ii) certain converted, assumed or substituted awards granted under the 2026 Plan, (iii) shares of Common Stock delivered in lieu of fully vested cash obligations, or (iv) awards to non-employee directors that vest on the next annual meeting of the company’s shareholders that is at least 50 weeks after the immediately preceding annual meeting of the company’s shareholders.

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Change in Control Definition.   The 2026 Plan includes a non-liberal definition of “change in control,” which is described below.

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Exercise Price Limitation.   Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options or SARs held by awardees of an entity engaging in certain corporate transactions with the company or any of its subsidiaries, no stock options or SARs will be granted with an exercise price or grant price, as applicable, less than the fair market value of one share of Common Stock on the date of grant.

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No Dividends or Dividend Equivalents Will be Paid on Unvested Awards.   Stock options and SARs granted under the 2026 Plan will not provide for dividends or dividend equivalents. Any dividends, dividend equivalent or other distributions on full value awards (such as restricted stock, RSUs, performance shares/units, or other stock-based awards) will not be paid prior to the vesting of such awards and will be automatically deferred and/or reinvested in additional awards, which will be subject to the same restrictions as the underlying award.

Summary of Other Material Terms of the 2026 Plan
The following description summarizes the material terms of the 2026 Plan. You should read carefully the full text of the 2026 Plan, which is set forth in Appendix B.
ADMINISTRATION
The 2026 Plan will generally be administered by the compensation and human capital committee (or its successor), or any other committee of the board designated by the board to administer the 2026 Plan. However, at the board’s discretion, the 2026 Plan may be administered by the board, including with respect to the administration of any responsibilities and duties held by the compensation and human capital committee under the 2026 Plan. References to the “committee” in this proposal generally refer to the compensation and human capital committee or such other committee designated by the board, or the board, as applicable. The committee may from time to time delegate all or any part of its authority under the 2026 Plan as permitted by the 2026 Plan and applicable law. In addition, the committee may by resolution, subject to certain restrictions set forth in the 2026 Plan, authorize one or more officers of the company to (1) designate employees to be recipients of awards under the 2026 Plan, and (2) determine the size of such awards. The committee may not, however, delegate such responsibilities to officers for awards granted to non-employee directors or certain individuals who are subject to the reporting requirements of Section 16 of the Exchange Act.
ELIGIBILITY
Any person who is selected by the committee to receive benefits under the 2026 Plan and who is at that time an officer or other employee of the company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the 2026 Plan. In addition, non-employee directors of the company and certain persons (including consultants) who provide services to the company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided such persons satisfy the Form S-8 definition of “employee”), may also be selected by the committee to participate in the 2026 Plan. As of January 3, 2026, the company and its subsidiaries had approximately 10,300 employees and 6,100 other service providers who provide employee-type services, and 10 non-employee directors of the company. The basis for participation in the 2026 Plan by eligible persons is the selection of such persons for participation by the committee (or its proper delegate) in its discretion.
SHARE COUNTING UNDER THE 2026 PLAN
Subject to certain exceptions described in the 2026 Plan, if any shares of Common Stock issued or transferred pursuant to an award granted under the 2026 Plan are forfeited, or an award granted under the 2026 Plan (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2026 Plan. Additionally, if after March 4, 2026, any shares of Common Stock subject to an award granted under the 2014 Plan are forfeited, or an award granted under the 2014 Plan (in whole or in part) is cancelled or forfeited, expires, is settled in cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the 2026 Plan (at a rate of 0.40 shares of Common Stock for every one share of Common Stock subject to awards of stock options or stock appreciation rights and one share of Common stock for every one share of Common Stock subject to awards other than stock options or stock appreciation rights).
If a participant elects to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit of shares authorized under the 2026 Plan.
INCENTIVE STOCK OPTION LIMIT
Subject to adjustment as provided in the 2026 Plan, the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of stock options that are intended to qualify as “incentive stock options” under Section 422 of the Code will not exceed 8,400,000 shares of Common Stock.
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TYPES OF AWARDS UNDER THE 2026 PLAN
Pursuant to the 2026 Plan, the company may grant cash awards and stock options, SARs, restricted stock, RSUs, performance shares, performance units, and certain other awards based on or related to the Common Stock.
Generally, each grant of an award under the 2026 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the committee (an “Evidence of Award”), which will contain such terms and provisions as the committee may determine, consistent with the 2026 Plan. A brief description of the types of awards which may be granted under the 2026 Plan is set forth below.
STOCK OPTIONS
A stock option is a right to purchase Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2026 Plan may consist of either an “incentive stock option” as defined in Section 422 of the Code or a non-qualified stock option, or a combination of both. Incentive stock options may only be granted to employees of the company or certain of its related corporations. Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in certain corporate transactions with the company or any of its subsidiaries, stock options must have an exercise price per share of Common Stock that is not less than the fair market value of a share of Common Stock on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The committee may provide in an Evidence of Award for the automatic exercise of a stock option.
Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the company of Common Stock owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the committee, by a net exercise arrangement pursuant to which the company will withhold Common Stock otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the committee. To the extent permitted by law, any grant may provide for payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the 2026 Plan may not provide for dividends or dividend equivalents.
SARS
The committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from the company an amount equal to 100%, or such lesser percentage as the committee may determine, of the spread between the base price and the fair market value of a share of Common Stock on the date of exercise.
Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or earlier vesting, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Common Stock or any combination of the two.
Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in certain corporate transactions with the company or any of its subsidiaries, the base price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the 2026 Plan may not provide for dividends or dividend equivalents.
RESTRICTED STOCK
Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer determined by the committee for a period of time determined by the committee or until certain management objectives specified by the committee are achieved.
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Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any such grant or sale of restricted stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
RSUs
RSUs awarded under the 2026 Plan constitute an agreement by the company to deliver Common Stock, cash or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.
RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Common Stock deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of the committee, on a deferred and contingent basis, either in cash or in additional shares of Common Stock. However, dividend equivalents or other distributions on Common Stock underlying RSUs will be deferred until and paid contingent upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Common Stock or any combination of the two.
PERFORMANCE SHARES, PERFORMANCE UNITS AND CASH INCENTIVE AWARDS
Performance shares, performance units and cash incentive awards may also be granted to participants under the 2026 Plan. A performance share is a bookkeeping entry that records the equivalent of one share of Common Stock, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the committee. Each grant will specify the number or amount of performance shares or performance units, or the cash amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the company in cash, in Common Stock, in restricted stock or RSUs or in any combination thereof.
At the discretion of the committee, any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional shares of Common Stock, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.
The performance period with respect to each grant of performance shares or performance units or cash incentive award will be a period of time determined by the committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.
OTHER AWARDS
Subject to applicable law and applicable share limits under the 2026 Plan, the committee may grant to any participant Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities; other rights convertible or exchangeable into shares of Common Stock; purchase rights for shares of Common Stock; awards with value and payment contingent upon performance of the company or specified subsidiaries, affiliates or other
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business units or any other factors designated by the committee; and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of, the subsidiaries, affiliates or other business units of the company. The terms and conditions of any such awards will be determined by the committee. Common Stock delivered under such an award in the nature of a purchase right granted under the 2026 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Stock, other awards, cash, notes or other property, as the committee determines.
In addition, the committee may grant cash awards as an element of or supplement to any other awards granted under the 2026 Plan. The committee may also authorize the grant of shares of Common Stock as a bonus or may authorize the grant of Other Awards in lieu of obligations of the company or a subsidiary to pay cash or deliver other property under the 2026 Plan or under other plans or compensatory arrangements, subject to terms determined by the committee in a manner that complies with Section 409A of the Code.
Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award upon certain events, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional shares of Common Stock. However, dividend equivalents or other distributions of Common Stock underlying Other Awards will be deferred until and paid contingent upon the earning and vesting of such awards.
CHANGE IN CONTROL
The 2026 Plan includes a definition of “change in control.” In general, a change in control means: (1) any person becomes the beneficial owner, directly or indirectly, of securities of the company representing 35% or more of the company’s voting power; (2) the company consummates a merger or consolidation in which shareholders of the company immediately prior to such transaction beneficially own, immediately following such transaction, securities of the company (or such surviving or new corporation) having less than 60% of the voting power; (3) the company consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any person other than to a wholly owned subsidiary; (4) the board of directors as of the effective date of the 2026 Plan (and/or their successors) no longer constitute a majority of the board of directors of the company; or (5) approval by our shareholders of a complete liquidation or dissolution of the company.
MANAGEMENT OBJECTIVES
The 2026 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as performance objective or objectives established pursuant to the 2026 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards. The definition of “Management Objectives” set forth in the 2026 Plan includes a list of examples of measures (which is not exhaustive) that may be used as management objectives in awards granted under the 2026 Plan.
If the committee determines that a change in the business, operations, corporate structure or capital structure of the company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the committee may in its discretion modify such management objectives or the goals or actual levels of achievement, in whole or in part, as the committee deems appropriate and equitable.
TRANSFERABILITY OF AWARDS
Except as otherwise provided by the committee, and subject to the terms of the 2026 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the 2026 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the 2026 Plan be transferred for value. Except as otherwise determined by the committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.
Under certain circumstances, the committee may specify on the grant date that part or all of the shares of Common Stock that are subject to certain awards under the 2026 Plan will be subject to further restrictions on transfer.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	69

EQUITY COMPENSATION PLAN MATTERS
ADJUSTMENTS
The committee will make or provide for such adjustments in: (1) the number and kind of shares of Common Stock covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the 2026 Plan; (2) if applicable, the number and kind of shares of Common Stock covered by Other Awards; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the committee in its sole discretion, determines, in good faith, is equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
In the event of any such transaction or event, or in the event of a change in control of the company, the committee may provide in substitution for any or all outstanding awards under the 2026 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or change in control of the company, the committee may in its discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The committee will make or provide for such adjustments to the number of shares of Common Stock available under the 2026 Plan and the share limits of the 2026 Plan as the committee in its sole discretion, determines, in good faith, is appropriate to reflect such transaction or event. Any adjustment to the limit on the number of shares of Common Stock that may be issued upon exercise of incentive stock options, however, will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to so qualify.
CLAWBACK AND RECOUPMENT PROVISIONS
Any Evidence of Award may provide for the cancellation or forfeiture of an award or forfeiture and repayment to the company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the committee in accordance with (a) any company clawback or recoupment policy or policies as adopted from time to time, including any policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the company with respect to awards and the recovery of amounts relating thereto.
NON-U.S. PARTICIPANTS
In order to facilitate the making of any grant or combination of grants under the 2026 Plan, the committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by the company or its subsidiary outside of the United States of America or who provide services to the company or its subsidiary under an agreement with a foreign nation or agency, as the committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2026 Plan (including sub-plans) (to be considered part of the 2026 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2026 Plan as then in effect unless the 2026 Plan could have been amended to eliminate such inconsistency without further approval by the company’s shareholders.
WITHHOLDING
To the extent the company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2026 Plan, and the amounts available to the company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in shares of Common Stock, and such participant fails to make arrangements for the payment of taxes, then, unless otherwise determined by the committee, the company will withhold shares of Common Stock having a value equal to the amount required to be withheld. When a participant is required to pay the company an amount required to be withheld under applicable income, employment, tax or other laws, the committee may require the participant to
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	70

EQUITY COMPENSATION PLAN MATTERS
satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the company other shares of Common Stock held by such participant. The Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to the 2026 Plan exceed the minimum amount required to be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, and (2) such additional withholding amount is authorized by the committee. Participants will also make such arrangements as the company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of stock options.
EFFECTIVE DATE OF THE 2026 PLAN
If approved by the board and shareholders, the 2026 Plan will become effective on the date of the annual meeting. No grants will be made under the 2014 Plan on or after the date on which shareholders approve the 2026 Plan, provided that outstanding awards granted under the 2014 Plan will continue following such date in accordance with their terms.
AMENDMENT AND TERMINATION OF THE 2026 PLAN
The board generally may amend the 2026 Plan from time to time in whole or in part. If any amendment, however, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the 2026 Plan) (1) would materially increase the benefits accruing to participants under the 2026 Plan, (2) would materially increase the number of securities which may be issued under the 2026 Plan, (3) would materially modify the requirements for participation in the 2026 Plan or (4) must otherwise be approved by the company’s shareholders in order to comply with applicable law or applicable stock exchange rules, all as determined by the board, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
Further, subject to the 2026 Plan’s prohibition on repricing, the committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2026 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code, but subject to the subject to the preceding sentence, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a change in control, the committee may provide for continued vesting or accelerate the timing of vesting or exercisability or the time at which the substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when the period of restriction will end, or the time at which cash incentive awards, performance shares or performance units will be deemed to have been earned or the time when a transfer restriction will terminate, in each case as applicable to certain awards granted under the 2026 Plan, or waive any other limitation or requirement under any such award.
The board may, in its discretion, terminate the 2026 Plan at any time. Termination of the 2026 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the 2026 Plan on or after the tenth anniversary of the effective date of the 2026 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the 2026 Plan.
ALLOWANCES FOR CONVERSION AWARDS AND ASSUMED PLANS
Common Stock (1) issued or transferred under awards granted under the 2026 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs, or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the company or any of its subsidiaries or (2) available for issuance under a previously-approved plan sponsored by a company that is acquired by, or merges with, the company or any of its subsidiaries, and which then become available for issuance of awards under the 2026 Plan, will not count against (or be added to) the aggregate share limit or other 2026 Plan limits described above, except as otherwise provided in the 2026 Plan.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	71

EQUITY COMPENSATION PLAN MATTERS
New Plan Benefits
No awards will be made under the 2026 Plan until after its effective date. It is generally not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2026 Plan because the grant and actual settlement of awards under the 2026 Plan will be subject to the discretion of the compensation and human capital committee. However, estimated awards that are anticipated to be made in 2026 to our non-employee directors based on the current non-employee director compensation program are set forth in the table below.
FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
Name and Position	Dollar Value ($)
Named Executive Officers:
A. Ryals McMullian, Chairman and Chief Executive Officer	N/A
D. Anthony Scaglione, Chief Financial Officer	N/A
Heeth Varnedoe IV, President and Chief Operating Officer	N/A
Terry S. Thomas, Chief Growth Officer	N/A
Stephanie B. Tillman, Chief Legal Counsel	N/A
R. Steve Kinsey, Former Chief Financial Officer	N/A
Executive Officers as a Group	N/A
Non-Executive Directors as a Group	1,240,000(1)
Non-Executive Officer Employees as a Group	N/A

(1)
Shares are computed by dividing the dollar value by the stock price on the grant date rounded up to the nearest ten shares. Based on the closing price of the Common Stock on March 4, 2026 ($9.04), we estimate that these restricted stock unit awards will cover an aggregate of approximately 137,200 shares.

U.S. Federal Income Tax Consequences
The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2026 Plan based on United States federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2026 Plan participants, is not intended to be complete, does not describe United States federal taxes other than income taxes (such as Medicare and social security taxes), and does not describe tax consequences arising from state or local taxes in the United States or from taxes in any jurisdiction outside the United States.
TAX CONSEQUENCES TO PARTICIPANTS
Restricted stock:   The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance shares, performance units and cash incentive awards:   No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Common Stock received on the date that such shares are transferred to the participant under the award.
Nonqualified stock options:   In general:
•
no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•
at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•
at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	72

EQUITY COMPENSATION PLAN MATTERS
Incentive stock options:   No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Common Stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs:   No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.
RSUs:   No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the amount of cash received and on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
TAX CONSEQUENCES TO THE COMPANY OR ITS SUBSIDIARIES
To the extent that a participant recognizes ordinary income in the circumstances described above, the company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction from any applicable federal income tax, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m) of the Code.
Registration with the SEC
Following approval of the 2026 Plan by shareholders, the company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2026 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2026 Plan by our shareholders.
Vote Required
Proposal 4 requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	73

EQUITY COMPENSATION PLAN MATTERS
Securities Authorized for Issuance Under Equity Compensation Plans
The following chart sets forth the amounts of securities authorized for issuance under the company’s compensation plans as of January 3, 2026.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))(3) (#)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,722,178	—	6,181,894
Equity compensation plans not approved by security holders	—	—	—
Total	4,722,178	—	6,181,894

(1)
Includes 1,792,584 outstanding time-based restricted stock units and 2,929,594 outstanding performance-based awards. The performance-based awards assume outstanding awards vest at the maximum potential number of shares issuable and may overstate potential dilution.

(2)
Time-based restricted stock units and performance-based awards are not considered in the weighted average exercise price as these awards have no exercise price.

(3)
Assumes all unvested awards are issuable at the maximum potential number of shares issuable and may overstate potential dilution.

Under the 2014 Plan, the board is authorized to grant a variety of stock-based awards, including stock options, restricted stock and deferred stock, to its directors and certain of its employees. The number of securities set forth in column (c) above reflects securities available for issuance as stock options, restricted stock and deferred stock under the company’s compensation plans. The number of shares originally available under the 2014 Plan was 8,000,000 shares. On May 25, 2023, the company amended and restated the 2014 Plan to register an additional 9,340,000 shares of common stock. The 2014 Plan replaced the EPIP, the Stock Appreciation Rights Plan, and the Annual Executive Bonus Plan. As a result, no additional shares will be issued under the EPIP. There are 50,597 deferred shares outstanding under the EPIP that will be issued at the end of the deferral period. See Note 19, Stock-Based Compensation, of Notes to Consolidated Financial Statements of the company’s Form 10-K filed on February 25, 2026 for additional information on equity compensation plans.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	74

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
PRINCIPAL SHAREHOLDERS
The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock, as of the dates indicated in the footnotes to the table:
NAME AND ADDRESS OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENT OF CLASS(1)
BlackRock, Inc.(2) 50 Hudson Yards New York, NY 10001	18,400,645	8.69%
Fuller & Thaler Asset Management, Inc.(3) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	12,891,094.26	6.08%

(1)
Percent of class is based upon 211,856,467 shares of Flowers Foods common stock outstanding on March 5, 2026.

(2)
The beneficial ownership reported is based upon a Schedule 13G/A filed by BlackRock, Inc. on January 25, 2024. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power as to all shares reported and sole voting power as to 17,925,112 shares.

(3)
The beneficial ownership reported is based upon a Schedule 13G filed by Fuller & Thaler Asset Management, Inc. on August 14, 2025. The Schedule 13G indicates that Fuller & Thaler Asset Management, Inc. has sole dispositive power as to all shares reported and sole voting power as to 12,738,533.26 shares.

SHARE OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS AND DIRECTORS
The following table lists information as of March 5, 2026, regarding the number of shares owned by each director and each Named Executive listed on the Fiscal 2025 Summary Compensation Table and by all of our directors and executive officers as a group. The address of each person in the table is Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757 unless otherwise indicated.
NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1) (#)	PERCENT OF CLASS(14)
Edward J. Casey, Jr.	41,411(2)	*
Thomas C. Chubb, III	54,432(3)	*
George E. Deese	3,086,757(4)	1.46%
Rhonda O. Gass	81,571(5)	*
Brigitte H. King	20,184(6)	*
R. Steve Kinsey	498,111	*
Margaret G. Lewis	97,278(7)	*
W. Jameson McFadden	9,203,568(8)	4.34%
A. Ryals McMullian	1,569,720(9)	*
D. Anthony Scaglione	189,180
Joanne D. Smith	34,602(10)	*
Sterling A. Spainhour	15,142(11)	*
James T. Spear	110,049(12)	*
Terry S. Thomas	114,977	*
Stephanie B. Tillman	111,329(13)	*
Heeth Varnedoe IV	124,822	*
All Directors and Executive Officers as a Group (20 persons)	15,321,466	7.23%
Represents beneficial ownership of less than 1% of Flowers Foods common stock.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	75

SHARE OWNERSHIP
(1)
Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)
Includes 8,571 shares of deferred stock, which would be distributed to Mr. Casey if he had separated his service from the company on March 5, 2026.

(3)
Includes 8,571 shares of deferred stock, which would be distributed to Mr. Chubb if he had separated his service from the company on March 5, 2026.

(4)
Includes (i) 50,301 shares owned by the spouse of Mr. Deese, as to which shares Mr. Deese disclaims any beneficial ownership; (ii) 675,000 shares held by a family LLC, over which shares Mr. Deese shares joint voting and dispositive power; (iii) 334,178 shares held by ten family trusts, over which shares Mr. Deese shares joint voting and dispositive power; and (iv) 8,571 shares of deferred stock, which would be distributed to Mr. Deese if he had separated his service from the company on March 5, 2026.

(5)
Includes 9,891 shares of deferred stock, which would be distributed to Ms. Gass if she had separated her service from the company on March 5, 2026.

(6)
Includes 15,524 shares of deferred stock, which would be distributed to Ms. King if she had separated her service from the company on March 5, 2026.

(7)
Includes 8,571 shares of deferred stock, which would be distributed to Ms. Lewis if she had separated her service from the company on March 5, 2026.

(8)
Includes (i) 460,383 shares held in a trust of which Mr. McFadden is the sole beneficiary and has no voting power over such shares; (ii) 8,571 shares of deferred stock, which would be distributed to Mr. McFadden if he had separated his service from the company on March 5, 2026; (iii) 8,551,860 shares held by investment advisory clients of Wellington Shields & Co., of which Mr. McFadden is chief executive officer and senior portfolio manager, as to which shares Mr. McFadden disclaims any beneficial ownership, including 128,491 shares held by family trusts, of which Mr. McFadden is trustee, and 865 shares held in custodial accounts, of which Mr. McFadden is custodian; and (iv) 2,993 shares held in a custodial account for Mr. McFadden’s daughter of which Mr. McFadden is custodian; and (v) 1,363 shares held in a custodial account for Mr. McFadden’s son, of which Mr. Fadden is custodian. Mr. McFadden’s business address is Wellington Shields & Co., 60 Broad Street, New York, NY 10004.

(9)
Includes (i) 22,088 shares held by the spouse of Mr. McMullian and 126,383 shares held by family trusts for the benefit of Mr. McMullian’s minor children, in each case as to which shares Mr. McMullian disclaims any beneficial ownership; and (ii) 55,063 shares held by a corporation of which Mr. McMullian is a director and shares voting and dispositive power over the shares.

(10)
Includes 25,500 shares of deferred stock, which would be distributed to Ms. Smith if she had separated her service from the company on March 5, 2026.

(11)
Includes 7,242 shares of deferred stock, which would be distributed to Mr. Spainhour if he separated his service from the company on March 5, 2026.

(12)
Includes 11,218 shares of deferred stock, which would be distributed to Mr. Spear if he separated his service from the company on March 5, 2026.

(13)
Includes 600 shares held by Ms. Tillman as custodian, as to which shares Ms. Tillman disclaims any beneficial ownership.

(14)
Percent of class is based upon 211,856,467 shares of Flowers Foods common stock outstanding on March 5, 2026.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that certain of our officers, our directors and persons who beneficially own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. The SEC has established specific due dates for these reports and we are required to disclose in this proxy statement any known late filings or failures to file. Based solely on our review of Section 16 reports filed electronically with the SEC and written representations from certain reporting persons, except as set forth below, we believe that all Section 16(a) filing requirements applicable to those officers, directors and 10% shareholders were satisfied.
Due to administrative errors, a Form 4 reporting a gift of shares by Mr. Varnedoe that should have been reported by November 28, 2025 was filed late on December 1, 2025; a Form 4 reporting a gift of shares to Mr. McFadden that should have been reported by January 5, 2026 was filed late on March 5, 2026; an amended Form 4, amending a Form 4 originally filed on January 7, 2026, correcting two transactions regarding shares withheld upon vesting of time-based restricted stock units awards to Ms. Cindy Cox was filed on January 20, 2026; and an amended Form 4, amending a Form 4 originally filed on January 6, 2026, correcting the amount of an award of time-based restricted stock units to Mr. McMullian was filed on March 4, 2026.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	76

ADDITIONAL INFORMATION

2026 ANNUAL MEETING OF SHAREHOLDERS
DATE AND TIME	LIVE WEBCAST	RECORD DATE
May 29, 2026 11:30 a.m. Eastern Time	www.virtualshareholder meeting.com/FLO2026	March 24, 2026
Questions and Answers about the Annual Meeting and Voting
WHAT IS THE PURPOSE OF THE ANNUAL MEETING, AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON EACH PROPOSAL?
At the annual meeting, shareholders will consider the following:
PROPOSAL		BOARD’S RECOMMENDATION	PAGE REFERENCE
1	Election of Nine Director-Nominees to Serve for One-Year Terms	FOR each Director-Nominee	6
2	Approval, on an Advisory Basis, of the Company’s Named Executive Officer Compensation	FOR	29
3	Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	FOR	59
4	Approval of the Flowers Foods, Inc. 2026 Equity and Incentive Compensation Plan	FOR	63
The shareholders will also transact any other business that may properly come before the annual meeting and any adjournment or postponement of the annual meeting. In addition, Flowers Foods’ senior management team will respond to questions from shareholders.
HOW DO I ATTEND THE ANNUAL MEETING?
This year’s annual meeting will be a virtual meeting of the shareholders conducted via live webcast. The meeting will be followed by a question and answer session. All shareholders of record on March 24, 2026, are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting.
To attend the meeting please visit www.virtualshareholdermeeting.com/FLO2026. To participate in the annual meeting, you will need the 16-digit control number included on your proxy card, voting instruction form or notice of internet availability of proxy materials (“Notice”). If you are the beneficial owner of shares held in street name, you may contact your bank, broker or other record holder if you have questions about obtaining your 16-digit control number; instructions should also be provided on the Notice or voting instruction form provided by your bank, broker or other record holder.
Shareholders may submit questions in advance of the annual meeting at www.proxyvote.com by clicking the “Submit Questions” tab no later than 24 hours before the meeting. To submit questions through www.proxyvote.com, you will need to log in with the 16-digit control number included on your proxy card, voting instruction form or Notice previously received. Questions pertinent to annual meeting matters may be answered during the annual meeting, subject to time constraints. Questions that are substantially similar may be grouped and answered once to avoid repetition.
Additional information regarding the rules of conduct and other materials for the virtual annual meeting, including the list of our shareholders of record, will be available during the meeting on the meeting website.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	77

ADDITIONAL INFORMATION
If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the numbers listed on the log-in screen. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investors website, investors.flowersfoods.com, including information on when the meeting will be reconvened.
Electronic entry to the meeting will begin at 11:15 a.m. Eastern Time, and the meeting will begin promptly at 11:30 a.m. Eastern Time.
WHAT IS A PROXY?
A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the annual meeting. These three officers are:
•
A. Ryals McMullian, our chairman and chief executive officer,

•
D. Anthony Scaglione, our chief financial officer, and

•
Stephanie B. Tillman, our chief legal counsel.

ARE THE PROXY MATERIALS AVAILABLE ELECTRONICALLY?
Yes. Under SEC rules and regulations, Flowers Foods is making this proxy statement and its 2025 annual report available to its shareholders electronically on the Internet at www.proxyvote.com. On or about April 14, 2026, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our 2025 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in this proxy statement and our 2025 annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.
If you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2025 annual report, please follow the instructions contained on the Notice.
WHO CAN VOTE?
To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on March 24, 2026, which is the record date for the annual meeting. There were 211,856,467 shares of our common stock outstanding and entitled to vote on the record date.
HOW MANY VOTES DO I HAVE?
You are entitled to one vote on each of the nine director-nominees and one vote on each other matter to be voted upon at the annual meeting for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the nine director-nominees and for each other matter to be voted upon at the annual meeting.
HOW DO I VOTE?
TELEPHONE	INTERNET	MAIL	AT THE MEETING
Call 24/7 1 (800) 690-6903 Vote up until 11:59 pm ET on May 28, 2026, or up until 11:59 pm ET on May 27, 2026, for shares held in the 401(k) Plan	Before the meeting, go to www.proxyvote.com Vote up until 11:59 pm ET on May 28, 2026, or up until 11:59 pm ET on May 27, 2026, for shares held in the 401(k) Plan	Mark, sign, and date your proxy card or voting instruction form and return it in the enclosed postage-paid envelope	During the meeting, go to www.virtualshareholder meeting.com/FLO2026
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	78

ADDITIONAL INFORMATION
Shareholders of record and beneficial owners can vote in the following ways:
•
Voting by Mail. If you are a shareholder of record who received printed copies of your proxy materials, you may vote by signing, dating, and returning your proxy card in the enclosed prepaid envelope. If you are a beneficial owner of shares held in street name who received printed copies of your proxy materials, you should complete, sign, date, and return the voting instruction form provided to you by your broker or nominee.

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Telephone Voting. You may authorize the voting of your shares by following the instructions set forth on your proxy card or voting instruction form.

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Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the instructions set forth on your proxy card, voting instruction form, or Notice.

•
Vote at the Meeting. You may vote during the annual meeting by logging into the annual meeting website at www.virtualshareholdermeeting.com/FLO2026 and following the instructions provided on the website. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, telephone or mail prior to the meeting, even if you plan to attend the virtual annual meeting. Voting electronically online during the annual meeting will replace any previous votes.

By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically by the Internet or telephone or during the annual meeting), you appoint A. Ryals McMullian, D. Anthony Scaglione and Stephanie B. Tillman to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet, telephone, and virtual annual meeting voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions, and confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet, telephone, or during the annual meeting should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.
HOW DO I VOTE MY 401(K) SHARES?
If you participate in the 401(k) Plan and you received the Notice, you may vote by the Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but would like to receive a printed copy of this proxy statement and our 2025 annual report, please follow the instructions contained on the Notice. By voting, you will direct Empower Trust Company, LLC, as trustee of the 401(k) Plan (the “Trustee”), how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of common stock credited to the 401(k) Plan participants’ accounts for which the Trustee receives voting instructions from the 401(k) Plan participants. The number of shares you are eligible to vote is based on the number of shares of Flowers Foods common stock in your account on the record date for the annual meeting.
If you are a participant in the 401(k) Plan, you may attend the annual meeting, but you will not be able to vote the shares held in the 401(k) Plan electronically during the annual meeting. You must vote in advance of the annual meeting online, by phone, or by mail.
IF I AM A REGISTERED SHAREHOLDER, WHAT IF I DO NOT GIVE ANY INSTRUCTIONS ON A PARTICULAR MATTER DESCRIBED IN THIS PROXY STATEMENT WHEN VOTING BY MAIL?
Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted “FOR” the election of each director-nominee in Proposal 1, “FOR” Proposals 2 and 3, and “FOR” Proposal 4.
CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD/VOTING INSTRUCTION FORM OR AFTER I HAVE AUTHORIZED THE VOTING OF MY SHARES BY INTERNET OR TELEPHONE?
Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:
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signing and delivering a proxy card or voting instruction form with a later date;

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giving our corporate secretary a written notice before the annual meeting that you want to revoke your proxy;

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entering a new vote online or by phone prior to the annual meeting; or

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voting online during the virtual annual meeting.

2026 PROXY STATEMENT / FLOWERS FOODS, INC.	79

ADDITIONAL INFORMATION
CAN I VOTE IF MY SHARES ARE HELD IN “STREET NAME” BY A BANK, BROKER OR OTHER RECORD HOLDER?
If your shares of Flowers Foods common stock are held in “street name” by a bank, broker or other record holder, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that bank, broker or other record holder. Internet and telephone voting are offered to shareholders who own their shares of Flowers Foods common stock through certain banks and brokers.
Proposals 1, 2 and 4 are considered non-discretionary matters under applicable NYSE rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposals 1, 2 and 4. Proposal 3 is considered a discretionary matter under applicable NYSE rules, and a broker or other nominee may (but is not required to) vote “FOR” Proposal 3 without instructions. Accordingly, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.
HOW WILL ABSTENTIONS BE TREATED?
Abstentions will be counted as present in determining whether the quorum requirement is satisfied, but will not be included in vote totals and will not affect the outcome of the vote with respect to Proposals 1, 2, 3, and 4.
WHAT CONSTITUTES A QUORUM?
A majority of the votes entitled to be cast on a matter by the voting group, represented in person or by proxy, will constitute a quorum of that voting group for action on that matter. Therefore, the holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or represented by proxy to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied.
WHAT IF A QUORUM IS NOT PRESENT AT THE MEETING?
If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 120 days requiring the board to fix a new record date pursuant to the company’s bylaws, no other notice will be given. An adjournment or postponement will not affect the business that may be conducted at the annual meeting.
WHAT VOTE IS REQUIRED FOR EACH MATTER TO BE VOTED UPON AT THE ANNUAL MEETING?
•
With regard to Proposal 1, each of the nine nominees for director who receive a majority of the votes cast at the annual meeting will be elected (meaning the number of shares voted “FOR” a director-nominee must exceed the number of shares voted “AGAINST” that director-nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “FOR” votes, which is described in our corporate governance guidelines.

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Approval of Proposals 2, 3 and 4 requires the votes cast within the voting group favoring the action to exceed the votes cast opposing the action.

HOW WILL BROKER “NON-VOTES” BE TREATED?
Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and will not affect the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.
In order for your shares to be voted on all matters presented at the annual meeting, including the election of directors, we urge all shareholders whose shares are held in street name by a bank, broker or other record holder to provide voting instructions to the bank, broker or other record holder.
WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING OR WILL OTHER MATTERS BE VOTED ON?
At this time, the board of directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, the persons named as proxies, Messrs. McMullian and Scaglione and Ms. Tillman, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	80

ADDITIONAL INFORMATION
WHERE CAN I FIND THE VOTING RESULTS FROM THE ANNUAL MEETING?
We will report the voting results from the annual meeting on a Current Report on Form 8-K, which we expect to file with the SEC on or before June 4, 2026.
HOW AND WHEN MAY I SUBMIT A SHAREHOLDER PROPOSAL FOR THE 2027 ANNUAL MEETING?
For information on how and when you may submit a shareholder proposal for the 2027 annual meeting of shareholders, please see “— 2027 Shareholder Proposals” below.
WHO PAYS THE COSTS OF SOLICITING PROXIES?
We will pay the cost of soliciting proxies. We have engaged Sodali & Co to assist in the solicitation of votes for a fee of $13,500, plus out-of-pocket expenses. You may contact our proxy solicitor at:
Sodali & Co
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: FLO.info@investor.sodali.com
In addition, our directors and officers may solicit proxies in person, by telephone or email, but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of common stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.
HOW CAN I OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K?
The Notice, this proxy statement and our 2025 annual report are available on the Internet at:
www.proxyvote.com

You may also receive a copy of our 2025 annual report free of charge by sending a written request to:
Flowers Foods, Inc. Attention: Corporate Secretary 1919 Flowers Circle Thomasville, Georgia 31757

If you elected to receive your proxy materials by mail, a copy of our 2025 annual report, which includes our Annual Report on Form 10-K and our financial statements for the fiscal year ended January 3, 2026, is included in the mailing of this proxy statement.
The annual report does not form any part of the material for the solicitation of proxies.
CAN I ELECT TO RECEIVE FUTURE NOTICES AND PROXY MATERIALS ELECTRONICALLY?
Yes. If you are a registered shareholder or if you participate in the 401(k) Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please contact our corporate legal manager at compliancemanager@flocorp.com or (229) 226-9116 if you need assistance.
If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.
WHO SHOULD I CONTACT IF I HAVE ANY QUESTIONS?
If you have any questions about the annual meeting or your ownership of our common stock, please contact our corporate legal manager at the above address or by emailing compliancemanager@flocorp.com or calling (229) 226-9116.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	81

ADDITIONAL INFORMATION
2027 Shareholder Proposals and Director Nominations
In order to properly submit a shareholder proposal for inclusion in the proxy statement for the 2027 annual meeting of shareholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal executive offices in Thomasville, Georgia, as set forth below, no later than December 15, 2026.
If you wish to present a proposal, including the nomination of directors, before the 2027 annual meeting of shareholders, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our bylaws. These procedures provide that notice of such business to be brought before the meeting must be delivered to or mailed and received by our Secretary at the principal executive offices of the company (Stephanie B. Tillman, Chief Legal Counsel; 1919 Flowers Circle, Thomasville, Georgia 31757) not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the preceding year’s annual meeting of shareholders took place (in the event that the date of the annual meeting is changed by more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so received not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting, or if the public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement is first made of the changed date of the meeting).
In addition, these procedures include, without limitation, a requirement to provide: (i) the name, address, and share ownership information of the proposing shareholder, (ii) any information relating to the proposing shareholder that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act, and (iii) if applicable, a written representation as to whether the proposing shareholder intends, or is part of a group that intends, to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of nominees other than the nominees of the board of directors or a duly authorized committee thereof, in accordance with Rule 14a-19 under the Exchange Act.
We must receive your proposal at the address of our principal executive offices noted above no earlier than January 29, 2027 and no later than February 28, 2027. If your proposal is not properly brought before the 2027 annual meeting of shareholders in accordance with our bylaws, the chairman of the board of directors may declare such proposal not properly brought before the 2027 annual meeting of shareholders, and it will not be acted upon.
Delivery of Proxy Materials to Households
Under the rules of the SEC, the company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the company to mail a single set of proxy materials to any household in which two or more different shareholders reside and are members of the same household or in which one shareholder has multiple accounts. The company did not household materials for the 2026 annual meeting of shareholders. If the company households materials for future meetings, then only one copy of the company’s Notice or annual report and proxy statement will be sent to multiple shareholders of the company who share the same address and last name, unless the company has received contrary instructions from one or more of those shareholders.
In addition, the company has been notified that certain intermediaries (i.e., banks, brokers or other nominees) will household proxy materials for the 2026 annual meeting of shareholders. For voting purposes, a separate proxy card will be included for each account at the shared address. The company will deliver promptly, upon oral or written request, a separate copy of the Notice or annual report and proxy statement to any shareholder at the same address. If you wish to receive a separate copy of the Notice or annual report and proxy statement for the 2026 annual meeting or for future meetings, you may contact the company’s Investor Relations Department at:
Flowers Foods, Inc. Attention: Investor Relations Department 1919 Flowers Circle Thomasville, Georgia 31757
(229) 226-9116
https://www.flowersfoods.com/contact/ investor-relations

You may also contact your bank, broker or other nominee to make a similar request. Shareholders sharing an address who now receive multiple copies of the company’s annual report and proxy statement may request delivery of a single copy by contacting the company as indicated above, or by contacting their bank, broker or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	82

APPENDIX A — NON-GAAP FINANCIAL MEASURES

Information Regarding Non-GAAP Financial Measures
The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). However, from time to time, the company may present in its public statements, press releases and Securities and Exchange Commission filings, non-GAAP financial measures such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share (“EPS”) (collectively, the “Non-GAAP Measures”). The reconciliations below provide reconciliations of the non-GAAP measures used in this proxy statement to the most comparable GAAP financial measure. The company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. Earnings are net income. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.
EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP.
The company defines adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted EPS, respectively, to exclude additional costs that the company considers important to present to investors to increase the investors’ insights about the company’s core operations. These costs include, but are not limited to, the costs of closing a plant or costs associated with acquisition-related activities, restructuring activities, certain impairment charges, legal settlements, costs to implement an enterprise resource planning system and enhance bakery digital capabilities (business process improvement costs) to provide investors direct insight into these costs, and other costs impacting past and future comparability. The company believes that these measures, when considered together with its GAAP financial results, provide management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges. Adjusted EBITDA is used as the primary performance measure in the company’s 2014 Omnibus Equity and Incentive Compensation Plan (Amended and Restated Effective May 25, 2023).
The reconciliations below provide a reconciliation of the Non-GAAP Measures used in this proxy statement to the most comparable GAAP financial measure.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	A- 1

APPENDIX A — NON-GAAP FINANCIAL MEASURES
Net Income to Adjusted EBITDA
(IN THOUSANDS)	2024 ($)
NET INCOME	248,116
Income tax expense	80,826
Interest expense, net	19,623
Depreciation and amortization	159,210
EBITDA	507,775
Business process improvement costs	4,529
Plant closure costs and impairment of assets	10,310
Restructuring-related implementation costs	2,979
Legal settlements and related costs	3,800
Other pension (benefit) cost	(273)
Acquisition and integration-related costs	2,008
Restructuring charges	7,403
ADJUSTED EBITDA	538,531
Net Sales	5,103,487
ADJUSTED EBITDA MARGIN	10.6%
(IN THOUSANDS)	2025 ($)
NET INCOME	83,825
Income tax expense	31,243
Interest expense, net	59,294
Depreciation and amortization	167,427
EBITDA	341,789
Business process improvement costs	3,368
Plant closure costs and impairment of assets	7,397
Restructuring-related implementation costs	19,529
Impairment of intangible assets	135,981
Loss on inferior ingredients	2,657
Legal settlements and related costs	902
Other pension (benefit) cost	(381)
Acquisition and integration-related costs	17,904
Restructuring charges	6,083
ADJUSTED EBITDA	535,229
Net Sales	5,256,479
ADJUSTED EBITDA MARGIN	10.2%
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	A- 2

APPENDIX A — NON-GAAP FINANCIAL MEASURES
Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
2024 ($)
NET INCOME PER DILUTED COMMON SHARE	1.17
Business process improvement costs	0.02
Plant closure costs and impairment of assets	0.04
Restructuring charges	0.03
Restructuring-related implementation costs	0.01
Legal settlements and related costs	0.01
Pension plan settlement loss	NM
Acquisition and integration-related costs	0.01
ADJUSTED NET INCOME PER DILUTED COMMON SHARE	1.28
2025 ($)
NET INCOME PER DILUTED COMMON SHARE	0.40
Business process improvement costs	0.01
Plant closure costs and impairment of assets	0.03
Restructuring charges	0.02
Restructuring-related implementation costs	0.07
Impairment of intangible assets	0.48
Loss on inferior ingredients	0.01
Legal settlements and related costs	NM
Acquisition and integration-related costs	0.07
ADJUSTED NET INCOME PER DILUTED COMMON SHARE	1.09
NM — Not meaningful.
Net Income to Adjusted Net Income
(IN THOUSANDS)	2024 ($)
NET INCOME	248,116
Business process improvement costs	3,397
Plant closure costs and impairment of assets	7,732
Restructuring-related implementation costs	2,234
Pension plan settlement loss	181
Acquisition and integration-related costs	1,506
Legal settlements and related costs	2,850
Restructuring charges	5,552
ADJUSTED NET INCOME	271,568
(IN THOUSANDS)	2025 ($)
NET INCOME	83,825
Business process improvement costs	2,526
Plant closure costs and impairment of assets	5,547
Restructuring-related implementation costs	14,647
Impairment of intangible asset	101,986
Loss on inferior ingredients	1,993
Acquisition and integration-related costs	15,811
Legal settlements and related costs	676
Restructuring charges	4,562
ADJUSTED NET INCOME	231,573
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	A- 3

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN

FLOWERS FOODS, INC.
2026 EQUITY AND INCENTIVE COMPENSATION PLAN
1.   Purpose.   The purpose of this 2026 Equity and Incentive Compensation Plan is to permit award grants to non-employee Directors, officers, and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.
2.   Definitions.   Except as otherwise provided herein, the following are the definitions used in this Plan:
(a)   “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.
(b)   “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.
(c)   “Board” means the Board of Directors of the Company.
(d)   “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.
(e)   “Change in Control” has the meaning set forth in Section 12 of this Plan.
(f)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.
(g)   “Committee” means the Compensation and Human Capital Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 16 of this Plan.
(h)   “Common Stock” means the common stock of the Company, $0.01 par value per share, or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
(i)   “Company” means Flowers Foods, Inc., a Georgia corporation, and its successors.
(j)   “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).
(k)   “Director” means a member of the Board.
(l)   “Disability” means, except as otherwise provided in an Evidence of Award, disability as defined in a group long-term disability plan maintained by the Company as determined by the plan’s claims fiduciary, or if no such plan is applicable, disability means Social Security disabled as determined by the Social Security Administration, provided, however, for non-employee Directors, disability means a disability as determined under procedures established by the Committee for purposes of this Plan.
(m)   “Effective Date” means the date this Plan is approved by the shareholders of the Company.
(n)   “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.
(o)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 1

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
(p)   “Incentive Stock Option” means an Option Right that meets the requirements of Section 422 of the Code or any successor provision and which is intended by the Committee to constitute an “incentive stock option” under Section 422 of the Code or any successor provision.
(q)   “Management Objectives” means performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Management Objectives may be based on one or more, or a combination, of the following metrics (including relative or growth achievement regarding such metrics), or such other metrics as may be determined by the Committee:
(i)
Profits (e.g., operating income, EBIT, EBT, net income, earnings per share, residual or economic earnings, economic profit — these profitability metrics could be measured before certain specified special items and/or subject to GAAP definition);

(ii)
Cash Flow (e.g., EBITDA, free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

(iii)
Returns (e.g., Profits or Cash Flow returns on: assets, invested capital, net capital employed, and equity);

(iv)
Working Capital (e.g., working capital divided by sales, days’ sales outstanding, days’ sales inventory, and days’ sales in payables);

(v)
Profit Margins (e.g., Profits divided by revenues, gross margins and material margins divided by revenues, and material margin divided by sales pounds);

(vi)
Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio);

(vii)
Sales Growth, Gross Margin Growth, Cost Initiative and Stock Price Metrics (e.g., revenues, revenue growth, revenue growth outside the United States, gross margin and gross margin growth, material margin and material margin growth, stock price appreciation, total return to shareholders, sales and administrative costs divided by sales, and sales and administrative costs divided by profits); and

(viii)
Strategic Initiative Key Deliverable Metrics consisting of one or more of the following: product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.
(r)   “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Stock is then listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.
(s)   “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
(t)   “Option Price” means the purchase price payable on exercise of an Option Right.
(u)   “Option Right” means the right to purchase Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.
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APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
(v)   “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person, including a consultant, who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee (provided such person satisfies the Form S-8 definition of “employee”), or (iii) a non-employee Director.
(w)   “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.
(x)   “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.
(y)   “Performance Unit” means a bookkeeping entry award granted pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
(z)   “Plan” means this Flowers Foods, Inc. 2026 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time.
(aa)   “Predecessor Plan” the Flowers Foods, Inc. 2014 Omnibus Equity and Incentive Compensation Plan, as amended or amended and restated from time to time.
(bb)   “Restricted Stock” means Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
(cc)   “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Stock, cash, or a combination thereof at the end of a specified period.
(dd)   “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
(ee)   “Retirement” means, except as otherwise provided in an Evidence of Award, termination of employment, other than due to death or Disability, after the Participant attains at least age fifty-five (55), provided that the sum of the Participant’s age plus years of service is an amount equal to or greater than sixty-five (65); provided, however, for non-Employee Directors “retirement” means, except as otherwise provided in an Evidence of Award, termination of service on or after attainment of age 65. The Committee may provide in any Evidence of Award for another definition of “Retirement,” including by requiring additional notice or other conditions.
(ff)   “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
(gg)   “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.
(hh)   “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.
3.   Shares Available Under this Plan.
(a)   Maximum Shares Available Under this Plan.
(i)
Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock that may be issued or transferred pursuant to this Plan with respect to (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents, will not exceed in the aggregate (w) 8,400,000 shares of Common Stock, minus (x) as of the Effective Date, 0.40 shares of Common Stock for every one share of Common Stock subject to an award of stock options or stock appreciation rights granted under the Predecessor Plan after March 4, 2026 and before the Effective Date, and minus (y) as of the

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APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
Effective Date, one share of Common Stock for every one share of Common Stock subject to an award other than stock options or stock appreciation rights granted under the Predecessor Plan after March 4, 2026 and before the Effective Date, plus (z) the shares of Common Stock that become available under this Plan pursuant to Section 3(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
(ii)
Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of shares of Common Stock available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock issued or transferred in connection with an award granted under this Plan. Subject to the provisions of Section 3(b) of this Plan, shares of Common Stock covered by an award granted under this Plan will not be counted as used unless and until they are actually issued or transferred.

(b)   Share Counting Rules.
(i)
Except as provided in Section 22 of this Plan, if any shares of Common Stock issued or transferred pursuant to an award granted under this Plan are forfeited, or an award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock issued or transferred pursuant to, or subject to, such award (as applicable) will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available (or continue to be available, as applicable) for issuance or transfer under Section 3(a)(i) above.

(ii)
If after March 4, 2026, any shares of Common Stock subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires or is settled for cash , the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for issuance or transfer under Section 3(a)(i) of this Plan (at a rate of 0.40 shares of Common Stock for every one share of Common Stock subject to awards of stock options or stock appreciation rights and one share of Common stock for every one share of Common Stock subject to awards other than stock options or stock appreciation rights).

(iii)
Notwithstanding anything to the contrary contained in this Plan, the following shares of Common Stock will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available for issuance or transfer under Section 3(a)(i) of this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right; (B) Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding; (C) shares of Common Stock subject to a stock-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(iv)
If, under this Plan, a Participant has elected to give up the right to receive cash compensation in exchange for Common Stock based on fair market value, such Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)   Limit on Incentive Stock Options.   Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 8,400,000 shares of Common Stock.
(d)   Non-Employee Director Compensation Limit.   Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation, including cash compensation, for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.
(e)   Minimum Vesting.   Notwithstanding anything in this Plan (outside of this Section 3(e)) to the contrary, awards granted under this Plan (other than cash-based awards) shall vest no earlier than the one year anniversary of the applicable Date of Grant; provided, however, that, notwithstanding the foregoing, the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 22(a) of this Plan; (ii) shares of Common Stock delivered in lieu of fully vested cash obligations; (iii) awards to non-employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of the Company’s shareholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of the Company’s shareholders; and (iv) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under this Plan pursuant to Section 3(a) (subject to adjustment under Section 11). Nothing in this Section 3(e) or otherwise in this Plan, however, shall preclude the Committee, in its sole
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APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
discretion, from (x) providing for continued vesting or accelerated vesting for any award under this Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control or (y) exercising its authority under Section 17(c) at any time following the grant of an award.
4.   Option Rights.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.
(b)   Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.
(c)   Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
(d)   To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
(e)   Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability, or termination of employment or service of a Participant or in the event of a Change in Control.
(f)   Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.
(g)   Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
(h)   No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.
(i)   Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(j)   Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
5.   Appreciation Rights.
(a)   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.
(b)   Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)
Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Stock or any combination thereof.

(ii)
Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation

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APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(iii)
Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)
Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c)   Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.
(d)   Also, regarding Appreciation Rights:
(i)
Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)
No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6.   Restricted Stock.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each such grant or sale will constitute an immediate transfer of the ownership of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.
(d)   Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).
(e)   Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.
(f)   Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(g)   Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.
(h)   Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares, or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.
7.   Restricted Stock Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
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APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
(a)   Each such grant or sale will constitute the agreement by the Company to deliver Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.
(b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.
(c)   Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(d)   During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.
(e)   Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Stock or cash, or a combination thereof.
(f)   Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
8.   Cash Incentive Awards, Performance Shares and Performance Units.   The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(a)   Each grant will specify the number or amount of Performance Shares or Performance Units, or cash amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.
(b)   The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(c)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.
(d)   Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.
(e)   The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Stock, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.
(f)   Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
9.   Other Awards.
(a)   Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with
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APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Stock, other awards, notes or other property, as the Committee determines.
(b)   Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.
(c)   The Committee may authorize the grant of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.
(d)   The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Stock; provided, however, that dividend equivalents or other distributions on Common Stock underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.
(e)   Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award upon certain events, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.
(f)   Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.
10.   Transferability.
(a)   Except as otherwise determined by the Committee, and subject to compliance with Section 18(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution, and in no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.
(b)   The Committee may specify on the Date of Grant that part or all of the Common Stock that is (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or other awards under this Plan or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
11.   Adjustments.   The Committee will make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, determines, in good faith, is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and will require in connection therewith the surrender of all awards so
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 8

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee will also make or provide for such adjustments in the numbers of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, determines in good faith, is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.
12.   Change in Control.   “Change in Control” means:
(a)   any “Person” (as such term is defined in Sections 13(d) or 14(d)(2) of the Exchange Act; hereafter, a “Person”) is on the date hereof or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the Voting Power; provided, however, that for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control:
(i)
(A) any acquisition of Voting Power directly from the Company that is approved by a majority of those persons serving as directors of the Company on the date of this Plan (the “Original Directors”) or their Successors (as defined below), (B) any acquisition of Voting Power by the Company, or any Subsidiary, and (C) any acquisition of Voting Power by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company, or any Subsidiary (the term “Successors” shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company as the case may be, at the time of such election or nomination for election);

(ii)
if any Person is or becomes the beneficial owner of 35% or more of the Voting Power as a result of a transaction described in clause (A) of Section 12(a)(i) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Power representing 1% or more of the then-outstanding Voting Power other than in an acquisition directly from the Company that is approved by a majority of the Original Directors or their Successors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Power are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(iii)
a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 35% or more of the Voting Power as a result of a reduction in the number of shares of Voting Power outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Original Directors or their Successors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Power representing 1% or more of the then-outstanding Voting Power other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Power are treated equally; or

(iv)
if at least a majority of the Original Directors or their Successors determine in good faith that a Person has acquired beneficial ownership of 35% or more of the Voting Power inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Original Directors or their Successors a sufficient number of shares so that such Person beneficially owns less than 35% of the Voting Power then no Change in Control shall have occurred as a result of such Person’s acquisition.

(b)   The Company consummates a merger or consolidation in which shareholders of the Company immediately prior to entering into such agreement will beneficially own immediately after the effective time of the merger or consolidation securities of the Company or any surviving or new corporation, as the case may be, having less than 60% of the Voting Power or any surviving or new corporation, as the case may be, including Voting Power exercisable on a contingent or deferred basis as well as immediately exercisable Voting Power, excluding any merger or combination of a wholly owned Subsidiary into the Company, or the Company into a wholly owned Subsidiary; or
(c)   The Company consummates a sale, lease, exchange or other transfer or disposition of all or substantially all of its assets to any Person other than to a wholly owned Subsidiary, but not including (i) a mortgage or pledge of assets granted in connection with a financing or (ii) a spin-off or sale of assets if the Company continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; or
(d)   the Original Directors and/or their Successors as defined above in Section 12(a)(i)(A) of this definition do not constitute a majority of the whole Board as the case may be; or
(e)   approval by the shareholders of the Company of a complete liquidation or dissolution of the Company as the case may be.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 9

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
13.   Clawback and Recoupment Provisions.   Any Evidence of Award (or any part thereof) may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain or earnings related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee in accordance with (a) any Company clawback or recoupment policy or policies as adopted from time to time, including any policy that is adopted to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise (in each case, the “Clawback Policy”), or (b) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations, or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting awards under the Plan, the Participants consent to be bound by the terms of the Clawback Policy, if applicable, and agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup any award, any gains or earnings related to any award, or any other amount paid under the Plan or otherwise subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.
14.   Withholding Taxes.   To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax and other laws, the Committee may require the Participant to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock delivered or required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld, or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Stock to be withheld and delivered pursuant to this Section 14 exceed the minimum amount required to be withheld unless (i) an additional amount can be withheld and not result in adverse accounting consequences, and (ii) such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Stock acquired upon the exercise of Option Rights. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes required to be withheld under applicable income, employment, tax or other laws in connection with any payment made or benefit realized by a Participant under this Plan, and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes.
15.   Non U.S. Participants.   In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
16.   Administration of this Plan.
(a)   This Plan will be administered by the Committee; provided, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.
(b)   The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 10

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.
(c)   To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee or the subcommittee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of shares of Common Stock such officer(s) may grant and such terms as required by applicable law; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.
17.   Amendments.
(a)   The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, all as determined by the Board, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
(b)   Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 17(b) may not be amended without approval by the Company’s shareholders.
(c)   If permitted by Section 409A of the Code, but subject to Section 17(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or holds Common Stock subject to any transfer restriction imposed pursuant to Section 10(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
(d)   Subject to Section 17(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 11

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
18.   Compliance with Section 409A of the Code.
(a)   To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(b)   Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its affiliates.
(c)   If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(d)   Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.
(e)   Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
19.   Miscellaneous Provisions.
(a)   The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
(b)   This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
(c)   Except with respect to Section 19(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
(d)   No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
(e)   Subject to Section 409A of the Code, absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.
(f)   No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 12

APPENDIX B —  FLOWERS FOODS, INC. 2026 EQUITY AND INCENTIVE COMPENSATION PLAN
(g)   The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
(h)   Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Stock or cash payments under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.
(i)   If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
20.   Effective Date/Termination.   This Plan will be effective as of the Effective Date. No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan will continue following the Effective Date in accordance with their terms. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for shares of Common Stock under such awards to be added to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).
21.   Governing Law.   This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Georgia.
22.   Stock-Based Awards in Substitution for Awards Granted by Another Company.   Notwithstanding anything in this Plan to the contrary:
(a)   Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(b)   In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(c)   Any Common Stock that is issued or transferred by, or that is subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan, except as otherwise provided in this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.
2026 PROXY STATEMENT / FLOWERS FOODS, INC.	B- 13

FLOWERS FOODS, INC. 1919 FLOWERS CIRCLE THOMASVILLE, GA 31757 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2026 (11:59 P.M. Eastern Time on May 27, 2026 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FLO2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2026 (11:59 P.M. Eastern Time on May 27, 2026 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY FLOWERS FOODS, INC. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL DIRECTOR-NOMINEES IN PROPOSAL 1, AND VOTE "FOR" PROPOSALS 2, 3, AND 4. 1. Election of Nine Director-Nominees to Serve for One-Year Terms Nominees: For Against Abstain 2. For Approval, on an Advisory Basis, of the Company’s Named Against Abstain 1a. 1b. 1c. A. Ryals McMullian Thomas C. Chubb, III Rhonda O. Gass !!! !!! !!! 3. 4. Executive Officer Compensation Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm Approval of the Flowers Foods, Inc. 2026 Equity and Incentive Compensation Plan !!! !!! !!! 1d. 1e. 1f. 1g. 1h. 1i. Brigitte H. King Margaret G. Lewis W. Jameson McFadden Joanne D. Smith Sterling A. Spainhour James T. Spear !!! !!! !!! !!! !!! !!! NOTE: In their discretion, the proxies are authorized to vote on any other matters that may properly come before the annual meeting or any adjournment or postponement thereof. Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

FLOWERS FOODS, INC. Dear Shareholder, Please take note of the important information enclosed with this proxy card. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on May 29, 2026 (the "Annual Meeting"). If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the "401(k) plan"), you have the right to direct Empower Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of share that are eligible to vote is based on the balance in the 401(k) plan on March 24, 2026, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Empower Trust Company, LLC, as Trustee, you will not be able to vote these shares in the 401(k) plan online during the Annual Meeting on May 29, 2026. If stock is owned directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this proxy card. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker. Thank you. Flowers Foods, Inc. The 2026 Annual Meeting of Shareholders will be held virtually via the Internet at www.virtualshareholdermeeting.com/FLO2026 on May 29, 2026 at 11:30 a.m., Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, Proxy Card, and Annual Report are available at www.proxyvote.com. V90670-P45913 FLOWERS FOODS, INC. 1919 Flowers Circle Thomasville, Georgia 31757 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2026 The undersigned hereby appoints A. Ryals McMullian, D. Anthony Scaglione, and Stephanie B. Tillman as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on March 24, 2026, by the undersigned at the Annual Meeting of Shareholders (the "Annual Meeting") to be held virtually via the Internet at www.virtualshareholdermeeting.com/FLO2026 on May 29, 2026 at 11:30 a.m., Eastern Time, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan (the "401(k) plan"), you have the right to direct Empower Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee. The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, "FOR" PROPOSALS 2, 3, AND 4, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY